Filed pursuant to Rule 424(b)(3)
File No. 333-260095
Blue Owl Technology Income Corp.
Supplement No. 3 dated November 8, 2024
To
Prospectus dated April 18, 2024
This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Blue Owl Technology Income Corp. dated April 18, 2024, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.
Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 44 of the Prospectus before you decide to invest in our common stock.

RECENT DEVELOPMENTS
Quarterly Report on Form 10-Q
On November 7, 2024, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-Q
(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2024
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission File Number: 801-113628
BLUE OWL TECHNOLOGY INCOME CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	87-1346173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue	10022
New York, New York
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 419-3000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. YES ☐ NO ☒
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒

As of November 7, 2024, the registrant had 66,437,536, 1,495,966 and 216,800,731 shares of Class S, Class D and Class I common stock, $0.01, par value per share, outstanding, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Technology Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the 2024 U.S. presidential election, and the risk of recession or a shutdown of government could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;
•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I. FINANCIAL INFORMATION
Item 1. Consolidated Financial Statements
Blue Owl Technology Income Corp.
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Investments at fair value
Non-controlled, non affiliated investments (amortized cost of $4,940,863 and $3,212,270, respectively)	$4,963,160	$3,233,740
Non-controlled, affiliated investments (amortized cost of $12,318 and $12,358, respectively)	13,429	13,001
Controlled, affiliated investments (amortized cost of $2,189 and $—, respectively)	2,187	—
Total investments at fair value (amortized cost of $4,955,370 and $3,224,628, respectively)	4,978,776	3,246,741
Cash	91,104	47,861
Interest receivable	47,114	31,525
Due from Adviser	—	37
Investments funded in advance	63,907	—
Prepaid expenses and other assets	8,240	1,257
Total Assets	$5,189,141	$3,327,421
Liabilities
Debt (net of unamortized debt issuance costs of $21,138 and $16,760, respectively)	$2,111,722	$1,349,650
Distribution payable	28,689	16,870
Tender offer payable	72,281	40,291
Management fee payable	2,934	1,836
Incentive fee payable	12,077	9,617
Payable for investments purchased	29,355	14,874
Due to Adviser	1,277	963
Accrued expenses and other liabilities	26,584	11,717
Total Liabilities	2,284,919	1,445,818
Commitments and contingencies (Note 7)
Net Assets
Class S Common shares $0.01 par value, 1,000,000,000 shares authorized; 64,933,059 and 40,514,803 issued and outstanding, respectively	649	405
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 1,424,526 and 2,571,718 issued and outstanding, respectively	14	26
Class I Common shares $0.01 par value, 1,000,000,000 shares authorized; 212,056,486 and 138,158,948 shares issued and outstanding, respectively	2,121	1,382
Additional paid-in-capital	2,835,907	1,823,264
Accumulated undistributed (overdistributed) earnings	65,531	56,526
Total Net Assets	2,904,222	1,881,603
Total Liabilities and Net Assets	$5,189,141	$3,327,421
Net Asset Value Per Class S Share	$10.43	$10.38
Net Asset Value Per Class D Share	$10.43	$10.38
Net Asset Value Per Class I Share	$10.43	$10.38
____________________________________________________________________________________________________________
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$122,558	$66,714	$326,047	$168,614
PIK interest income	5,708	5,111	16,586	13,021
PIK dividend income	5,038	3,520	14,023	14,888
Dividend income	2,494	2,516	7,470	5,447
Other income	1,682	1,110	5,422	2,351
Total investment income from non-controlled, non-affiliated investments	137,480	78,971	369,548	204,321
Investment income from non-controlled, affiliated investments:
Dividend income	8	23	48	138
Total investment income from non-controlled, affiliated investments	8	23	48	138
Total Investment Income	137,488	78,994	369,596	204,459
Operating Expenses
Offering costs	1,065	31	3,780	34
Interest expense	42,641	23,320	111,823	63,785
Management fees	8,421	4,364	21,516	11,285
Capital gains incentive fees	(7)	329	(203)	329
Performance based incentive fees	9,986	6,061	26,884	15,569
Professional fees	1,695	827	5,836	1,433
Directors' fees	367	196	1,285	326
Shareholder servicing fees	1,409	682	3,586	1,481
Other general and administrative	1,788	1,091	6,307	1,569
Total Operating Expenses	67,365	36,901	180,814	95,811
Net Investment Income (Loss) Before Taxes	70,123	42,093	188,782	108,648
Income tax expense (benefit), including excise tax expense (benefit)	211	175	391	205
Net Investment Income (Loss) After Taxes	$69,912	$41,918	$188,391	$108,443

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(3,168)	$10,355	$(4,180)	$15,228
Non-controlled, affiliated investments	181	—	468	—
Controlled, affiliated investments	(2)	—	(2)	—
Translation of assets and liabilities in foreign currencies	33	65	(400)	73
Total Net Change in Unrealized Gain (Loss)	(2,956)	10,420	(4,114)	15,301
Net realized gain (loss):
Non-controlled, non-affiliated investments	2,829	581	2,829	579
Foreign currency transactions	65	(56)	(339)	(132)
Total Net Realized Gain (Loss)	2,894	525	2,490	447
Total Net Realized and Change in Unrealized Gain (Loss)	(62)	10,945	(1,624)	15,748
Total Net Increase (Decrease) in Net Assets Resulting from Operations	$69,850	$52,863	$186,767	$124,191

Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class S Common Stock	$14,892	$10,228	$39,433	$20,249
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class D Common Stock	$357	$651	$1,067	$971
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class I Common Stock	$54,601	$41,984	$146,267	$102,971

Earnings Per Share - Basic and Diluted of Class S Common Stock	$0.24	$0.34	$0.74	$0.90
Weighted Average Shares of Class S Common Stock Outstanding - Basic and Diluted	62,568,308	30,511,662	53,444,982	22,510,211
Earnings Per Share - Basic and Diluted of Class D Common Stock	$0.26	$0.35	$0.79	$0.95
Weighted Average Shares of Class D Common Stock Outstanding - Basic and Diluted	1,397,480	1,853,209	1,353,150	1,026,228
Earnings Per Share - Basic and Diluted of Class I Common Stock	$0.26	$0.35	$0.80	$0.98
Weighted Average Shares of Class I Common Stock Outstanding - Basic and Diluted	210,057,159	118,352,286	182,288,651	105,538,966

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Non-controlled/non-affiliated portfolio company investments
Debt Investments(6)
Aerospace & Defense
Bleriot US Bidco Inc.(8)(14)	First lien senior secured loan	S +	3.25%	10/2030	$6,765	$6,763	$6,767	0.2%
Dynasty Acquisition Co., Inc. (dba StandardAero Limited)(7)(14)	First lien senior secured loan	S +	3.50%	08/2028	5,955	5,952	5,956	0.2%
ManTech International Corporation(8)	First lien senior secured loan	S +	5.00%	09/2029	45,533	45,533	45,533	1.6%
ManTech International Corporation(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	06/2025	—	—	—	—%
ManTech International Corporation(16)	First lien senior secured revolving loan	S +	5.00%	09/2028	—	—	—	—%
Peraton Corp.(7)(14)	First lien senior secured loan	S +	3.75%	02/2028	3,037	3,025	2,916	0.1%
						61,273	61,172	2.1%
Application Software
AI Titan Parent, Inc. (dba Prometheus Group)(8)	First lien senior secured loan	S +	4.75%	08/2031	27,547	27,275	27,272	0.9%
AI Titan Parent, Inc. (dba Prometheus Group)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	4.75%	09/2026	—	(27)	(28)	—%
AI Titan Parent, Inc. (dba Prometheus Group)(16)(17)	First lien senior secured revolving loan	S +	4.75%	08/2031	—	(34)	(34)	—%
AlphaSense, Inc.(7)	First lien senior secured loan	S +	6.25%	06/2029	20,052	19,859	19,851	0.7%
AlphaSense, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.25%	12/2025	—	(38)	(40)	—%
AlphaSense, Inc.(16)(18)	First lien senior secured delayed draw term loan	S +	6.25%	06/2029	—	—	—	—%
Anaplan, Inc.(8)	First lien senior secured loan	S +	5.25%	06/2029	92,757	92,731	92,757	3.2%
Anaplan, Inc.(16)	First lien senior secured revolving loan	S +	5.25%	06/2028	—	—	—	—%
Armstrong Bidco Limited(11)(21)	First lien senior secured GBP term loan	SA +	5.25%	06/2029	£26,570	32,084	35,462	1.2%
Armstrong Bidco Limited(11)(21)	First lien senior secured GBP delayed draw term loan	SA +	5.25%	06/2029	£13,863	16,748	18,502	0.6%
Artifact Bidco, Inc. (dba Avetta)(8)	First lien senior secured loan	S +	4.50%	07/2031	11,042	10,989	10,987	0.4%
Artifact Bidco, Inc. (dba Avetta)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	4.50%	07/2027	—	(6)	(7)	—%
Artifact Bidco, Inc. (dba Avetta)(16)(17)	First lien senior secured revolving loan	S +	4.50%	07/2030	—	(10)	(10)	—%
Avalara, Inc.(8)	First lien senior secured loan	S +	6.25%	10/2028	22,727	22,473	22,727	0.8%
Avalara, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.25%	10/2028	—	(23)	—	—%
Boxer Parent Company Inc. (f/k/a BMC)(8)(14)	First lien senior secured loan	S +	3.75%	07/2031	63,905	63,750	63,732	2.2%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Central Parent Inc. (dba CDK Global Inc.)(8)(14)	First lien senior secured loan	S +	3.25%	07/2029	39,700	39,700	39,251	1.4%
Coupa Holdings, LLC(8)	First lien senior secured loan	S +	5.50%	02/2030	783	783	783	—%
Coupa Holdings, LLC(16)(18)	First lien senior secured delayed draw term loan	S +	5.50%	08/2025	—	—	—	—%
Coupa Holdings, LLC(16)	First lien senior secured revolving loan	S +	5.50%	02/2029	—	—	—	—%
Fullsteam Operations, LLC(8)	First lien senior secured loan	S +	8.25%	11/2029	662	644	662	—%
Fullsteam Operations, LLC(8)(16)(18)	First lien senior secured delayed draw term loan	S +	8.25%	05/2025	198	193	198	—%
Fullsteam Operations, LLC(8)(16)(18)	First lien senior secured delayed draw term loan	S +	8.25%	11/2025	86	83	86	—%
Fullsteam Operations, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	7.00%	08/2025	—	(2)	(1)	—%
Fullsteam Operations, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	7.00%	02/2026	—	(1)	—	—%
Fullsteam Operations, LLC(16)(17)	First lien senior secured revolving loan	S +	8.25%	11/2029	—	(1)	—	—%
Granicus, Inc.(8)	First lien senior secured loan	S +	5.75% (2.25PIK)	01/2031	11,723	11,615	11,723	0.4%
Granicus, Inc.(7)(18)	First lien senior secured delayed draw term loan	S +	5.25% (2.25PIK)	01/2026	1,739	1,723	1,722	0.1%
Granicus, Inc.(16)(17)	First lien senior secured revolving loan	S +	5.25%	01/2031	—	(15)	—	—%
JS Parent, Inc. (dba Jama Software)(8)	First lien senior secured loan	S +	5.00%	04/2031	13,676	13,611	13,608	0.5%
JS Parent, Inc. (dba Jama Software)(16)(17)	First lien senior secured revolving loan	S +	5.00%	04/2031	—	(6)	(7)	—%
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(7)(21)	First lien senior secured loan	S +	5.25%	07/2028	100,504	100,384	100,504	3.5%
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(16)(17)(21)	First lien senior secured revolving loan	S +	5.25%	07/2028	—	(36)	—	—%
Ministry Brands Holdings, LLC(7)	First lien senior secured loan	S +	5.50%	12/2028	18,955	18,696	18,763	0.6%
Ministry Brands Holdings, LLC(16)(17)	First lien senior secured revolving loan	S +	5.50%	12/2027	—	(18)	(17)	—%
Perforce Software, Inc.(7)	First lien senior secured loan	S +	4.50%	07/2026	14,663	14,492	14,663	0.5%
Perforce Software, Inc.(7)(14)	First lien senior secured loan	S +	4.75%	03/2031	4,988	4,964	4,969	0.2%
Simpler Postage, Inc. (dba Easypost)(7)	First lien senior secured loan	S +	7.00%	06/2029	19,576	18,613	18,597	0.6%
Simpler Postage, Inc. (dba Easypost)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	7.00%	06/2026	—	(33)	(39)	—%
Simpler Postage, Inc. (dba Easypost)(16)(18)	First lien senior secured delayed draw term loan	S +	8.00%	06/2026	—	—	—	—%
Xplor T1, LLC(8)	First lien senior secured loan	S +	4.25%	06/2031	40,000	39,806	40,200	1.4%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Zendesk, Inc.(8)	First lien senior secured loan	S +	5.00%	11/2028	60,058	59,183	60,058	2.1%
Zendesk, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.00%	11/2025	—	(376)	—	—%
Zendesk, Inc.(16)(17)	First lien senior secured revolving loan	S +	5.00%	11/2028	—	(83)	—	—%
						609,690	616,894	21.2%
Banks
Finastra USA, Inc.(8)(21)	First lien senior secured loan	S +	7.25%	09/2029	60,111	59,513	60,111	2.1%
Finastra USA, Inc.(8)(16)(21)	First lien senior secured revolving loan	S +	7.25%	09/2029	2,903	2,840	2,903	0.1%
						62,353	63,014	2.2%
Beverages
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(7)	First lien senior secured loan	S +	6.25%	03/2027	38,497	38,114	37,920	1.3%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	S +	5.00%	11/2027	6,365	6,284	6,365	0.2%
EET Buyer, Inc. (dba e-Emphasys)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.00%	04/2026	—	(3)	—	—%
EET Buyer, Inc. (dba e-Emphasys)(16)(17)	First lien senior secured revolving loan	S +	5.00%	11/2027	—	(4)	—	—%
						6,277	6,365	0.2%
Buildings & Real Estate
Associations, Inc.(8)	First lien senior secured loan	S +	6.50%	07/2028	66,266	66,203	66,266	2.3%
Associations, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.50%	07/2028	—	(5)	—	—%
Associations, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.50%	07/2028	—	(4)	—	—%
Associations Finance, Inc.(15)	Unsecured Notes		14.25%PIK	05/2030	25,731	25,549	25,730	0.9%
						91,743	91,996	3.2%
Capital Markets
Cresset Capital Management, LLC(7)	First lien senior secured loan	S +	5.00%	06/2030	7,816	7,741	7,738	0.3%
Cresset Capital Management, LLC(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	09/2025	—	—	—	—%
Cresset Capital Management, LLC(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	06/2026	—	—	—	—%
Cresset Capital Management, LLC(16)(17)	First lien senior secured revolving loan	S +	5.00%	06/2029	—	(10)	(11)	—%
						7,731	7,727	0.3%
Commercial Services & Supplies
Access CIG, LLC(8)(14)	First lien senior secured loan	S +	5.00%	08/2028	14,862	14,628	14,906	0.5%
Charter NEX US, Inc.(7)(14)	First lien senior secured loan	S +	3.25%	12/2027	9,897	9,897	9,896	0.3%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Denali BuyerCo, LLC (dba Summit Companies)(8)	First lien senior secured loan	S +	5.50%	09/2028	41,501	40,840	41,501	1.4%
Pye-Barker Fire & Safety, LLC(8)	First lien senior secured loan	S +	4.50%	05/2031	22,217	22,110	22,106	0.8%
Pye-Barker Fire & Safety, LLC(8)(16)(18)	First lien senior secured delayed draw term loan	S +	4.50%	05/2026	1,224	1,169	1,167	—%
Pye-Barker Fire & Safety, LLC(8)(16)	First lien senior secured revolving loan	S +	4.50%	05/2030	536	516	514	—%
SimpliSafe Holding Corporation(7)	First lien senior secured loan	S +	6.25%	05/2028	68,016	67,172	68,016	2.3%
						156,332	158,106	5.4%
Construction & Engineering
Dodge Construction Network LLC(8)(14)	First lien senior secured loan	S +	4.75%	02/2029	12,219	12,090	8,986	0.3%
Engineered Machinery Holdings, Inc. (dba Duravant)(8)(14)	First lien senior secured loan	S +	3.75%	05/2028	16,840	16,756	16,882	0.6%
						28,846	25,868	0.9%
Consumer Finance
Klarna Holding AB(8)(21)	Subordinated Floating Rate Notes	S +	7.00%	04/2034	32,666	32,666	32,666	1.1%
Containers & Packaging
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(7)(14)	First lien senior secured loan	S +	4.00%	01/2027	7,463	7,446	7,462	0.3%
Five Star Lower Holding LLC(8)(14)	First lien senior secured loan	S +	4.25%	05/2029	21,438	21,207	20,865	0.7%
Pro Mach Group, Inc.(7)(14)	First lien senior secured loan	S +	3.50%	08/2028	4,988	4,988	5,001	0.2%
Tricorbraun Holdings, Inc.(7)(14)	First lien senior secured loan	S +	3.25%	03/2028	9,924	9,876	9,721	0.3%
						43,517	43,049	1.5%
Diversified Consumer Services
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(7)(14)	First lien senior secured loan	S +	3.50%	10/2029	24,775	24,746	24,824	0.9%
Icefall Parent, Inc. (dba EngageSmart)(7)	First lien senior secured loan	S +	6.50%	01/2030	20,543	20,168	20,441	0.7%
Icefall Parent, Inc. (dba EngageSmart)(16)(17)	First lien senior secured revolving loan	S +	6.50%	01/2030	—	(35)	(10)	—%
Learning Care Group (US) No. 2 Inc.(7)(14)	First lien senior secured loan	S +	4.00%	08/2028	7,425	7,425	7,458	0.3%
Litera Bidco LLC(7)	First lien senior secured loan	S +	5.00%	05/2028	40,523	40,337	40,321	1.4%
Litera Bidco LLC(7)(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	11/2026	5,319	5,281	5,277	0.2%
Litera Bidco LLC(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	05/2027	—	—	—	—%
Litera Bidco LLC(16)(17)	First lien senior secured revolving loan	S +	5.00%	05/2028	—	(12)	(13)	—%
Relativity ODA LLC(7)	First lien senior secured loan	S +	4.50%	05/2029	45,112	44,933	44,927	1.5%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Relativity ODA LLC(16)(17)	First lien senior secured revolving loan	S +	4.50	05/2029	—	(15)	(16)	—%
						142,828	143,209	4.9%
Diversified Financial Services
BCPE Pequod Buyer, Inc. (dba Envestnet)(8)(14)	First lien senior secured loan	S +	3.50%	09/2031	25,000	24,447	24,880	0.9%
Blackhawk Network Holdings, Inc.(7)(14)	First lien senior secured loan	S +	5.00%	03/2029	89,775	88,008	90,107	3.1%
BTRS Holdings Inc.. (dba Billtrust)(8)	First lien senior secured loan	S +	8.00%	12/2028	2,309	2,255	2,297	0.1%
BTRS Holdings Inc.. (dba Billtrust)(8)(16)(18)	First lien senior secured delayed draw term loan	S +	8.00%	12/2024	170	170	169	—%
BTRS Holdings Inc.. (dba Billtrust)(8)(16)	First lien senior secured revolving loan	S +	7.25%	12/2028	92	87	91	—%
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S +	5.25%	11/2029	38,799	38,380	38,799	1.3%
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S +	4.75%	11/2029	33,328	33,162	33,161	1.1%
Computer Services, Inc. (dba CSI)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.25%	02/2026	—	(51)	—	—%
Deerfield Dakota Holdings(8)(14)	First lien senior secured loan	S +	3.75%	04/2027	10,105	9,979	9,889	0.3%
Minotaur Acquisition, Inc. (dba Inspira Financial)(7)	First lien senior secured loan	S +	5.00%	06/2030	54,035	53,517	53,495	1.8%
Minotaur Acquisition, Inc. (dba Inspira Financial)(7)(18)	First lien senior secured delayed draw term loan	S +	5.00%	05/2025	9,006	8,876	8,871	0.3%
Minotaur Acquisition, Inc. (dba Inspira Financial)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.00%	05/2026	—	(42)	(45)	—%
Minotaur Acquisition, Inc. (dba Inspira Financial)(16)(17)	First lien senior secured revolving loan	S +	5.00%	06/2030	—	(52)	(55)	—%
Pushpay USA Inc.(8)	First lien senior secured loan	S +	4.50%	08/2031	5,000	4,951	4,950	0.2%
Smarsh Inc.(8)	First lien senior secured loan	S +	5.75%	02/2029	26,667	26,480	26,667	0.9%
Smarsh Inc.(8)(16)(18)	First lien senior secured delayed draw term loan	S +	5.75%	02/2025	3,333	3,289	3,333	0.1%
Smarsh Inc.(16)(17)	First lien senior secured revolving loan	S +	5.75%	02/2029	—	(2)	—	—%
						293,454	296,609	10.2%
Diversified Telecommunication Services
Level 3 Financing, Inc.(7)(14)(21)	First lien senior secured loan	S +	6.56%	04/2029	8,116	8,030	8,276	0.3%
Level 3 Financing, Inc.(7)(14)(21)	First lien senior secured loan	S +	6.56%	04/2030	8,116	8,016	8,248	0.3%
						16,046	16,524	0.6%
Entertainment
Aerosmith Bidco Limited (dba Audiotonix)(9)(21)	First lien senior secured loan	S +	5.25	07/2031	70,064	69,181	69,164	2.4%
Aerosmith Bidco Limited (dba Audiotonix)(16)(17)(18)(21)	First lien senior secured multi-draw term loan	S +	5.25	07/2027	—	(41)	(43)	—%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Aerosmith Bidco Limited (dba Audiotonix)(16)(17)(21)	First lien senior secured multi-currency revolving loan	S +	5.25	07/2030	—	(112)	(115)	—%
						69,028	69,006	2.4%
Equity Real Estate Investment Trusts (REITs)
Storable, Inc.(7)(14)	First lien senior secured loan	S +	3.50%	04/2028	49,744	49,416	49,834	1.7%
Food & Staples Retailing
Fiesta Purchaser, Inc. (dba Shearer's Foods)(7)(14)	First lien senior secured loan	S +	4.00	02/2031	9,975	9,629	9,973	0.3%
Fiesta Purchaser, Inc. (dba Shearer's Foods)(8)(16)	First lien senior secured revolving loan	S +	4.50%	02/2029	52	8	51	—%
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(7)	First lien senior secured loan	S +	5.00	12/2028	146,117	146,117	146,117	5.0%
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(7)(16)	First lien senior secured revolving loan	S +	4.93%	12/2027	5,074	5,074	5,074	0.2%
						160,828	161,215	5.6%
Health Care Technology
Athenahealth Group Inc.(7)(14)	First lien senior secured loan	S +	3.25%	02/2029	20,567	19,779	20,417	0.7%
Color Intermediate, LLC (dba ClaimsXten)(8)	First lien senior secured loan	S +	4.75	10/2029	38,933	38,933	38,933	1.3%
Cotiviti, Inc.(7)	First lien senior secured loan	S +	3.25%	05/2031	24,875	24,759	24,875	0.9%
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(7)	First lien senior secured loan	S +	5.00%	08/2031	84,808	84,325	84,321	2.9%
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(16)(18)	First lien senior secured delayed draw term loan	S +	5.25%	08/2026	—	—	—	—%
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(16)(17)	First lien senior secured revolving loan	S +	5.00%	08/2031	—	(41)	(42)	—%
Ensemble RCM, LLC(8)(14)	First lien senior secured loan	S +	3.00%	08/2029	12,450	12,369	12,460	0.4%
GI Ranger Intermediate, LLC (dba Rectangle Health)(8)	First lien senior secured loan	S +	6.00%	10/2028	4,195	4,137	4,122	0.1%
GHX Ultimate Parent Corporation (dba Global Healthcare Exchange)(8)(14)	First lien senior secured loan	S +	4.00%	06/2027	16,066	16,049	16,106	0.6%
Greenway Health, LLC(9)	First lien senior secured loan	S +	6.75%	04/2029	4,677	4,554	4,595	0.2%
Hyland Software, Inc.(7)	First lien senior secured loan	S +	6.00%	09/2030	40,186	39,647	39,985	1.4%
Hyland Software, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.00%	09/2029	—	(24)	(10)	—%
Iconic IMO Merger Sub, Inc.(10)	First lien senior secured loan	S +	5.50%	05/2029	23,040	22,702	22,982	0.8%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Iconic IMO Merger Sub, Inc.(16)(17)	First lien senior secured revolving loan	S +	5.50%	05/2028	—	(30)	(6)	—%
Imprivata, Inc.(8)(14)	First lien senior secured loan	S +	3.50%	12/2027	20,566	20,566	20,619	0.7%
Indikami Bidco, LLC (dba IntegriChain)(7)	First lien senior secured loan	S +	6.50 (2.50 PIK)	12/2030	32,465	31,793	31,978	1.1%
Indikami Bidco, LLC (dba IntegriChain)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00	12/2025	—	(32)	—	—%
Indikami Bidco, LLC (dba IntegriChain)(7)(16)	First lien senior secured revolving loan	S +	6.00%	06/2030	1,153	1,090	1,105	—%
Inovalon Holdings, Inc.(8)	First lien senior secured loan	S +	6.25 (2.75 PIK)	11/2028	14,644	14,418	14,461	0.5%
Inovalon Holdings, Inc.(8)	Second lien senior secured loan	S +	10.50% PIK	11/2033	51,755	51,241	51,238	1.8%
Interoperability Bidco, Inc. (dba Lyniate)(7)	First lien senior secured loan	S +	6.25	03/2028	27,978	27,885	27,559	0.9%
Interoperability Bidco, Inc. (dba Lyniate)(8)(16)	First lien senior secured revolving loan	S +	6.25	03/2028	407	406	387	—%
Neptune Holdings, Inc. (dba NexTech)(7)	First lien senior secured loan	S +	5.75%	08/2030	30,651	29,968	30,497	1.1%
Neptune Holdings, Inc. (dba NexTech)(16)(17)	First lien senior secured revolving loan	S +	5.75%	08/2029	—	(87)	(21)	—%
Project Ruby Ultimate Parent Corp. (dba Wellsky)(7)(14)	First lien senior secured loan	S +	3.50%	03/2028	24,875	24,768	24,858	0.9%
RL Datix Holdings (USA), Inc.(8)	First lien senior secured loan	S +	5.50%	04/2031	29,817	29,532	29,518	1.0%
RL Datix Holdings (USA), Inc.(11)	First lien senior secured GBP term loan	SA +	5.50%	04/2031	£13,808	17,082	18,336	0.6%
RL Datix Holdings (USA), Inc.(16)(18)	First lien senior secured delayed draw term loan	S +	5.50%	04/2027	—	—	—	—%
RL Datix Holdings (USA), Inc.(16)(17)	First lien senior secured revolving loan	S +	5.50%	10/2030	—	(55)	(59)	—%
Salinger Bidco Inc. (dba Surgical Information Systems)(8)	First lien senior secured loan	S +	5.75%	08/2031	67,031	66,042	66,026	2.3%
Salinger Bidco Inc. (dba Surgical Information Systems)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.75%	08/2026	—	(47)	(48)	—%
Salinger Bidco Inc. (dba Surgical Information Systems)(16)(17)	First lien senior secured revolving loan	S +	5.75%	05/2031	—	(113)	(116)	—%
Zelis Cost Management Buyer, Inc.(7)(14)	First lien senior secured loan	S +	2.75%	09/2029	9,950	9,905	9,939	0.3%
						591,521	595,015	20.5%
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc.(8)	First lien senior secured loan	S +	3.75%	02/2029	14,885	14,764	14,923	0.5%
Medline Borrower, LP(7)(14)	First lien senior secured loan	S +	2.75%	10/2028	22,820	22,820	22,818	0.8%
Packaging Coordinators Midco, Inc.(8)(14)	First lien senior secured loan	S +	3.25%	11/2027	4,987	4,987	4,983	0.2%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

PerkinElmer U.S. LLC(7)	First lien senior secured loan	S +	5.00%	03/2029	48,512	48,490	48,270	1.7%
PerkinElmer U.S. LLC(7)(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	05/2026	7,414	7,324	7,377	0.3%
Resonetics, LLC(7)(14)	First lien senior secured loan	S +	3.75%	06/2031	10,000	9,976	10,005	0.3%
						108,361	108,376	3.7%
Health Care Providers & Services
Azalea TopCo, Inc. (dba Press Ganey)(7)(14)	First lien senior secured loan	S +	3.50%	04/2031	5,000	4,952	4,988	0.2%
Covetrus, Inc.(8)	Second lien senior secured loan	S +	9.25%	10/2030	25,000	24,569	23,875	0.8%
Engage Debtco Limited(8)(21)	First lien senior secured loan	S +	6.00% (2.50% PIK)	07/2029	12,821	12,590	12,500	0.4%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(9)	First lien senior secured loan	S +	6.25%	12/2029	43,053	42,286	42,838	1.5%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(8)(16)	First lien senior secured revolving loan	S +	6.25%	12/2029	734	634	705	—%
MED ParentCo, LP(7)(14)	First lien senior secured loan	S +	4.00%	04/2031	15,000	14,929	15,008	0.5%
OneOncology, LLC(8)	First lien senior secured loan	S +	6.25%	06/2030	14,143	13,959	14,143	0.5%
OneOncology, LLC(8)(18)	First lien senior secured delayed draw term loan	S +	6.25%	12/2024	5,344	5,255	5,344	0.2%
OneOncology, LLC(8)(16)(18)	First lien senior secured delayed draw term loan	S +	5.00%	06/2025	7,036	6,976	6,974	0.2%
OneOncology, LLC(16)(17)	First lien senior secured revolving loan	S +	6.25%	06/2029	—	(33)	—	—%
PetVet Care Centers, LLC(7)	First lien senior secured loan	S +	6.00%	11/2030	38,956	38,601	38,177	1.3%
PetVet Care Centers, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00%	11/2025	—	(22)	(51)	—%
PetVet Care Centers, LLC(16)(17)	First lien senior secured revolving loan	S +	6.00%	11/2029	—	(48)	(107)	—%
Phantom Purchaser, Inc.(8)	First lien senior secured loan	S +	5.00%	09/2031	8,909	8,820	8,820	0.3%
Phantom Purchaser, Inc.(16)(17)	First lien senior secured revolving loan	S +	5.00%	09/2031	—	(11)	(11)	—%
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured loan	S +	5.75%	05/2029	16,676	16,432	16,468	0.6%
Plasma Buyer LLC (dba PathGroup)(8)(16)(18)	First lien senior secured delayed draw term loan	S +	6.25%	09/2025	377	369	372	—%
Plasma Buyer LLC (dba PathGroup)(8)(16)	First lien senior secured revolving loan	S +	5.75%	05/2028	1,059	1,036	1,035	—%
TC Holdings, LLC (dba TrialCard)(8)	First lien senior secured loan	S +	5.00%	04/2027	8,728	8,679	8,728	0.3%
TC Holdings, LLC (dba TrialCard)(16)(17)	First lien senior secured revolving loan	S +	5.00%	04/2027	—	(5)	—	—%
						199,968	199,806	6.9%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Hotels, Restaurants & Leisure
Par Technology Corporation(8)(21)	First lien senior secured loan	S +	5.00%	07/2029	30,857	30,394	30,376	1.0%
Troon Golf, LLC(8)	First lien senior secured loan	S +	4.50%	08/2028	20,263	20,263	20,263	0.7%
Troon Golf, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	4.50%	09/2026	—	(8)	(8)	—%
Troon Golf, LLC(16)	First lien senior secured revolving loan	S +	4.50%	08/2028	—	—	—	—%
						50,649	50,631	1.7%
Industrial Conglomerates
Aptean Acquiror, Inc. (dba Aptean)(7)	First lien senior secured loan	S +	5.25%	01/2031	32,957	32,653	32,792	1.1%
Aptean Acquiror, Inc. (dba Aptean)(8)(16)(18)	First lien senior secured delayed draw term loan	S +	5.25%	01/2026	81	60	81	—%
Aptean Acquiror, Inc. (dba Aptean)(16)(17)	First lien senior secured revolving loan	S +	5.25%	01/2031	—	(26)	(15)	—%
						32,687	32,858	1.1%
Insurance
Acrisure, LLC(7)(14)(21)	First lien senior secured loan	S +	3.25%	11/2030	10,511	10,511	10,399	0.4%
Acrisure, LLC(14)(15)(21)	Unsecured notes		8.50%	06/2029	3,000	3,000	3,137	0.1%
AmeriLife Holdings LLC(8)	First lien senior secured loan	S +	5.00%	08/2029	25,846	25,444	25,846	0.9%
AmeriLife Holdings LLC(8)(18)	First lien senior secured delayed draw term loan	S +	5.00%	10/2025	299	291	299	—%
AmeriLife Holdings LLC(8)(18)	First lien senior secured delayed draw term loan	S +	5.00%	06/2026	1,434	1,420	1,434	—%
AmeriLife Holdings LLC(16)(17)	First lien senior secured revolving loan	S +	5.00%	08/2028	—	(30)	—	—%
Applied Systems, Inc.(8)(14)(25)	First lien senior secured loan	S +	3.00%	02/2031	6,983	6,974	6,983	0.2%
Ardonagh Midco 3 PLC(9)(14)(21)	First lien senior secured loan	S +	3.75%	02/2031	15,000	14,927	15,009	0.5%
AssuredPartners, Inc.(7)(14)	First lien senior secured loan	S +	3.50%	02/2031	9,950	9,938	9,938	0.3%
Asurion, LLC(7)(14)	First lien senior secured loan	S +	3.25%	12/2026	12,672	12,212	12,658	0.4%
Asurion, LLC(7)(14)	First lien senior secured loan	S +	4.25%	08/2028	2,977	2,958	2,930	0.1%
Asurion, LLC(7)(14)	Second lien senior secured loan	S +	5.25%	01/2029	29,332	27,836	27,050	0.9%
Diamond Insure Bidco (dba Acturis)(13)(21)	First lien senior secured EUR term loan	E +	4.25%	07/2031	€625	657	683	—%
Diamond Insure Bidco (dba Acturis)(11)(21)	First lien senior secured GBP term loan	SA +	4.50%	07/2031	£2,042	2,532	2,684	0.1%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(8)	First lien senior secured loan	S +	7.50%	03/2029	909	891	905	—%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(16)(17)	First lien senior secured revolving loan	S +	7.50%	03/2029	—	(2)	—	—%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Galway Borrower LLC(16)(18)	First lien senior secured delayed draw term loan	S +	4.50%	07/2026	—	—	—	—%
Galway Borrower LLC(8)(16)	First lien senior secured revolving loan	S +	4.50%	09/2028	206	199	206	—%
Hub International(8)(14)	First lien senior secured loan	S +	3.00%	06/2030	12,413	12,413	12,393	0.4%
Hyperion Refinance S.à r.l (dba Howden Group)(7)(14)(21)	First lien senior secured loan	S +	3.50%	02/2031	29,850	29,711	29,853	1.0%
Integrated Specialty Coverages, LLC(9)	First lien senior secured loan	S +	6.00%	07/2030	65,595	64,682	65,595	2.3%
Integrated Specialty Coverages, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00	01/2025	—	(9)	—	—%
Integrated Specialty Coverages, LLC(16)(17)	First lien senior secured revolving loan	S +	6.00%	07/2029	—	(72)	—	—%
Integrity Marketing Acquisition, LLC(8)	First lien senior secured loan	S +	5.00	08/2028	61,570	61,258	61,252	2.1%
Integrity Marketing Acquisition, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.00%	08/2026	—	(27)	(28)	—%
Integrity Marketing Acquisition, LLC(16)(17)	First lien senior secured revolving loan	S +	5.00%	08/2028	—	(9)	(9)	—%
Mitchell International, Inc.(7)(14)	First lien senior secured loan	S +	3.25%	06/2031	22,700	22,590	22,346	0.8%
Mitchell International, Inc.(7)(14)	Second lien senior secured loan	S +	5.25%	06/2032	7,300	7,264	7,166	0.2%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(7)	First lien senior secured loan	S +	5.50%	11/2028	24,388	24,389	24,388	0.8%
Truist Insurance Holdings, LLC(8)(14)	First lien senior secured loan	S +	3.25%	05/2031	15,000	14,805	14,963	0.5%
Truist Insurance Holdings, LLC(8)(14)(16)	First lien senior secured revolving loan	S +	3.25%	05/2029	90	90	84	—%
						356,843	358,164	12.3%
Internet & Direct Marketing Retail
Aurelia Netherlands Midco 2 B.V.(13)(21)	First lien senior secured EUR term loan	E +	5.75%	05/2031	€25,283	26,496	28,005	1.0%
IT Services
Kaseya Inc.(8)	First lien senior secured loan	S +	5.50%	06/2029	68,161	67,169	68,160	2.3%
Kaseya Inc.(8)(16)(18)	First lien senior secured delayed draw term loan	S +	5.50%	06/2025	1,041	1,004	1,041	—%
Kaseya Inc.(7)(16)	First lien senior secured revolving loan	S +	5.50%	06/2029	1,023	969	1,023	—%
Marcel Bidco LLC (dba SUSE)(7)(14)(21)(25)	First lien senior secured loan	S +	4.00%	11/2030	17,706	17,706	17,794	0.6%
Renaissance Learning, Inc.(7)(14)	First lien senior secured loan	S +	4.25%	04/2030	907	907	906	—%
Saphilux S.a.r.L. (dba IQ-EQ)(8)(21)	First lien senior secured loan	S +	3.50%	07/2028	24,378	24,378	24,438	0.8%
Severin Acquisition, LLC (dba PowerSchool)(8)(14)	First lien senior secured loan	S +	3.00%	08/2027	16,828	16,764	16,828	0.6%
The Dun & Bradstreet Corporation(7)(14)(21)	First lien senior secured loan	S +	2.75%	01/2029	14,857	14,857	14,839	0.5%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

VS Buyer LLC (dba Veeam Software)(7)(14)	First lien senior secured loan	S +	3.25%	04/2031	4,988	4,976	4,986	0.2%
						148,730	150,015	5.2%
Life Sciences Tools & Services
Bamboo US BidCo LLC(8)	First lien senior secured loan	S +	6.75% (3.38% PIK)	09/2030	20,054	19,533	20,054	0.7%
Bamboo US BidCo LLC(12)	First lien senior secured EUR term loan	E +	6.75% (3.38% PIK)	09/2030	€12,477	12,872	13,925	0.5%
Bamboo US BidCo LLC(8)(16)(18)	First lien senior secured delayed draw term loan	S +	6.75% (3.38% PIK)	03/2025	1,487	1,426	1,487	0.1%
Bamboo US BidCo LLC(16)(17)	First lien senior secured revolving loan	S +	6.00%	10/2029	—	(102)	—	—%
Bracket Intermediate Holding Corp.(8)(14)	First lien senior secured loan	S +	5.00%	05/2028	19,750	19,295	19,821	0.7%
Phoenix Newco, Inc. (dba Parexel)(7)(14)	First lien senior secured loan	S +	3.00%	11/2028	13,356	13,356	13,353	0.5%
						66,380	68,640	2.4%
Machinery
Faraday Buyer, LLC (dba MacLean Power Systems)(8)	First lien senior secured loan	S +	6.00%	10/2028	17,923	17,617	17,789	0.6%
Faraday Buyer, LLC (dba MacLean Power Systems)(16)(17)(18)	First lien senior secured delayed draw term loan	S +	6.00%	11/2025	—	(15)	—	—%
						17,602	17,789	0.6%
Media
Monotype Imaging Holdings Inc.(8)	First lien senior secured loan	S +	5.50%	02/2031	34,061	33,821	33,891	1.2%
Monotype Imaging Holdings Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.50%	02/2026	—	(10)	—	—%
Monotype Imaging Holdings Inc.(16)(17)	First lien senior secured revolving loan	S +	5.50%	02/2030	—	(29)	(21)	—%
						33,782	33,870	1.2%
Multiline Retail
PDI TA Holdings, Inc.(8)	First lien senior secured loan	S +	5.25%	02/2031	13,195	13,019	13,063	0.4%
PDI TA Holdings, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.25%	02/2026	—	(34)	(15)	—%
PDI TA Holdings, Inc.(16)(17)	First lien senior secured revolving loan	S +	5.25%	02/2031	—	(18)	(13)	—%
						12,967	13,035	0.4%
Professional Services
AQ Carver Buyer, Inc. (dba CoAdvantage)(8)	First lien senior secured loan	S +	5.50%	08/2029	9,900	9,732	9,900	0.3%
Certinia, Inc.(9)	First lien senior secured loan	S +	7.25%	08/2029	44,118	43,360	43,897	1.5%
Certinia, Inc.(16)(17)	First lien senior secured revolving loan	S +	7.25%	08/2029	—	(95)	(29)	—%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

CloudPay, Inc.(8)(21)	First lien senior secured loan	S +	7.50%	07/2029	7,636	7,566	7,560	0.3%
EP Purchaser, LLC (dba Entertainment Partners)(8)(14)	First lien senior secured loan	S +	4.50%	11/2028	4,925	4,767	4,925	0.2%
Gerson Lehrman Group, Inc.(8)	First lien senior secured loan	S +	5.25%	12/2027	47,238	46,882	47,120	1.6%
Gerson Lehrman Group, Inc.(16)(17)	First lien senior secured revolving loan	S +	5.25%	12/2027	—	(17)	(6)	—%
iSolved, Inc.(7)(14)	First lien senior secured loan	S +	3.50%	10/2030	9,975	9,975	9,997	0.3%
Motus Group, LLC(8)(14)	First lien senior secured loan	S +	4.00%	12/2028	12,436	12,436	12,444	0.4%
Omnia Partners, LLC(8)(14)	First lien senior secured loan	S +	3.25%	07/2030	12,993	12,969	13,018	0.4%
OneDigital Borrower LLC(7)(14)	First lien senior secured loan	S +	3.25%	07/2031	6,284	6,254	6,224	0.2%
OneDigital Borrower LLC(7)(14)	Second lien senior secured loan	S +	5.25%	07/2032	3,700	3,682	3,660	0.1%
Project Boost Purchaser, LLC (dba JD Power)(8)(14)	First lien senior secured loan	S +	3.50%	07/2031	11,250	11,223	11,241	0.4%
Project Boost Purchaser, LLC (dba JD Power)(8)(14)	Second lien senior secured loan	S +	5.25	07/2032	3,750	3,732	3,753	0.1%
Proofpoint, Inc.(7)(14)	First lien senior secured loan	S +	3.00	08/2028	29,749	29,749	29,728	1.0%
Sensor Technology Topco, Inc. (dba Humanetics)(8)	First lien senior secured loan	S +	7.00 (2.00 PIK)	05/2028	23,949	23,848	24,069	0.8%
Sensor Technology Topco, Inc. (dba Humanetics)(12)	First lien senior secured EUR term loan	E +	7.25 (2.25 PIK)	05/2028	€4,326	4,680	4,852	0.2%
Sensor Technology Topco, Inc. (dba Humanetics)(16)(18)	First lien senior secured delayed draw term loan	S +	6.50%	09/2025	—	—	—	—%
Sensor Technology Topco, Inc. (dba Humanetics)(16)(18)	First lien senior secured EUR delayed draw term loan	E +	6.75%	09/2025	€—	—	5	—%
Sensor Technology Topco, Inc. (dba Humanetics)(7)(16)	First lien senior secured revolving loan	S +	6.50%	05/2028	1,206	1,198	1,211	—%
Sovos Compliance, LLC(7)(14)	First lien senior secured loan	S +	4.50%	08/2028	23,427	22,818	23,394	0.8%
TK Operations Ltd (dba Travelperk, Inc.)(15)(21)	First lien senior secured loan		11.50 PIK	05/2029	13,812	12,726	12,707	0.4%
UKG Inc. (dba Ultimate Software)(8)(14)	First lien senior secured loan	S +	3.25%	02/2031	28,179	28,162	28,179	1.0%
Vensure Employer Services, Inc.(8)	First lien senior secured loan	S +	5.00	09/2031	31,155	30,844	30,843	1.1%
Vensure Employer Services, Inc.(16)(17)(18)	First lien senior secured delayed draw term loan	S +	5.00%	09/2026	—	(44)	(44)	—%
						326,447	328,648	11.3%
Pharmaceuticals
BridgeBio Pharma, Inc.(8)(21)	First lien senior secured loan	S +	6.50%	01/2029	10,500	10,487	10,474	0.4%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Pacific BidCo Inc.(9)(21)	First lien senior secured loan	S +	6.00% (2.05% PIK)	08/2029	8,894	8,730	8,827	0.3%
Pacific BidCo Inc.(9)(18)(21)	First lien senior secured delayed draw term loan	S +	6.00%	08/2025	954	935	947	—%
TG Therapeutics, Inc.(8)(21)	First lien senior secured loan	S +	5.50%	08/2029	4,375	4,343	4,342	0.1%
XRL 1 LLC (dba XOMA)(15)	First lien senior secured loan		9.88%	12/2038	4,308	4,232	4,244	0.1%
XRL 1 LLC (dba XOMA)(15)(16)(17)(18)	First lien senior secured delayed draw term loan		9.88%	12/2025	—	(5)	(5)	—%
						28,722	28,829	1.0%
Real Estate Management & Development
Entrata, Inc.(7)	First lien senior secured loan	S +	5.75%	07/2030	34,229	33,780	34,229	1.2%
Entrata, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.00%	07/2028	—	(45)	—	—%
RealPage, Inc.(7)(14)	First lien senior secured loan	S +	3.00%	04/2028	20,218	19,892	19,612	0.7%
RealPage, Inc.(7)(14)	Second lien senior secured loan	S +	6.50%	04/2029	25,000	24,746	23,945	0.8%
						78,373	77,786	2.7%
Specialty Retail
Wand Newco 3, Inc. (dba Caliber )(8)(14)	First lien senior secured loan	S +	3.25%	01/2031	7,481	7,481	7,469	0.3%
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(8)(21)	First lien senior secured loan	S +	5.25%	07/2030	48,952	48,760	48,878	1.7%
Activate Holdings (US) Corp. (dba Absolute Software)(16)(17)(21)	First lien senior secured revolving loan	S +	5.25%	07/2029	—	(7)	(5)	—%
Appfire Technologies, LLC(8)	First lien senior secured loan	S +	4.75%	03/2028	8,159	8,159	8,159	0.3%
Appfire Technologies, LLC(8)(16)(18)	First lien senior secured delayed draw term loan	S +	4.75%	03/2025	3,531	3,434	3,531	0.1%
Appfire Technologies, LLC(16)(17)(18)	First lien senior secured delayed draw term loan	S +	4.75%	06/2026	—	(12)	—	—%
Appfire Technologies, LLC(16)	First lien senior secured revolving loan	S +	4.75%	03/2028	—	—	—	—%
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(7)	First lien senior secured loan	S +	6.50%	03/2031	7,838	7,726	7,740	0.3%
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(7)(16)(18)	First lien senior secured delayed draw term loan	S +	6.50%	03/2026	11,400	11,196	11,225	0.4%
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(16)(17)	First lien senior secured revolving loan	S +	6.50%	03/2031	—	(39)	(36)	—%
Barracuda Networks, Inc.(9)(14)	First lien senior secured loan	S +	4.50%	08/2029	48,199	47,085	46,777	1.6%
Barracuda Networks, Inc.(9)(14)	Second lien senior secured loan	S +	7.00%	08/2030	55,875	54,503	49,924	1.7%
Cloud Software Group, Inc.(8)(14)	First lien senior secured loan	S +	4.00%	03/2029	29,774	29,774	29,628	1.0%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Cloud Software Group, Inc.(8)(14)	First lien senior secured loan	S +	4.50%	03/2031	20,000	19,858	20,042	0.7%
Crewline Buyer, Inc. (dba New Relic)(8)	First lien senior secured loan	S +	6.75%	11/2030	90,566	89,327	90,340	3.1%
Crewline Buyer, Inc. (dba New Relic)(16)(17)	First lien senior secured revolving loan	S +	6.75%	11/2030	—	(123)	(24)	—%
Delta TopCo, Inc. (dba Infoblox, Inc.)(9)(14)	First lien senior secured loan	S +	3.50%	11/2029	29,231	29,158	29,158	1.0%
Forescout Technologies, Inc.(8)	First lien senior secured loan	S +	5.00%	05/2031	1,235	1,229	1,228	—%
Forescout Technologies, Inc.(16)	First lien senior secured revolving loan	S +	5.00%	05/2030	—	—	—	—%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(7)(14)	First lien senior secured loan	S +	4.00%	11/2026	14,617	13,960	13,917	0.5%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(7)	Second lien senior secured loan	S +	6.75%	11/2027	20,000	19,804	17,950	0.6%
Ivanti Software, Inc.(8)(14)	First lien senior secured loan	S +	4.25%	12/2027	12,868	12,157	10,891	0.4%
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S +	7.50%	02/2029	4,273	4,222	4,273	0.1%
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S +	7.25%	02/2029	25,275	25,040	25,022	0.9%
Oranje Holdco, Inc. (dba KnowBe4)(16)(17)	First lien senior secured revolving loan	S +	7.50%	02/2029	—	(6)	—	—%
Ping Identity Holding Corp.(8)	First lien senior secured loan	S +	4.75%	10/2029	34,805	34,719	34,805	1.2%
Ping Identity Holding Corp.(16)(17)	First lien senior secured revolving loan	S +	4.75%	10/2028	—	(9)	—	—%
Project Alpha Intermediate Holding, Inc. (dba Qlik)(8)(14)	First lien senior secured loan	S +	3.75%	10/2030	29,850	29,850	29,898	1.0%
Rubrik, Inc.(8)	First lien senior secured loan	S +	7.00%	08/2028	46,771	46,242	46,771	1.6%
Rubrik, Inc.(8)(16)(18)	First lien senior secured delayed draw term loan	S +	7.00%	08/2028	5,366	5,315	5,366	0.2%
SailPoint Technologies Holdings, Inc.(8)	First lien senior secured loan	S +	6.00%	08/2029	114,100	112,246	113,815	3.9%
SailPoint Technologies Holdings, Inc.(16)(17)	First lien senior secured revolving loan	S +	6.00%	08/2028	—	(141)	(27)	—%
Securonix, Inc.(8)	First lien senior secured loan	S +	7.00%	04/2028	19,774	19,644	17,401	0.6%
Securonix, Inc.(8)(16)	First lien senior secured revolving loan	S +	7.00%	04/2028	80	59	(347)	—%
Sitecore Holding III A/S(13)	First lien senior secured EUR term loan	E +	7.75% (4.25% PIK)	03/2029	€27,144	28,450	30,294	1.0%
Sitecore USA, Inc.(8)	First lien senior secured loan	S +	7.75% (4.25% PIK)	03/2029	27,960	27,782	27,960	1.0%
Sitecore Holding III A/S(8)	First lien senior secured loan	S +	7.75% (4.25% PIK)	03/2029	4,638	4,608	4,638	0.2%
Talon MidCo 2 Limited(7)(21)	First lien senior secured loan	S +	6.95%	08/2028	31,054	30,621	31,054	1.1%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Talon MidCo 2 Limited(16)(17)(21)	First lien senior secured revolving loan	S +	7.00%	08/2028	—	(18)	—	—%
						764,573	760,246	26.2%
Water Utilities
Vessco Midco Holdings, LLC(9)	First lien senior secured loan	S +	5.25%	07/2031	9,346	9,254	9,253	0.3%
Vessco Midco Holdings, LLC(9)(16)(18)	First lien senior secured delayed draw term loan	S +	5.25%	07/2026	457	441	439	—%
Vessco Midco Holdings, LLC(16)(17)	First lien senior secured revolving loan	S +	5.25%	07/2031	—	(10)	(10)	—%
						9,685	9,682	0.3%
Total non-controlled/non-affiliated portfolio company debt investments						$4,731,409	$4,750,038	163.6%
Equity Investments
Application Software
AlphaSense, LLC(19)(23)	Series E Preferred Shares	N/A	N/A	N/A	96,072	4,313	4,313	0.1%
Project Alpine Co-Invest Fund, LP(19)(21)(23)	LP Interest	N/A	N/A	N/A	6,666,667	6,670	7,878	0.3%
Simpler Postage, Inc. (dba Easypost)(19)(23)	Warrants	N/A	N/A	N/A	68,396	861	861	—%
Zoro TopCo, Inc.(15)(23)	Series A Preferred Equity	N/A	12.50%PIK	N/A	8,057	9,873	10,125	0.3%
Zoro TopCo, L.P.(19)(23)	Class A Common Units	N/A	N/A	N/A	671,414	6,714	7,310	0.3%
						28,431	30,487	1.0%

Health Care Providers & Services
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(19)(23)	Common Stock	N/A	N/A	N/A	317	3,171	3,171	0.1%
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(15)(23)	Series A Preferred Stock	N/A	15.00% PIK	N/A	4,419	4,858	4,799	0.2%
						8,029	7,970	0.3%
Health Care Technology
Minerva Holdco, Inc.(15)(23)	Senior A Preferred Stock	N/A	10.75% PIK	N/A	40,000	52,474	51,207	1.8%
Orange Blossom Parent, Inc.(19)(23)	Common Units	N/A	N/A	N/A	16,667	1,667	1,664	0.1%
						54,141	52,871	1.8%
Insurance
Accelerate Topco Holdings, LLC(19)(23)	Common Units	N/A	N/A	N/A	12,822	354	546	—%
Hockey Parent Holdings, L.P.(19)(23)	Class A Common Units	N/A	N/A	N/A	7,500	7,500	7,858	0.3%
						7,854	8,404	0.3%
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(9)(23)	Perpetual Preferred Stock	S +	10.75% PIK	N/A	50,000	63,250	64,211	2.2%

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company(1)(2)(20)(24)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Professional Services
CloudPay, Inc.(15)(21)(23)	Series E Preferred Stock	N/A	13.50 PIK	N/A	29,654	6,509	6,509	0.2%
TravelPerk, Inc.(19)(21)(23)	Warrants	N/A	N/A	N/A	70,728	906	906	—%
Vestwell Holdings, Inc.(19)(23)	Series D Preferred Stock	N/A	N/A	N/A	152,175	3,020	3,000	0.1%
						3,926	3,906	0.1%
Pharmaceuticals
XOMA Corporation(19)(23)	Warrants	N/A	N/A	N/A	1,400	10	19	—%
XOMA Corporation(19)(23)	Warrants	N/A	N/A	N/A	1,400	10	17	—%
XOMA Corporation(19)(23)	Warrants	N/A	N/A	N/A	1,400	9	16	—%
						29	52	—%
Systems Software
Elliott Alto Co-Investor Aggregator L.P.(19)(21)(23)	LP Interest	N/A	N/A	N/A	7,836	7,887	10,946	0.4%
Halo Parent Newco, LLC(15)(23)	Class H PIK Preferred Equity	N/A	11.00% PIK	N/A	12,165	12,679	10,134	0.3%
Project Hotel California Co-Invest Fund, L.P.(19)(21)(23)	LP Interest	N/A	N/A	N/A	6,711,769	6,717	7,632	0.3%
Securiti, Inc.(19)(23)	Series C Preferred Shares	N/A	N/A	N/A	1,262,785	10,002	10,000	0.3%
						37,285	38,712	1.3%
Total non-controlled/non-affiliated portfolio company equity investments						$209,454	$213,122	7.3%
Total non-controlled/non-affiliated portfolio company investments						$4,940,863	$4,963,160	170.9%
Non-controlled/affiliated portfolio company investments
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(16)(21)(22)(23)	Preferred Equity	N/A	N/A	N/A	12,713	12,318	13,429	0.5%
Total non-controlled/affiliated portfolio company investments						$12,318	$13,429	0.5%
Controlled/affiliated portfolio company investments
Equity Investments
Joint Ventures
Blue Owl Credit SLF LLC(21)(23)(26)(27)(28)	LLC Interest	N/A	N/A	N/A	2,188	2,189	2,187	0.1%
Total controlled/affiliated portfolio company investments						$2,189	$2,187	0.1%
Total Investments						$4,955,370	$4,978,776	171.4%
(1)Certain portfolio company investments are subject to contractual restrictions on sales.
(2)Unless otherwise indicated, all investments are considered Level 3 investments. See Note 6 “Fair Value of Investments”.
(3)The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(4) As of September 30, 2024, the net estimated unrealized gain for U.S. federal income tax purposes was $60.2 million based on a tax cost basis of $4.9 billion. As of September 30, 2024, there were no estimated aggregate gross unrealized losses for U.S federal income tax purposes and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $60.2 million.
(5)Totals presented may differ than actuals due to rounding.
(6)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six- SOFR), an Sterling Overnight Interbank Average Rate (“SONIA” or “SA”), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, two-, three- or six-month EURIBOR), or an alternate base rate (which can include the Prime Rate (“PRIME” or“P”) at the borrower’s option, and which reset periodically based on the terms of the loan agreement.

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)
(7)The interest rate on these loans is subject to 1 month SOFR, which as of September 30, 2024 was 4.85%.
(8)The interest rate on these loans is subject to 3 month SOFR, which as of September 30, 2024 was 4.59%.
(9)The interest rate on these loans is subject to 6 month SOFR, which as of September 30, 2024 was 4.25%.
(10)The interest rate on these loans is subject to 12 month SOFR, which as of September 30, 2024 was 3.78%.
(11)The interest rate on these loans is subject to SONIA, which as of September 30, 2024 was 4.95%.
(12)The interest rate on these loans is subject to 3 month EURIBOR, which as of September 30, 2024 was 3.28%.
(13)The interest rate on these loans is subject to 6 month EURIBOR, which as of September 30, 2024 was 3.11%.
(14)Level 2 investment.
(15)Contains a fixed rate structure.
(16)Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies”.
(17)The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value is the result of the capitalized discount on the loan.
(18)The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(19)Investment is non-income producing.
(20)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Company's Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”) and credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities” and the “CLOs”). See Note 5 “Debt”.
(21)This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of September 30, 2024, non-qualifying assets represented 13.4% of total assets as calculated in accordance with the regulatory requirements.
(22)Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company, as the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement. Transactions during the year ended September 30, 2024 in which the Company was an Affiliated Person of the portfolio company are as follows:

Company	Fair Value at December 31, 2023	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at September 30, 2024	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$13,001	$1,733	$(1,773)	$468	$13,429	$—	$48	$—
Total Non-controlled Affiliates	$13,001	$1,733	$(1,773)	$468	$13,429	$—	$48	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest (“PIK”) or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(23)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of September 30, 2024, the aggregate fair value of these securities is $228.7 million or 7.8% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 09, 2022
Halo Parent Newco, LLC	Class H PIK Preferred Equity	May 4, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 23, 2022
Minerva Holdco, Inc.	Senior A Preferred Stock	May 2, 2022
Project Alpine Co-Invest Fund, LP	LP Interest	June 10, 2022
Securiti, Inc.	Series C Preferred Shares	July 28.2022
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
LSI Financing 1 DAC*	Preferred Equity	December 14, 2022
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023

Consolidated Schedule of Investments
As of September 30, 2024
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Investment	Acquisition Date
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	Common Stock	December 12, 2023
Xoma Corporation	Warrants	December 15, 2023
Vestwell Holdings, Inc.	Series D Preferred Stock	December 20, 2023
TravelPerk, Inc.	Warrants	May 02, 2024
Simpler Postage, Inc. (dba Easypost)	Warrants	June 11, 2024
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
CloudPay, Inc.	Series E Preferred Stock	July 31, 2024
Blue Owl Credit SLF LLC**	LLC Interest	August 01, 2024
* Refer to Note 3 “Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies”.
** Refer to Note 4 "Investments - Credit SLF LLC" for further information.

(24)     Unless otherwise indicated, all investments represent a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.
(25)     This portfolio company was not a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.
(26)     As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investment in controlled affiliates for the period ended September 30, 2024, were as follows:

Company	Fair Value at December 31, 2023	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at September 30, 2024	Interest Income	Dividend Income	Other Income
Controlled Affiliates
Blue Owl Credit SLF(c)	$—	$2,189	$—	$(2)	$2,187	$—	$—	$—
Total Controlled Affiliates	$—	$2,189	$—	$(2)	$2,187	$—	$—	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest (“PIK”) or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(c)For further description of the Company's investment in Blue Owl Credit SLF LLC ("Credit SLF"), see "Note 4. Investments."
(27)     Investment measured at net asset value ("NAV").
(28)     Investment is not pledged as collateral for the credit facilities.

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Non-controlled/non-affiliated portfolio company investments
Debt Investments(6)
Aerospace & Defense
Bleriot US Bidco Inc.(8)(15)	First lien senior secured loan	S +	4.00%	10/2028	$6,816	$6,784	$6,838	0.4%
Dynasty Acquisition Co., Inc. (dba StandardAero Limited)(7)(15)	First lien senior secured loan	S +	4.00%	4/2026	2,090	2,070	2,094	0.1%
Dynasty Acquisition Co., Inc. (dba StandardAero Limited)(7)(15)	First lien senior secured loan	S +	4.00%	8/2028	896	887	897	—%
ManTech International Corporation(8)	First lien senior secured loan	S +	5.75%	9/2029	43,455	42,705	43,129	2.3%
ManTech International Corporation(8)(17)(19)	First lien senior secured delayed draw term loan	S +	5.75%	9/2024	3,684	3,564	3,656	0.2%
ManTech International Corporation(17)(18)	First lien senior secured revolving loan	S +	5.75%	9/2028	—	(88)	(42)	—%
Peraton Corp.(7)(15)	First lien senior secured loan	S +	3.75%	2/2028	3,061	3,047	3,065	0.2%
						58,969	59,637	3.2%
Application Software
Anaplan, Inc.(8)	First lien senior secured loan	S +	6.50%	6/2029	90,055	89,299	90,056	4.8%
Anaplan, Inc.(17)(18)	First lien senior secured revolving loan	S +	6.50%	6/2028	—	(48)	—	—%
Armstrong Bidco Limited(11)(22)	First lien senior secured GBP term loan	SA +	5.25%	6/2029	£26,570	32,009	33,618	1.8%
Armstrong Bidco Limited(11)(22)	First lien senior secured GBP delayed draw term loan	SA +	5.25%	6/2029	£13,863	16,697	17,540	0.9%
Avalara, Inc.(8)	First lien senior secured loan	S +	7.25%	10/2028	22,727	22,437	22,614	1.2%
Avalara, Inc.(17)(18)	First lien senior secured revolving loan	S +	7.25%	10/2028	—	(27)	(11)	—%
Boxer Parent Company Inc. (f/k/a BMC)(7)(15)	First lien senior secured loan	S +	4.25%	12/2028	15,000	14,850	15,087	0.8%
Central Parent Inc. (dba CDK Global Inc.)(8)(15)	First lien senior secured loan	S +	4.00%	7/2029	39,700	39,606	39,857	2.1%
Community Brands ParentCo, LLC(7)	First lien senior secured loan	S +	5.50%	2/2028	6,263	6,170	6,201	0.3%
Community Brands ParentCo, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	5.50%	2/2024	—	(5)	—	—%
Community Brands ParentCo, LLC(17)(18)	First lien senior secured revolving loan	S +	5.50%	2/2028	—	(5)	(4)	—%
Coupa Holdings, LLC(7)	First lien senior secured loan	S +	7.50%	2/2030	785	767	770	—%
Coupa Holdings, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	7.50%	8/2024	—	(1)	(1)	—%
Coupa Holdings, LLC(17)(18)	First lien senior secured revolving loan	S +	7.50%	2/2029	—	(1)	(1)	—%
Fullsteam Operations, LLC(8)	First lien senior secured loan	S +	8.25%	11/2029	662	642	642	—%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Fullsteam Operations, LLC(8)(17)(19)	First lien senior secured delayed draw term loan	S +	8.25%	5/2025	63	59	59	—%
Fullsteam Operations, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	8.25%	11/2025	—	(1)	(1)	—%
Fullsteam Operations, LLC(17)(18)	First lien senior secured revolving loan	S +	8.25%	11/2029	—	(1)	(1)	—%
Grayshift, LLC(7)(22)	First lien senior secured loan	S +	8.00%	7/2028	53,382	52,956	52,581	2.8%
Grayshift, LLC(7)(22)	First lien senior secured loan	S +	8.00%	7/2028	22,118	21,806	21,787	1.2%
Grayshift, LLC(17)(18)(22)	First lien senior secured revolving loan	S +	8.00%	7/2028	—	(43)	(87)	—%
Motus Group, LLC(7)	Second lien senior secured loan	S +	6.50%	12/2029	16,557	16,423	16,392	0.9%
Perforce Software, Inc.(7)	First lien senior secured loan	S +	4.50%	7/2026	14,775	14,537	14,738	0.8%
Quartz Acquireco, LLC (dba Qualtrics)(7)	First lien senior secured loan	S +	3.50%	6/2030	4,988	4,942	4,950	0.3%
Zendesk, Inc.(8)	First lien senior secured loan	S +	6.25% (3.25% PIK)	11/2028	60,058	59,061	59,308	3.2%
Zendesk, Inc.(17)(18)(19)	First lien senior secured delayed draw term loan	S +	6.25%	11/2024	—	(444)	(37)	—%
Zendesk, Inc.(17)(18)	First lien senior secured revolving loan	S +	6.25%	11/2028	—	(98)	(75)	—%
						391,587	395,982	21.0%
Banks
Finastra USA, Inc.(9)(22)	First lien senior secured loan	S +	7.25%	9/2029	60,413	59,812	59,809	3.2%
Finastra USA, Inc.(7)(17)(22)	First lien senior secured revolving loan	S +	7.25%	9/2029	1,659	1,596	1,596	0.1%
						61,408	61,405	3.3%
Beverages
Innovation Ventures HoldCo, LLC(7)	First lien senior secured loan	S +	6.25%	3/2027	50,000	49,361	49,375	2.6%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	S +	6.50%	11/2027	5,144	5,076	5,144	0.3%
EET Buyer, Inc. (dba e-Emphasys)(9)(17)	First lien senior secured revolving loan	S +	6.50%	11/2027	86	80	86	—%
SRS Distribution, Inc.(7)(15)	First lien senior secured loan	S +	3.50%	6/2028	4,975	4,929	4,977	0.3%
						10,085	10,207	0.5%
Buildings & Real Estate
Associations, Inc.(8)	First lien senior secured loan	S +	6.50% (2.50% PIK)	7/2027	21,037	20,843	20,931	1.1%
Commercial Services & Supplies
Access CIG, LLC(8)(15)	First lien senior secured loan	S +	5.00%	8/2028	9,975	9,740	9,981	0.5%
Charter NEX US, Inc.(7)(15)	First lien senior secured loan	S +	3.75%	12/2027	9,974	9,936	10,008	0.5%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Denali BuyerCo, LLC (dba Summit Companies)(8)	First lien senior secured loan	S +	5.50%	9/2028	41,820	41,056	41,715	2.2%
SimpliSafe Holding Corporation(7)	First lien senior secured loan	S +	6.25%	5/2028	60,802	59,897	60,194	3.2%
SimpliSafe Holding Corporation(7)(17)(19)	First lien senior secured delayed draw term loan	S +	6.25%	5/2024	2,047	1,972	2,027	0.1%
						122,601	123,925	6.6%
Construction & Engineering
Dodge Construction Network LLC(8)(15)	First lien senior secured loan	S +	4.75%	2/2029	12,313	12,165	9,481	0.5%
Engineered Machinery Holdings, Inc. (dba Duravant)(8)(15)	First lien senior secured loan	S +	3.75%	5/2028	5,970	5,916	5,919	0.3%
						18,081	15,400	0.8%
Containers & Packaging
Five Star Lower Holding LLC(8)(15)	First lien senior secured loan	S +	4.25%	5/2029	21,602	21,340	21,191	1.1%
Tricorbraun Holdings, Inc.(7)(15)	First lien senior secured loan	S +	3.25%	3/2028	4,974	4,923	4,939	0.3%
						26,263	26,130	1.4%
Diversified Consumer Services
Learning Care Group (US) No. 2 Inc.(8)(15)	First lien senior secured loan	S +	4.75%	8/2028	7,481	7,376	7,515	0.4%
Litera Bidco LLC(7)	First lien senior secured loan	S +	6.00%	5/2026	20,259	20,104	20,259	1.1%
Sophia, L.P.(7)(15)	First lien senior secured loan	S +	4.25%	10/2027	9,850	9,778	9,827	0.5%
						37,258	37,601	2.0%
Diversified Financial Services
Blackhawk Network Holdings, Inc.(8)(15)	First lien senior secured loan	S +	2.75%	6/2025	3,943	3,927	3,937	0.2%
BTRS Holdings Inc. (dba Billtrust)(8)	First lien senior secured loan	S +	8.00%	12/2028	2,309	2,248	2,274	0.1%
BTRS Holdings Inc. (dba Billtrust)(8)(17)(19)	First lien senior secured delayed draw term loan	S +	8.00%	12/2024	96	96	93	—%
BTRS Holdings Inc. (dba Billtrust)(8)(17)	First lien senior secured revolving loan	S +	7.25%	12/2028	62	55	58	—%
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S +	6.75%	11/2029	19,850	19,498	19,850	1.1%
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S +	6.00%	11/2029	3,341	3,308	3,308	0.2%
Deerfield Dakota Holdings(8)(15)	First lien senior secured loan	S +	3.75%	4/2027	5,184	5,062	5,128	0.3%
Helios Software Holdings, Inc. (dba ION Corporates)(8)(15)(22)	First lien senior secured loan	S +	4.25%	7/2030	5,611	5,433	5,597	0.3%
Ministry Brands Holdings, LLC(7)	First lien senior secured loan	S +	5.50%	12/2028	19,096	18,799	18,714	1.0%
Ministry Brands Holdings, LLC(7)(17)	First lien senior secured revolving loan	S +	5.50%	12/2027	904	881	870	—%
Smarsh Inc.(8)	First lien senior secured loan	S +	5.75%	2/2029	26,667	26,455	26,600	1.4%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Smarsh Inc.(8)(17)(19)	First lien senior secured delayed draw term loan	S +	5.75%	2/2024	3,333	3,281	3,325	0.2%
Smarsh Inc.(17)(18)	First lien senior secured revolving loan	S +	5.75%	2/2029	—	(2)	(1)	—%
						89,041	89,753	4.8%
Electrical Equipment
BCPE Watson (DE) ORML, LP(9)(22)	First lien senior secured loan	S +	6.50%	7/2028	100,000	99,196	99,500	5.3%
Energy Equipment & Services
USIC Holdings, Inc.(8)(15)	First lien senior secured loan	S +	3.50%	5/2028	4,975	4,837	4,927	0.3%
Food & Staples Retailing
Circana Group, L.P. (fka The NPD Group, L.P.)(7)	First lien senior secured loan	S +	6.25% (2.75% PIK)	12/2028	144,986	142,583	143,536	7.6%
Circana Group, L.P. (fka The NPD Group, L.P.)(7)(17)	First lien senior secured revolving loan	S +	5.75%	12/2027	1,631	1,498	1,540	0.1%
						144,081	145,076	7.7%
Health Care Technology
Athenahealth Group Inc.(7)(15)	First lien senior secured loan	S +	3.25%	2/2029	20,725	19,821	20,611	1.1%
Color Intermediate, LLC (dba ClaimsXten)(8)	First lien senior secured loan	S +	5.50%	10/2029	39,229	38,546	38,836	2.1%
GI Ranger Intermediate, LLC (dba Rectangle Health)(8)(17)(19)	First lien senior secured delayed draw term loan	S +	5.75%	3/2024	2,370	2,278	2,296	0.1%
GHX Ultimate Parent Corporation (dba Global Healthcare Exchange)(8)(15)	First lien senior secured loan	S +	4.75%	6/2027	12,438	12,167	12,442	0.7%
Greenway Health, LLC(9)	First lien senior secured loan	S +	6.75%	4/2029	4,700	4,560	4,559	0.2%
Hyland Software, Inc.(7)	First lien senior secured loan	S +	6.00%	9/2030	40,490	39,899	39,882	2.1%
Hyland Software, Inc.(17)(18)	First lien senior secured revolving loan	S +	6.00%	9/2029	—	(27)	(29)	—%
Iconic IMO Merger Sub, Inc.(8)	First lien senior secured loan	S +	6.00%	5/2029	20,585	20,247	20,482	1.1%
Iconic IMO Merger Sub, Inc.(9)(17)(19)	First lien senior secured delayed draw term loan	S +	6.00%	5/2024	1,825	1,770	1,816	0.1%
Iconic IMO Merger Sub, Inc.(8)(17)	First lien senior secured revolving loan	S +	6.00%	5/2028	99	63	87	—%
Imprivata, Inc.(7)(15)	First lien senior secured loan	S +	4.25%	12/2027	20,722	20,480	20,782	1.1%
Imprivata, Inc.(8)	Second lien senior secured loan	S +	6.25%	12/2028	17,648	17,472	17,648	0.9%
Indikami Bidco, LLC (dba IntegriChain)(7)	First lien senior secured loan	S +	6.00%	12/2030	25,628	25,053	25,051	1.3%
Indikami Bidco, LLC (dba IntegriChain)(17)(18)(19)	First lien senior secured delayed draw term loan	S +	6.00%	12/2025	—	(36)	(28)	—%
Indikami Bidco, LLC (dba IntegriChain)(17)(18)	First lien senior secured revolving loan	S +	6.00%	6/2030	—	(72)	(72)	—%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Inovalon Holdings, Inc.(7)	First lien senior secured loan	S +	6.25% (2.75%PIK)	11/2028	13,388	13,151	13,221	0.7%
Inovalon Holdings, Inc.(17)(18)(19)	First lien senior secured delayed draw term loan	S +	5.75%	5/2024	—	(12)	—	—%
Inovalon Holdings, Inc.(7)	Second lien senior secured loan	S +	10.50% PIK	11/2033	47,101	46,568	46,630	2.5%
Interoperability Bidco, Inc. (dba Lyniate)(8)	First lien senior secured loan	S +	7.00%	12/2026	28,193	28,072	27,771	1.5%
Interoperability Bidco, Inc. (dba Lyniate)(8)(17)	First lien senior secured revolving loan	S +	7.00%	12/2024	548	545	528	0.1%
Neptune Holdings, Inc. (dba NexTech)(9)	First lien senior secured loan	S +	6.00%	8/2030	30,882	30,135	30,110	1.6%
Neptune Holdings, Inc. (dba NexTech)(17)(18)	First lien senior secured revolving loan	S +	6.00%	8/2029	—	(98)	(103)	—%
						320,582	322,520	17.1%
Health Care Equipment & Supplies
Medline Borrower, LP(7)(15)	First lien senior secured loan	S +	3.00%	10/2028	15,243	15,027	15,305	0.8%
PerkinElmer U.S. LLC(7)	First lien senior secured loan	S +	6.75%	3/2029	11,360	11,155	11,360	0.6%
PerkinElmer U.S. LLC(7)	First lien senior secured loan	S +	5.75%	3/2029	27,674	27,403	27,397	1.5%
Resonetics, LLC(8)(15)	First lien senior secured loan	S +	4.00%	4/2028	7,243	7,172	7,236	0.4%
						60,757	61,298	3.3%
Health Care Providers & Services
Covetrus, Inc.(8)	Second lien senior secured loan	S +	9.25%	10/2030	25,000	24,537	24,938	1.3%
Engage Debtco Limited(8)(22)	First lien senior secured loan	S +	5.75% (2.25% PIK)	7/2029	12,580	12,321	12,360	0.7%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(9)	First lien senior secured loan	S +	6.25%	12/2029	43,269	42,419	42,413	2.3%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(9)(17)	First lien senior secured revolving loan	S +	6.25%	12/2029	1,762	1,647	1,646	0.1%
OneOncology LLC(8)	First lien senior secured loan	S +	6.25%	6/2030	14,250	14,048	14,179	0.8%
OneOncology LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	6.25%	12/2024	—	(31)	—	—%
OneOncology LLC(17)(18)	First lien senior secured revolving loan	S +	6.25%	6/2029	—	(39)	(14)	—%
PetVet Care Centers, LLC(7)	First lien senior secured loan	S +	6.00%	11/2030	39,250	38,863	38,838	2.1%
PetVet Care Centers, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	6.00%	11/2025	—	(25)	(3)	—%
PetVet Care Centers, LLC(17)(18)	First lien senior secured revolving loan	S +	6.00%	11/2029	—	(57)	(56)	—%
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured loan	S +	5.75%	5/2029	16,804	16,528	16,468	0.9%
Plasma Buyer LLC (dba PathGroup)(17)(18)(19)	First lien senior secured delayed draw term loan	S +	5.75%	5/2024	—	(34)	(44)	—%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Plasma Buyer LLC (dba PathGroup)(8)(17)	First lien senior secured revolving loan	S +	5.75%	5/2028	630	603	592	—%
TC Holdings, LLC (dba TrialCard)(8)	First lien senior secured loan	S +	5.00%	4/2027	8,795	8,733	8,795	0.5%
TC Holdings, LLC (dba TrialCard)(17)(18)	First lien senior secured revolving loan	S +	5.00%	4/2027	—	(7)	—	—%
						159,506	160,112	8.5%
Insurance
Acrisure, LLC(8)(15)(22)	First lien senior secured loan	S +	4.50%	2/2027	10,945	10,839	10,954	0.6%
Asurion, LLC(7)(15)	First lien senior secured loan	S +	3.25%	12/2026	15,381	14,666	15,330	0.8%
Asurion, LLC(7)(15)	Second lien senior secured loan	S +	5.25%	1/2029	29,332	27,638	27,579	1.5%
AmeriLife Holdings LLC(7)	First lien senior secured loan	S +	5.75%	8/2029	18,000	17,691	17,910	1.0%
AmeriLife Holdings LLC(8)(17)(19)	First lien senior secured delayed draw term loan	S +	5.75%	9/2024	3,751	3,682	3,732	0.2%
AmeriLife Holdings LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	5.75%	10/2025	—	(37)	—	—%
AmeriLife Holdings LLC(17)(18)	First lien senior secured revolving loan	S +	5.75%	8/2028	—	(35)	(11)	—%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(8)	First lien senior secured loan	S +	7.50%	3/2029	909	888	895	—%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(17)(18)	First lien senior secured revolving loan	S +	7.50%	3/2029	—	(2)	(1)	—%
Hub International Limited(8)(15)	First lien senior secured loan	S +	4.25%	6/2030	9,975	9,882	10,013	0.5%
Hyperion Refinance S.a.r.l (dba Howden Group)(7)(22)	First lien senior secured loan	S +	5.25%	11/2027	17,714	17,422	17,714	0.9%
Integrated Specialty Coverages, LLC(8)	First lien senior secured loan	S +	6.00%	7/2030	55,101	54,309	54,274	2.9%
Integrated Specialty Coverages, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	6.00%	1/2024	—	(75)	(32)	—%
Integrated Specialty Coverages, LLC(17)(18)	First lien senior secured revolving loan	S +	6.00%	7/2029	—	(83)	(89)	—%
Integrity Marketing Acquisition, LLC(8)	First lien senior secured loan	S +	5.80%	8/2026	13,213	13,181	13,213	0.7%
Integrity Marketing Acquisition, LLC(8)(17)(19)	First lien senior secured delayed draw term loan	S +	6.00%	8/2025	343	320	343	—%
Integrity Marketing Acquisition, LLC(17)(18)	First lien senior secured revolving loan	S +	6.50%	8/2026	—	(5)	—	—%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(7)	First lien senior secured loan	S +	6.00%	11/2028	24,576	24,303	24,514	1.3%
						194,584	196,338	10.4%
IT Services
Kaseya Inc.(8)	First lien senior secured loan	S +	6.25% (2.50% PIK)	6/2029	67,472	66,358	67,304	3.6%
Kaseya Inc.(8)(17)(19)	First lien senior secured delayed draw term loan	S +	6.25% (2.50% PIK)	6/2024	249	215	249	—%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Kaseya Inc.(7)(17)	First lien senior secured revolving loan	S +	6.25%	6/2029	1,023	960	1,013	0.1%
Marcel Bidco LLC (dba SUSE)(7)(15)(22)	First lien senior secured loan	S +	4.50%	11/2030	17,750	17,489	17,825	0.9%
Renaissance Learning, Inc.(7)(15)	First lien senior secured loan	S +	4.75%	4/2030	914	912	916	—%
Saphilux S.a.r.L (dba IQ EQ)(9)(15)(22)	First lien senior secured loan	S +	4.75%	7/2028	22,500	22,189	22,514	1.2%
Severin Acquisition, LLC (dba PowerSchool)(8)(15)	First lien senior secured loan	S +	3.25%	8/2025	16,955	16,875	17,008	0.9%
The Dun & Bradstreet Corporation(7)(15)	First lien senior secured loan	S +	2.75%	2/2026	12,931	12,931	12,950	0.7%
						137,929	139,779	7.4%
Life Sciences Tools & Services
Bamboo US BidCo LLC(8)	First lien senior secured loan	S +	6.75% (3.38% PIK)	9/2030	19,692	19,116	19,102	1.0%
Bamboo US BidCo LLC(13)	First lien senior secured EUR term loan	E +	6.00%	9/2030	€12,252	12,593	13,128	0.7%
Bamboo US BidCo LLC(7)(17)(19)	First lien senior secured delayed draw term loan	S +	6.00%	3/2025	211	164	162	—%
Bamboo US BidCo LLC(17)(18)	First lien senior secured revolving loan	S +	6.00%	10/2029	—	(118)	(123)	—%
Bracket Intermediate Holding Corp.(8)(15)	First lien senior secured loan	S +	5.00%	5/2028	19,900	19,366	19,870	1.1%
Phoenix Newco, Inc. (dba Parexel)(7)	Second lien senior secured loan	S +	6.50%	11/2029	5,000	4,915	5,000	0.3%
						56,036	57,139	3.0%
Machinery
Faraday Buyer, LLC (dba MacLean Power Systems)(8)	First lien senior secured loan	S +	6.00%	10/2028	18,059	17,705	17,698	0.9%
Faraday Buyer, LLC (dba MacLean Power Systems)(17)(18)(19)	First lien senior secured delayed draw term loan	S +	6.00%	11/2025	—	(18)	(19)	—%
						17,687	17,679	0.9%
Professional Services
AQ Carver Buyer, Inc. (dba CoAdvantage)(9)(15)	First lien senior secured loan	S +	5.50%	8/2029	9,975	9,786	10,000	0.5%
Certinia, Inc.(9)	First lien senior secured loan	S +	7.25%	8/2029	44,118	43,277	43,235	2.3%
Certinia, Inc.(17)(18)	First lien senior secured revolving loan	S +	7.25%	8/2029	—	(110)	(118)	—%
EP Purchaser, LLC (dba Entertainment Partners)(8)	First lien senior secured loan	S +	4.50%	11/2028	4,963	4,781	4,776	0.3%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Omnia Partners, LLC(8)(15)	First lien senior secured loan	S +	4.25%	7/2030	1,828	1,811	1,838	0.1%
Omnia Partners, LLC(15)(17)(18)(19)	First lien senior secured delayed draw term loan	S +	4.25%	1/2024	—	(2)	—	—%
Proofpoint, Inc.(7)(15)	First lien senior secured loan	S +	3.25%	8/2028	4,975	4,929	4,970	0.3%
Proofpoint, Inc.(7)(15)	Second lien senior secured loan	S +	6.25%	8/2029	7,572	7,572	7,629	0.4%
Sensor Technology Topco, Inc. (dba Humanetics)(8)	First lien senior secured loan	S +	7.00% (2.00% PIK)	5/2026	23,547	23,404	23,488	1.2%
Sensor Technology Topco, Inc. (dba Humanetics)(13)	First lien senior secured EUR term loan	E +	7.00% (2.25% PIK)	5/2026	€4,244	4,583	4,677	0.2%
Sensor Technology Topco, Inc. (dba Humanetics)(8)(17)	First lien senior secured revolving loan	S +	6.50%	5/2026	1,160	1,148	1,155	0.1%
Sovos Compliance, LLC(7)(15)	First lien senior secured loan	S +	4.50%	8/2028	23,607	22,903	23,284	1.2%
						124,082	124,934	6.6%
Pharmaceuticals
Pacific BidCo Inc.(9)(22)	First lien senior secured loan	S +	5.75% (3.20% PIK)	8/2029	8,740	8,557	8,652	0.5%
Pacific BidCo Inc.(17)(18)(19)(22)	First lien senior secured delayed draw term loan	S +	6.00%	8/2025	—	(10)	—	—%
XRL 1 LLC (dba XOMA)(16)	First lien senior secured loan		9.88%	12/2038	4,550	4,454	4,448	0.2%
XRL 1 LLC (dba XOMA)(16)(17)(18)(19)	First lien senior secured delayed draw term loan		9.88%	12/2025	—	(5)	(8)	—%
						12,996	13,092	0.7%
Real Estate Management & Development
Entrata, Inc.(7)	First lien senior secured loan	S +	6.00%	7/2030	34,487	33,994	33,970	1.8%
Entrata, Inc.(17)(18)	First lien senior secured revolving loan	S +	6.00%	7/2028	—	(53)	(59)	—%
RealPage, Inc.(7)(15)	First lien senior secured loan	S +	3.00%	4/2028	15,374	15,041	15,235	0.8%
RealPage, Inc.(7)(15)	Second lien senior secured loan	S +	6.50%	4/2029	25,000	24,716	24,938	1.3%
						73,698	74,084	3.9%
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(8)(22)	First lien senior secured loan	S +	6.75%	7/2030	39,640	38,594	38,649	2.1%
Activate Holdings (US) Corp. (dba Absolute Software)(8)(17)(22)	First lien senior secured revolving loan	S +	6.75%	7/2030	602	524	527	—%
Appfire Technologies, LLC(8)	First lien senior secured loan	S +	5.50%	3/2027	7,718	7,675	7,679	0.4%
Appfire Technologies, LLC(17)(18)(19)	First lien senior secured delayed draw term loan	S +	5.50%	6/2024	—	(98)	—	—%
Appfire Technologies, LLC(10)(17)	First lien senior secured revolving loan	P +	4.50%	3/2027	373	357	365	—%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Barracuda Networks, Inc.(8)(15)	First lien senior secured loan	S +	4.50%	8/2029	59,934	58,369	58,363	3.1%
Barracuda Networks, Inc.(8)	Second lien senior secured loan	S +	7.00%	8/2030	55,875	54,388	52,523	2.8%
Cloud Software Group, Inc.(8)(15)	First lien senior secured loan	S +	4.50%	3/2029	29,924	28,602	29,173	1.6%
Crewline Buyer, Inc. (dba New Relic)(8)	First lien senior secured loan	S +	6.75%	11/2030	90,566	89,227	89,208	4.7%
Crewline Buyer, Inc. (dba New Relic)(17)(18)	First lien senior secured revolving loan	S +	6.75%	11/2030	—	(139)	(142)	—%
Delta TopCo, Inc. (dba Infoblox, Inc.)(9)(15)	First lien senior secured loan	S +	3.75%	12/2027	25,230	24,157	25,167	1.3%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(8)(15)	First lien senior secured loan	S +	4.00%	11/2026	14,732	14,069	13,928	0.7%
Fortra, LLC (f/k/a Help/Systems Holdings, Inc.)(8)	Second lien senior secured loan	S +	6.75%	11/2027	20,000	19,804	17,350	0.9%
Ivanti Software, Inc.(8)(15)	First lien senior secured loan	S +	4.25%	12/2027	12,967	12,113	12,280	0.7%
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S +	7.50%	2/2029	4,273	4,216	4,230	0.2%
Oranje Holdco, Inc. (dba KnowBe4)(17)(18)	First lien senior secured revolving loan	S +	7.50%	2/2029	—	(7)	(5)	—%
Ping Identity Holding Corp.(7)	First lien senior secured loan	S +	7.00%	10/2029	21,818	21,531	21,709	1.2%
Ping Identity Holding Corp.(17)(18)	First lien senior secured revolving loan	S +	7.00%	10/2028	—	(26)	(11)	(0.1)%
Project Alpha Intermediate Holding, Inc. (dba Qlik)(7)(15)	First lien senior secured loan	S +	4.75%	10/2030	45,000	44,118	45,149	2.4%
Rubrik, Inc.(8)	First lien senior secured loan	S +	7.00%	8/2028	46,771	46,164	46,303	2.5%
Rubrik, Inc.(8)(17)(19)	First lien senior secured delayed draw term loan	S +	7.00%	8/2028	660	600	595	—%
SailPoint Technologies Holdings, Inc.(7)	First lien senior secured loan	S +	6.00%	8/2029	114,100	112,037	113,244	6.0%
SailPoint Technologies Holdings, Inc.(17)(18)	First lien senior secured revolving loan	S +	6.00%	8/2028	—	(168)	(82)	(0.1)%
Securonix, Inc.(8)	First lien senior secured loan	S +	6.00%	4/2028	19,774	19,621	18,538	1.0%
Securonix, Inc.(17)(18)	First lien senior secured revolving loan	S +	6.00%	4/2028	—	(26)	(222)	—%
Sitecore Holding III A/S(14)	First lien senior secured EUR term loan	E +	7.25% (4.25% PIK)	3/2029	€26,308	27,517	28,843	1.5%
Sitecore Holding III A/S(9)	First lien senior secured loan	S +	7.25% (4.25% PIK)	3/2029	26,996	26,796	26,793	1.4%
Sitecore USA, Inc.(9)	First lien senior secured loan	S +	7.25% (4.25% PIK)	3/2029	4,478	4,445	4,444	0.2%
Talon MidCo 2 Limited (dba Tufin)(8)(22)	First lien senior secured loan	S +	7.69%	8/2028	30,478	29,981	30,097	1.6%
Talon MidCo 2 Limited (dba Tufin)(17)(19)(22)	First lien senior secured delayed draw term loan	S +	7.69%	8/2024	—	—	(2)	—%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Talon MidCo 2 Limited (dba Tufin)(17)(18)(22)	First lien senior secured revolving loan	S +	7.00%	8/2028	—	(21)	(17)	—%
						684,420	684,676	36.4%
Total non-controlled/non-affiliated portfolio company debt investments						$2,975,888	$2,991,502	159.0%
Equity Investments
Application Software
Project Alpine Co-Invest Fund, LP(20)(22)(24)	LP Interest	N/A	N/A	N/A	6,666,667	6,670	7,878	0.4%
Zoro TopCo, Inc.(16)(24)	Series A Preferred Equity	N/A	12.50% PIK	N/A	8,057	8,693	8,824	0.5%
Zoro TopCo, L.P.(20)(24)	Class A Common Units	N/A	N/A	N/A	671,414	6,714	7,310	0.4%
						22,077	24,012	1.3%
Health Care Providers & Services
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(20)(24)	Common stock	N/A	N/A	N/A	317	3,171	3,171	0.2%
Romulus Intermediate Holdings 1 Inc. (dba PetVet)(16)(24)	Series A Preferred Stock	N/A	15.00% PIK	N/A	4,419	4,332	4,331	0.2%
						7,503	7,502	0.4%
Health Care Technology
Minerva Holdco, Inc.(16)(24)	Senior A Preferred Stock	N/A	10.75% PIK	N/A	40,000	47,019	46,238	2.5%
Orange Blossom Parent, Inc.(20)(24)	Common Units	N/A	N/A	N/A	16,667	1,667	1,664	0.1%
						48,686	47,902	2.5%
Insurance
Accelerate Topco Holdings, LLC(20)(24)	Common Units	N/A	N/A	N/A	12,822	354	417	—%
Hockey Parent Holdings, L.P. (20)(24)	Class A Common Units	N/A	N/A	N/A	7,500	7,500	7,500	0.4%
						7,854	7,917	0.4%
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(16)(24)	Perpetual Preferred Stock	N/A	11.75% PIK	N/A	50,000	55,110	56,028	3.0%
Professional Services
Vestwell Holdings, Inc.(20)(24)	Series D Preferred Stock	N/A	N/A	N/A	152,175	3,000	3,000	0.2%
Pharmaceuticals
XOMA Corporation(20)(24)	Warrants	N/A	N/A	N/A	1,400	10	10	—%
XOMA Corporation(20)(24)	Warrants	N/A	N/A	N/A	1,400	10	10	—%
XOMA Corporation(20)(24)	Warrants	N/A	N/A	N/A	1,400	9	9	—%
						29	29	—%
Systems Software
Elliott Alto Co-Investor Aggregator L.P.(20)(22)(24)	LP Interest	N/A	N/A	N/A	7,836	7,882	7,864	0.4%
Picard Holdco, Inc.(8)(24)	Senior A Preferred Stock	S +	12.00%	N/A	52,848	55,860	61,528	3.3%
Halo Parent Newco, LLC(16)(24)	Class H PIK Preferred Equity	N/A	11.00% PIK	N/A	10,000	11,662	9,549	0.5%

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(21)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)
Project Hotel California Co-Invest Fund, L.P.(20)(22)(24)	LP Interest	N/A	N/A	N/A	6,711,769	6,717	7,611	0.4%
Securiti, Inc.(20)(24)	Series C Preferred Shares	N/A	N/A	N/A	1,262,785	10,002	9,298	0.5%
						92,123	95,850	5.1%
Total non-controlled/non-affiliated portfolio company equity investments						$236,382	$242,240	12.9%
Total non-controlled/non-affiliated portfolio company investments						$3,212,270	$3,233,740	171.9%
Non-controlled/affiliated portfolio company equity investments
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(22)(23)(24)	Preferred Equity	N/A	N/A	N/A	12,317	12,358	13,001	0.7%
Total non-controlled/affiliated portfolio company equity investments						$12,358	$13,001	0.7%
Total Investments						$3,224,628	$3,246,741	172.6%
(1)Certain portfolio company investments are subject to contractual restrictions on sales.
(2)Unless otherwise indicated, all investments are considered Level 3 investments. See Note 6 “Fair Value of Investment”.
(3)The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(4)As of December 31, 2023, the net estimated unrealized gain for U.S. federal income tax purposes was $50.6 million based on a tax cost basis of $3.2 billion. As of December 31, 2023, there were no estimated aggregate gross unrealized losses for U.S federal income tax purposes and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $50.6 million.
(5)Totals presented may differ than actuals due to rounding.
(6)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six- SOFR), an Sterling Overnight Interbank Average Rate (“SONIA” or “SA”), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, two-, three- or six-month EURIBOR), or an alternate base rate (which can include the Prime Rate (“PRIME” or “P”) at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(7)The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2023 was 5.35%.
(8)The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2023 was 5.33%.
(9)The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2023 was 5.16%.
(10)The interest rate on these loans is subject to PRIME, which as of December 31, 2023 was 8.50%.
(11)The interest rate on these loans is subject to SONIA, which as of December 31, 2023 was 5.19%.
(12)The interest rate on these loans is subject to 1 month EURIBOR, which as of December 31, 2023 was 3.85%.
(13)The interest rate on these loans is subject to 3 month EURIBOR, which as of December 31, 2023 was 3.91%.
(14)The interest rate on these loans is subject to 6 month EURIBOR, which as of December 31, 2023 was 3.86%.
(15)Level 2 investment.
(16)Contains a fixed rate structure.
(17)Position or portion thereof is an unfunded loan or equity commitment. See Note 7 “Commitments and Contingencies”.
(18)The negative cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan. The negative fair value is the result of the capitalized discount on the loan.
(19)The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(20)Investment is non-income producing.
(21)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Revolving Credit Facility, SPV Asset Facility I or SPV Asset Facility II. See Note 5 “Debt”.
(22)This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2023, non-qualifying assets represented 14.6% of total assets as calculated in accordance with the regulatory requirements.
(23)Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company, as the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement. Transactions during the year ended December 31, 2023 in which the Company was an Affiliated Person of the portfolio company are as follows:

Consolidated Schedule of Investments
As of December 31, 2023
(Amounts in thousands, except share and per share amounts)

Company	Fair Value at December 31, 2022	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at December 31, 2023	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$4,013	$9,776	$(1,463)	$675	$13,001	$—	$164	$—
Total Non-controlled Affiliates	$4,013	$9,776	$(1,463)	$675	$13,001	$—	$164	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(24)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2023, the aggregate fair value of these securities is $255.2 million or 13.6% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 09, 2022
Halo Parent Newco, LLC	Class H PIK Preferred Equity	May 4, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Knockout Intermediate Holdings I, Inc. (dba Kaseya)	Perpetual Preferred Stock	June 23, 2022
Minerva Holdco, Inc.	Senior A Preferred Stock	May 2, 2022
Picard Holdco, Inc.	Senior A Preferred Stock	September 30, 2022
Project Alpine Co-Invest Fund, L.P.	LP Interest	June 10, 2022
Securiti, Inc.	Series C Preferred Shares	July 28.2022
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
LSI Financing 1 DAC*	Preferred Equity	December 14, 2022
Hub International	Class A Common Units	September 14, 2023
Romulus Intermediate Holdings 1 Inc. (dba PetVet)	Series A Preferred Stock	November 15, 2023
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	Common Units	December 12, 2023
Xoma Corporation	Common Stock Warrants	December 15, 2023
Vestwell Holdings, Inc.	Series D Preferred Stock	December 20, 2023
* Refer to Note 3 “Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies”.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statement of Changes in Net Assets
(Amounts in thousands, except share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$69,912	$41,918	$188,391	$108,443
Net change in unrealized gain (loss)	(2,956)	10,420	(4,114)	15,301
Net realized gain (loss)	2,894	525	2,490	447
Net Increase (Decrease) in Net Assets Resulting from Operations	69,850	52,863	186,767	124,191
Distributions
Class S	(14,575)	(6,210)	(37,381)	(14,724)
Class D	(347)	(408)	(1,000)	(692)
Class I	(53,213)	(26,373)	(139,381)	(77,305)
Net Decrease in Net Assets Resulting from Shareholders' Distributions	(68,135)	(32,991)	(177,762)	(92,721)
Capital Share Transactions
Class S:
Issuance of shares of common stock	98,379	92,915	267,104	236,838
Share transfers between classes(1)	—	—	(8,267)	—
Repurchase of common shares	(9,797)	(581)	(22,994)	(2,970)
Reinvestment of shareholders' distributions	7,545	3,200	18,833	7,148
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class S	96,127	95,534	254,676	241,016
Class D:
Issuance of shares of common stock	770	9,326	1,544	19,857
Share transfers between classes(1)	—	—	(13,605)	—
Repurchase of common shares	(28)	(52)	(197)	(102)
Reinvestment of shareholders' distributions	98	124	357	211
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class D	840	9,398	(11,901)	19,966
Class I:
Issuance of shares of common stock	205,631	192,178	796,999	410,121
Share transfers between classes(1)	—	—	21,872	—
Repurchase of common shares	(62,456)	(39,093)	(101,792)	(95,069)
Reinvestment of shareholders' distributions	21,304	10,587	53,760	31,628
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class I	164,479	163,672	770,839	346,680
Total Increase (Decrease) in Net Assets	263,161	288,476	1,022,619	639,132
Net Assets, at beginning of period	$2,641,061	$1,340,153	$1,881,603	$989,497
Net Assets, at end of period	$2,904,222	$1,628,629	$2,904,222	$1,628,629

(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statement of Cash Flows
(Amounts in thousands, except share amounts)
(Unaudited)

	For the Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$186,767	$124,191
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(2,203,987)	(920,359)
Proceeds from investments and investment repayments, net	530,626	113,008
Net accretion/amortization of discount/premium on investments	(23,470)	(5,504)
Payment-in-kind interest	(14,813)	(7,063)
Payment-in-kind dividends	(16,269)	(21,927)
Net change in unrealized (gain) loss on investments	3,714	(15,228)
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	448	(100)
Net realized (gain) loss on investments	(2,829)	(579)
Amortization of debt issuance costs	3,841	2,435
Amortization of offering costs	1,318	—
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	(15,589)	(12,528)
(Increase) decrease in prepaid expenses and other assets	(7,431)	(143)
(Increase) decrease in investments funded in advance	(63,907)	—
(Increase) decrease in due to Adviser	2,776	696
(Increase) decrease in due from Adviser	37	485
Increase (decrease) in payable for investments purchased	14,481	6,016
Increase (decrease) in management fee payable	1,098	591
Increase (decrease) in performance based incentive fee payable	2,460	(661)
Increase (decrease) in accrued expenses and other liabilities	14,867	4,465
Net cash provided by (used in) operating activities	(1,585,862)	(732,205)
Cash Flows from Financing Activities
Borrowings on debt	2,507,995	1,067,982
Repayments of debt	(1,747,000)	(849,000)
Debt issuance costs	(8,219)	(2,743)
Proceeds from issuance of common shares	1,065,647	666,816
Offering costs paid	(3,332)	—
Distributions paid to shareholders	(92,993)	(49,878)
Repurchased shares	(92,993)	(80,474)
Net cash provided by (used in) financing activities	1,629,105	752,703
Net increase (decrease) in cash	43,243	20,498
Cash, beginning of period	47,861	28,061
Cash, end of period	$91,104	$48,559

Supplemental and Non-Cash Information
Interest paid during the period	$96,079	$58,610
Distributions declared during the period	$177,762	$92,721
Reinvestment of distributions during the period	$72,950	$38,987
Distribution payable	$28,689	$11,600
Tender offer payable	$72,281	$39,726
Taxes, including excise tax, paid during the period	$149	$300
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Notes to the Consolidated Financial Statements (Unaudited)

Note 1. Organization and Principal Business
Blue Owl Technology Income Corp. (“OTIC” or the “Company”) is a Maryland corporation formed on June 22, 2021. The Company was formed primarily to originate and make loans to, and make debt and equity investments in, technology-related companies, specifically software, based primarily in the United States. The Company originates and invests in senior secured or unsecured loans, subordinated loans or mezzanine loans, and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. The Company`s investment objective is to maximize total return by generating current income from its debt investments and other income producing securities, and capital appreciation from its equity and equity-linked investments. The Company intends to invest at least 80 of the value of its total assets in “technology-related” companies. The Company defines technology related companies as those that operate in the technology industry or sector, or those that are developing or offering goods to businesses and consumers which utilize scientific knowledge, include techniques, skills, methods, devices and processes to solve problems. The Company specifically focuses on software and enterprise software companies within the technology and technology-related universe of companies. The Company invests in a broad range of established and high growth technology companies with a focus on enterprise software companies that are capitalizing on the large and growing demand for enterprise software products and services. These companies use technology extensively to improve business processes, applications and opportunities or seek to grow through technological developments and innovations. These companies operate in technology-related industries or sectors which include, but are not limited to, application software, systems software, healthcare information technology, technology services and infrastructure, financial technology and internet and digital media.
The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as BDC and as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.
On December 9, 2021, the Company formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC originates loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.
Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “OTCA II”) serves as the Company’s investment adviser. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending. The Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Blue Owl consists of three investment platforms: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on acquiring equity positions in and providing debt financing to institutional alternative asset managers and (3) Real Estate, which focuses on triple net lease real estate strategies and real estate credit. Subject to the overall supervision of the Company`s board of directors (the “Board”), the Adviser manages the day-to-day operations of, and provides investment advisory and management services to the Company.
The Company relies on an exemptive order issued to an affiliate of the Adviser that permits it to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. The Company offers on a best efforts, continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager” or “Blue Owl Securities”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to the Company or the Dealer Manager with respect to the Class S and Class D shares, however, if Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share and 1.5% of the net offering price per share of each Class D share. Class I shares are not subject to upfront selling commissions. In addition, the Class S and Class D share classes have different ongoing servicing fees. Class I shares are not subject to ongoing servicing fees. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below the Company`s net asset value per share of such class, as determined in accordance with the Company`s share pricing policy, plus applicable upfront selling commissions. The Company also engages in private placement offerings of its common stock.
On September 30, 2021, an affiliate of the Adviser (the “Initial Shareholder”), purchased 100 shares of the Company`s Class I common stock at $10.00 per share, which represents the initial public offering price. The Initial Shareholder will not tender these shares for repurchase as long as the Adviser remains the Company’s investment adviser. There is no current intention for the Adviser to discontinue its role.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

On October 6, 2021, the Company received a subscription agreement, totaling $50.0 million for the purchase of Class I common shares of its common stock from entities affiliated with the Adviser. As of December 31, 2022, we had called all of the $50.0 million commitment and commenced our initial public offering.
Since meeting the minimum offering requirement and commencing its continuous public offering through September 30, 2024, the Company has issued 65,266,805 shares of Class S common stock, 2,689,500 shares of Class D common stock, and 27,897,420 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, for gross proceeds of $671.8 million, $27.4 million, and $284.9 million, respectively, including $1,000 of seed capital contributed by its Initial Shareholder. The Company has issued 196,998,884 shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares in a Private Offering and raised gross proceeds of approximately $2.0 billion. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).
Note 2. Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements, have been included. The Company was initially capitalized on September 30, 2021 and commenced operations on May 2, 2022. The Company’s fiscal year ends on December 31.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.
Cash
Cash consists of deposits held at a custodian bank. Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law.
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of the Company’s investments, are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser considers whether the pricing indicated by the external event corroborates its valuation.
The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
The Company conducts this valuation process on a quarterly basis.
The Company applies Financial Accounting Standards Board (“FASB”) Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the quarter in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by the Company are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available.
Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. The Company does not currently use derivatives. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. The Company currently qualifies as a “limited derivatives user” and expects to continue to do so. The Company adopted a derivatives policy by Rule 18f-4’s August 2022 compliance date, and complies with the recordkeeping requirements.
Foreign Currency
Foreign currency amounts are translated into U.S. dollars on the following basis:
•cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and
•purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.
The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. The Company’s current approach to hedging the foreign currency exposure in its non-U.S. dollar denominated investments is primarily to borrow the par amount in local currency under the Company’s Revolving Credit Facility to fund these investments. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.
Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.
Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes accretion or amortization of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event.
PIK interest and PIK dividend income consisted of the following for the periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
PIK Interest Income	$5,708	$5,111	$16,586	$13,021
PIK Interest Income as a % of Investment Income	4.2%	6.5%	4.5%	6.4%
PIK Dividend Income	$5,038	$3,520	$14,023	$14,888
PIK Dividend Income as a % of Investment Income	3.7%	4.5%	3.8%	7.3%
Total PIK Income	$10,746	$8,631	$30,609	$27,909
Total PIK Income as a % of Investment Income	7.9%	11.0%	8.3%	13.7%
Discounts to par value on securities purchased are accreted into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the accretion or amortization of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other Income
From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are normally paid at the closing of the investments, are generally non-recurring, and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company's portfolio companies.
Organization Expenses
Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.
Offering Expenses
Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statement of Assets and Liabilities and are amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s share offerings of its common shares, the preparation of the Company’s registration statement, and registration fees.
Debt Issuance Costs
The Company records origination and other expenses related to its debt obligations as deferred financing costs. These expenses are deferred and amortized utilizing the effective yield method, over the life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statement of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statement of Assets and Liabilities as an asset until the debt liability is recorded.
Reimbursement of Transaction-Related Expenses
The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.
Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.
Income Taxes
The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2021 and intends to continue to qualify as a RIC. So long as the Company maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Instead, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must generally distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

thereof. There were no material uncertain income tax positions through December 31, 2023. As applicable, the Company’s prior three tax years remain subject to examination by U.S federal, state and local tax authorities.
Income and Expense Allocations
Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.
Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See Note 3. “Agreements and Related Party Transactions – Dealer Manager Agreement.”
Distributions to Common Shareholders
Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. In addition, the Board may consider the level of undistributed taxable income carried forward from the prior year for distribution in the current year. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.
Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.
The Company has adopted a distribution reinvestment plan pursuant to which shareholders will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash. The Company expects to use newly issued shares to implement the distribution reinvestment plan.
Consolidation
As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the Company’s wholly-owned subsidiaries in its consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.
New Accounting Pronouncements
In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848),” which provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments apply only to contracts, hedging relationships, and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In January 2021, the FASB issued ASU No. 2021-01, “Reference Rate Reform (Topic 848),” which expanded the scope of Topic 848 to include derivative instruments impacted by discounting transition. In December 2022, the FASB issued ASU No. 2022-06, “Reference Rate Reform (Topic 848),” which extended the transition period provided under ASU No. 2020-04 and 2021-01 for all entities from December 31, 2022 to December 31, 2024.
In June 2022, the FASB issued ASU No. 2022-03, “Fair Value Measurement (Topic 820),” which clarifies the guidance in Topic 820 when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security and introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820. The amendments affect all entities that have investments in equity securities measured at fair value that are subject to a contractual sale restriction. ASU 2022-03 is effective for public business entities for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. An entity that qualifies as an investment company under Topic 946 should apply the amendments in ASU No. 2022-03 to an investment in an equity security subject to a contractual sale restriction that is executed or modified on or after the date of adoption. Management has adopted the aforementioned accounting pronouncement and concluded that it does not have a material effect on the accompanying consolidated financial statements.
In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740),” which updates income tax disclosure requirements related to rate reconciliation, income taxes paid and other disclosures. ASU 2023-09 is effective for public business entities

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting ASU No. 2023-09 on the consolidated financial statements.
In November 2023, the FASB issued ASU No. 2023-07, "Segment Reporting (Topic 280)," which requires specific disclosures related to the title and position of the chief operating decision maker ("CODM") and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. ASU 2023-07 is effective for the fiscal years beginning after December 15, 2023, and interim periods beginning with the first quarter ended March 31, 2025. Early adoption is permitted and retrospective adoption is required for all prior periods presented. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact on its consolidated financial statements.
Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Agreements and Related Party Transactions
As of September 30, 2024 and December 31, 2023, the Company had payables to affiliates of $16.3 million and $12.4 million, primarily comprised of $12.1 million and $9.6 million of accrued performance based incentive fees, respectively, and $2.9 million and $1.8 million of management fees, respectively. The payable to affiliates also includes $1.3 million and $1.0 million of operating expenses as of September 30, 2024 and December 31, 2023, respectively.
Administration Agreement
The Company has entered into an Administration Agreement (the “Administration Agreement”) with the Adviser. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.
The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.
The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.
From October 1, 2021 to November 30, 2021, the Company was advised by Blue Owl Technology Credit Advisors LLC (“OTCA”), an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by (1) the vote of the Board, or by the vote of a majority of its outstanding voting securities and (2) the vote of a majority of the Company’s directors who are not “interested persons” of the Company, of the Adviser or of any of their respective affiliates, as defined in the 1940 Act. The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser. On May 6, 2024, the Board approved the continuation of the Administration Agreement.
No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office,” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Investment Advisory Agreement
The Company has entered into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.
The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first becomes effective and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company`s outstanding voting securities and, in each case, by a majority of independent directors. On May 6, 2024, the Board approved the continuation of the Investment Advisory Agreement.
The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser a base management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company`s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month. The Adviser and its affiliates agreed to waive the base management fee through October 31, 2022. Any portion of management fees waived shall not be subject to recoupment.
For the three and nine months ended September 30, 2024, management fees were $8.4 million and $21.5 million, respectively. For the three and nine months ended September 30, 2023, management fees were $4.4 million and $11.3 million, respectively.
The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
The incentive fee on income will be calculated and payable quarterly in arrears and will be based upon the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.
The incentive fee on income for each calendar quarter will be calculated as follows:
•No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value at the beginning of the quarter. The Company refers to this as the quarterly preferred return.
•All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value at the beginning of the quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value at the beginning of the quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.
•For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value at the beginning of the quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

•Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The incentive fee on capital gains will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. The Company will accrue but will not pay a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
For the three and nine months ended September 30, 2024, performance-based incentive fees were $10.0 million and $26.9 million, respectively. For the three and nine months ended September 30, 2023, performance-based incentive fees were $6.1 million and $15.6 million, respectively.
For the three and nine months ended September 30, 2024 capital gains-based incentive fees were $(7.0) thousand and $(0.2) million, respectively, which is related to unrealized depreciation. For the three and nine months ended September 30, 2023, capital gains-based incentive fees were $0.3 million and $0.3 million, respectively.
The Adviser and its affiliates agreed to waive the performance-based incentive fee and capital gains based incentive fee through October 31, 2022. Any portion of the incentive fees waived shall not be subject to recoupment.
Under the terms of the Investment Advisory Agreement, upon satisfaction of the minimum offering requirement, the Adviser is entitled to receive up to 1.50% of gross proceeds raised in the Company`s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered. Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.
For the three and nine months ended September 30, 2024 the Company accrued $0.6 million and $2.7 million, respectively, of organization and offering costs that are reimbursable to the Adviser. For the three and nine months ended September 30, 2023, the Company accrued $0.03 million and $0.03 million, respectively, of organization and offering costs that are reimbursable to the Adviser.
From October 1, 2021 to November 30, 2021, the Company was advised by OTCA, an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company, and certain of its affiliates rely on an order for exemptive relief (as amended, the “Order”) that has been granted to Blue Owl Credit Advisors LLC (“OCA”) to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its shareholders and do not involve overreaching by the Company or its shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with its investment objective and strategies, (3) the investment by its affiliates would not disadvantage the Company, and the Company’s participation would not be on a basis different from or less advantageous than that on which its affiliates are investing, and (4) the proposed investment by the Company would not benefit the Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, the Order permits the Company to participate in follow-on investments in its existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company.
The Adviser is affiliated with OCA, OTCA, Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” and together with OCA, OTCA, OPCA and the Adviser, the “Blue Owl Credit Advisers”), which are also investment advisers. The Blue Owl Credit Advisers are indirect affiliates of Blue Owl and comprise part of Blue Owl’s Credit platform, which focuses on direct lending. The Blue Owl Credit Advisers’ allocation policy seeks to ensure equitable allocation of investment

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

opportunities over time between the Company, and other funds managed by the Adviser, or its affiliates. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of the business development companies, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order and that have a similar investment objective to the Company’s.
Controlled/Affiliated Portfolio Companies
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.
The Company has made an investment in controlled, affiliated companies including Credit SLF. For further description of Credit SLF, see "Note 4. Investments"
The Company has made investments in non-controlled, affiliated companies, including LSI Financing 1 DAC (“LSI Financing”).
LSI Financing is a portfolio company formed to acquire a contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made an initial investment in LSI Financing. As of September 30, 2024 and December 31, 2023, the fair value of our investment in LSI Financing was $13.4 million and $13.0 million, respectively. For the three and nine months ended September 30, 2024, we increased our commitment by none and $4.3 million, respectively. The Company’s investment in LSI Financing is a co-investment with its affiliates in accordance with the terms of the exemptive relief that the Company received from the SEC. The Company does not consolidate its equity interest in LSI Financing.
Dealer Manager Agreement
The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker- dealers solicit capital, for the Company’s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will not receive upfront selling commissions with respect to purchases of Class S, Class D and Class I shares or shares of any class of shares issued pursuant to the Company’s distribution reinvestment plan.
Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•With respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company`s outstanding Class S shares; and
•With respect to the Company’s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company`s outstanding Class D shares.
The Company will not pay an ongoing servicing fee with respect to the Company`s outstanding Class I shares.
For the three and nine months ended September 30, 2024, the Company incurred servicing fees with respect to Class S shares of $1.4 million and $3.6 million, respectively. For the three and nine months ended September 30, 2023, the Company incurred servicing fees with respect to Class S shares of $0.7 million and $1.5 million, respectively. The Company deemed servicing fees with respect to Class D shares insignificant to disclose for the three and nine months ended September 30, 2024 and 2023.
The servicing fees will be paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company`s net asset values for the Company`s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under it’s distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from it’s offering (excluding proceeds from issuances pursuant to it`s distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.
Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.
Expense Support and Conditional Reimbursement Agreement
On November 30, 2021, the Company entered into an Expense Support Agreement and Conditional Reimbursement Agreement, or the “Expense Support Agreement”, with the Adviser, the purpose of which was to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023. On a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of the Company’s investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.
Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Adviser’s obligation to make Expense Payments automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was be paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes it’s books for such quarter, or (ii) forty-five days after the end of such quarter.
Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment”.
The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of its common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).
No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.
The specific amount of expenses reimbursed by our Adviser, if any, will be determined at the end of each quarter.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

On March 7, 2023, our Adviser terminated the Expense Support Agreement. However, the Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from the Company to the Adviser.
Expense Deferral Agreement
On March 23, 2022, the Company and the Adviser entered into the expense deferral agreement (the “Expense Deferral Agreement”), under which the Adviser has agreed to incur and pay all of the Company’s expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until the Company met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of the Company’s securities.
On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser’s obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in “Net Subscriptions” received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. For purposes of the Expense Deferral Agreement, “Net Subscriptions” means gross subscriptions from the sale of the Company’s common stock minus gross repurchases made by the Company pursuant to the Company’s tender offer program.
The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate the Company. However, the Company’s obligation to pay the Adviser the expenses incurred by the Adviser on the Company’s behalf upon meeting the specified conditions will survive any termination of the agreement.
License Agreement
On July 6, 2023, the Company entered into a license agreement (the “License Agreement”) with an affiliate of Blue Owl, pursuant to which the Company was granted a non-exclusive license to use the name “Blue Owl”. Under the License Agreement, the Company has a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Blue Owl” name or logo.
Note 4. Investments
The table below presents our investments at amortized cost and fair value as of the following periods:

	September 30, 2024		December 31, 2023
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$4,452,817	$4,479,943	$2,731,855	$2,750,873
Second-lien senior secured debt investments	217,377	208,561	244,033	240,627
Unsecured debt investments	61,215	61,534	—	—
Preferred equity investments(1)	179,296	177,727	208,036	211,797
Common equity investments	42,476	48,824	40,704	43,444
Joint Ventures(2)	2,189	2,187	—	—
Total Investments	$4,955,370	$4,978,776	$3,224,628	$3,246,741
(1) Includes equity investment in LSI Financing.
(2) Includes equity investment in Credit SLF.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The Company uses Global Industry Classification Standards (“GICS”) for classifying the industry groupings of its portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of
	September 30, 2024	December 31, 2023
Aerospace & Defense	1.2%	1.8%
Application Software	12.9%	12.9%
Banks	1.3%	1.9%
Beverages	0.8%	1.5%
Buildings & Real Estate	1.8%	0.6%
Building Products	0.1%	0.3%
Capital Markets	0.2%	—%
Commercial Services & Supplies	3.2%	3.8%
Construction & Engineering	0.5%	0.5%
Consumer Finance	0.7%	—%
Containers & Packaging	0.9%	0.8%
Diversified Consumer Services	2.9%	1.2%
Diversified Financial Services	6.0%	2.8%
Diversified Telecommunication Services	0.3%	—%
Energy Equipment & Services	—%	0.2%
Electrical Equipment	—%	3.1%
Entertainment	1.4%	—%
Equity Real Estate Investment Trusts (REITs)	1.0%	—%
Food & Staples Retailing	3.2%	4.5%
Health Care Equipment & Supplies	2.2%	1.9%
Health Care Providers & Services	4.2%	5.2%
Health Care Technology	12.9%	11.4%
Hotels, Restaurants & Leisure	1.0%	—%
Industrial Conglomerates	0.7%	—%
Insurance	7.3%	6.3%
Internet & Direct Marketing Retail	0.6%	—%
IT Services	4.3%	6.0%
Joint Ventures(2)(3)	—%	—%
Life Sciences Tools & Services	1.4%	1.8%
Machinery	0.4%	0.5%
Media	0.7%	—%
Multiline Retail	0.3%	—%
Pharmaceuticals(1)	0.8%	0.8%
Professional Services	6.8%	3.9%
Real Estate Management & Development	1.6%	2.3%
Specialty Retail	0.2%	—%
Systems Software	16.0%	24.0%
Water Utilities	0.2%	—%
Total	100.0%	100.0%
(1) Includes equity investment in LSI Financing.
(2) Includes equity investment in Credit SLF.
(3) As of September 30, 2024, our investment in Joint Ventures is insignificant.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The table below presents investments by geographic composition based on fair value as of the following periods:

	As of
	September 30, 2024	December 31, 2023
United States:
Midwest	18.5%	17.1%
Northeast	15.5%	19.1%
South	30.7%	26.8%
West	24.0%	26.2%
Canada	3.0%	3.4%
Germany	0.2%	0.3%
Ireland	0.1%	0.6%
Israel	—%	0.9%
Italy	0.1%	—%
Luxembourg	0.8%	1.2%
New Zealand	0.1%	—%
Norway	0.6%	—%
Spain	0.3%	—%
Sweden	0.7%	—%
Switzerland	0.2%	—%
United Kingdom	5.2%	4.4%
Total	100.0%	100.0%

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Blue Owl Credit SLF LLC
On May 6, 2024 Credit SLF, a Delaware limited liability company, was formed as a joint venture between the Company, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Capital Corporation III, Blue Owl Credit Income Corp., Blue Owl Technology Finance Corp., Blue Owl Technology Finance Corp. II, and State Teachers Retirement System of Ohio (“OSTRS”) (each, a “Credit SLF Member” and collectively, the “Credit SLF Members”). The Credit SLF Members co-manage Credit SLF. Credit SLF’s principal purpose is to make investments in senior secured loans to middle-market companies, broadly syndicated loans and senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. The Company’s investment in Credit SLF is a co-investment made with its affiliates in accordance with the terms of the exemptive relief that it received from the SEC. The Company does not consolidate its non-controlling interest in Credit SLF. Credit SLF’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, such fair value is not included in the Company's valuation process.
As of September 30, 2024, the capital commitment and economic ownership of each Credit SLF Member is as follows:

Members	Capital Commitment	Economic ownership interest
($ in thousands)
Blue Owl Capital Corporation	$24500	42.8
Blue Owl Capital Corporation II	500	0.9
Blue Owl Capital Corporation III	6250	10.9
Blue Owl Credit Income Corp.	11250	19.7
Blue Owl Technology Finance Corp.	2500	4.4
Blue Owl Technology Finance Corp. II	2500	4.4
Blue Owl Technology Income Corp.	2500	4.4
State Teachers Retirement System of Ohio	7143	12.5
Total	$57143	100.0
The table below sets forth Credit SLF's consolidated financial data (unaudited) as of and for the following periods:

As of
($ in thousands)	September 30, 2024
Consolidated Balance Sheet Data
Cash	$16174
Investments at fair value	$150220
Total Assets	$166462
Total Debt (net of unamortized debt issuance costs)	$31326
Total Liabilities	$116474
Total Credit SLF Members' Equity	$49988

	For the Three Months Ended September 30,	For the Nine Months Ended September 30,
($ in thousands)	2024(1)	2024(1)
Consolidated Statement of Operations Data
Investment income	$556	$556
Net operating expenses	602	672
Net investment income (loss)	$(46)	$(116)
Total net realized and unrealized gain (loss)	104	104
Net increase (decrease) in Credit SLF Members' Equity resulting from operations	$58	$(12)
(1) Credit SLF commenced operations on May 6, 2024.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 5. Debt
In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of September 30, 2024 and December 31, 2023, the Company’s asset coverage was 233.1% and 235.4%, respectively.
The tables below present debt obligations as of the following periods:

	As of
	September 30, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$975,000	$717,860	$257,140	$(6,948)	$710,912
SPV Asset Facility I	750,000	445,000	20,398	(3,133)	441,867
SPV Asset Facility II	250,000	225,000	25,000	(1,955)	223,045
SPV Asset Facility III	550,000	200,000	127,315	(4,872)	195,128
Athena CLO III	270,000	270,000	—	(2,091)	267,909
Series 2023A Notes	100,000	100,000	—	(714)	99,286
Series 2023B-A Notes	100,000	100,000	—	(779)	99,221
Series 2023B-B Notes	75,000	75,000	—	(646)	74,354
Total Debt	$3,070,000	$2,132,860	$429,853	$(21,138)	$2,111,722
(1)The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

	As of
	December 31, 2023
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$875,000	$541,410	$333,590	$(7,772)	$533,638
SPV Asset Facility I	750,000	550,000	41,800	(4,043)	545,957
SPV Asset Facility II	250,000	—	158,797	(2,333)	(2,333)
Series 2023A Notes	100,000	100,000	—	(1,018)	98,982
Series 2023B-A Notes	100,000	100,000	—	(826)	99,174
Series 2023B-B Notes	75,000	75,000	—	(768)	74,232
Total Debt	$2,150,000	$1,366,410	$534,187	$(16,760)	$1,349,650
(1) The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Interest expense	$41,316	$22,286	$107,982	$61,350
Amortization of debt issuance costs	1,325	1,034	3,841	2,435
Total Interest Expense	$42,641	$23,320	$111,823	$63,785

Average interest rate(1)	8.3%	8.1%	8.4%	8.0%
Average daily outstanding borrowings(1)	$1,982,117	$1,090,906	$1,704,523	$1,015,131

(1) Averages are calculated based on annualized amounts.

Revolving Credit Facility
On May 2, 2022, the Company entered into a Senior Secured Credit Agreement (the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. On October 23, 2023 (the “Revolving Credit Facility First Amendment Date”), the parties to the Revolving Credit Facility entered into an amendment to, among other things, extend the availability period and maturity date, convert a portion of the existing revolver availability into term loan availability, and reduce the credit adjustment spread for US dollar denominated term SOFR loans to 0.10% for all tenors. On June 24, 2024 (the “Revolving Credit Facility Second Amendment Date”), the parties to the Revolving Credit Facility entered into an amendment, to among other things, replace the interest rate benchmark for Loans denominated in Canadian Dollars from CDOR to CORRA, which includes a credit adjustment spread of 0.29547% for one-month tenor Loans and 0.32138% for three-month tenor Loans. The following describes the terms of the Revolving Credit Facility as modified through August 9, 2024.
The Revolving Credit Facility is guaranteed by certain subsidiaries of the Company in existence as of the Revolving Credit Facility Second Amendment Date, and will be guaranteed by certain subsidiaries of the Company that are formed or acquired by the Company thereafter (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
As of August 9, 2024, the Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $975.0 million, which is comprised of (a) a term loan in an initial amount of $125.0 million, and (b) subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness, a revolving credit facility in an initial amount of up to is $850.0 million (the revolving credit facility increased from $750.0 million to $850.0 million on August 9, 2024). The amount available for borrowing under the revolving credit facility commitments of the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by the Company of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.
As of August 9, 2024, the availability period with respect to the revolving credit facility under the Revolving Credit Facility will terminate on October 22, 2027 (the “Commitment Termination Date”) and the Revolving Credit Facility will mature on October 23, 2028 (the “Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
The Company may borrow amounts in U.S. dollars or certain other permitted currencies. As of August 9, 2024, amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars will bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus a margin of 2.00% per annum or (ii) the alternative base rate plus a margin of 1.00% per annum. With respect to loans denominated in U.S. dollars, the Company may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. As of August 9, 2024, amounts drawn under the Revolving Credit Facility with respect to the commitments in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 2.00% per annum. As of August 9, 2024, the Company will also pay a fee of 0.375% on daily undrawn amounts under the Revolving Credit Facility.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00, measured at any time.
SPV Asset Facilities
SPV Asset Facility I
On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility I”) among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. The following describes the terms of the SPV Asset Facility I as amended through July 31, 2023 (the “SPV Asset Facility I Amendment Date”).
Following the SPV Asset Facility I Amendment Date, from time to time, the Company expects to sell and contribute certain investments to Tech Income Funding I pursuant to a Sale and Contribution Agreement by and between the Company and Tech Income Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility I will be used to finance the origination and acquisition of eligible assets by Tech Income Funding I, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Tech Income Funding I through its ownership of Tech Income Funding I. The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period of up to three years after the SPV Asset Facility I Closing Date. Unless otherwise terminated, the SPV Asset Facility I will mature on May 6, 2027 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period of up to three years after the SPV Asset Facility I Closing Date, subject to certain conditions) and the excess interest may be returned to the Company, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.
Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.75% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.
The SPV Asset Facility I contains customary covenants, including certain maintenance covenants, and events of default. The SPV Asset Facility I will be secured by a perfected first priority security interest in the assets of Tech Income Funding I and on any payments received by Tech Income Funding I in respect of those assets. Assets pledged to the SPV Asset Facility I Lenders will not be available to pay the debts of the Company.
Borrowings of Tech Income Funding I LLC are considered the Company’s borrowing for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility II
On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, the Company, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “Lenders”) and the group agents from time to time parties thereto. On April 8, 2024 (the “SPV Asset Facility II First Amendment Date”), the parties to the SPV Asset Facility II entered into an amendment in

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

order to change the benchmark for amounts drawn in Canadian dollars from CDOR to Daily Compounded CORRA plus an adjustment of 0.2846%. The following describes the terms of the SPV Asset Facility II amended through the SPV Asset Facility II First Amendment Date.
From time to time, the Company expects to sell and contribute certain investments to Tech Income Funding II pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility II Closing Date, by and between the Company and Tech Income Funding II. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility II will be used to finance the origination and acquisition of eligible assets by Tech Income Funding II, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Tech Income Funding II through its ownership of Tech Income Funding II. The maximum principal amount of the SPV Asset Facility II is $250.0 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Closing Date (the “SPV Asset Facility II Reinvestment Period”) unless the SPV Asset Facility II Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the SPV Asset Facility II Reinvestment Period (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility II Stated Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to Daily Compounded CORRA, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” is 3.05%. Tech Income Funding II will also pay the Administrative Agent certain fees (and reimburse certain expenses) in connection with its role.
From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates. The SPV Asset Facility II contains customary covenants, including certain maintenance covenants and customary events of default. The SPV Asset Facility II is secured by a perfected first priority security interest in the assets of Tech Income Funding II and on any payments received by Tech Income Funding II in respect of those assets. Assets pledged to the lenders under the SPV Asset Facility II will not be available to pay the debts of the Company.
Borrowings of Tech Income Funding II are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility III
On January 9, 2024 (the “SPV Asset Facility III Closing Date”), Tech Income Funding III LLC (“Tech Income Funding III”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility III”), with Tech Income Funding III, as borrower, Société Générale, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator and custodian, Alter Domus (US) LLC, as document custodian, and the lenders party thereto.
From time to time, the Company expects to sell and contribute certain investments to Tech Income Funding III pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility III Closing Date, by and between the Company and Tech Income Funding III. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility III will be used to finance the origination and acquisition of eligible assets by Tech Income Funding III, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by Tech Income Funding III through its ownership of Tech Income Funding III. The initial maximum principal amount which may be borrowed under the SPV Asset Facility III is $550.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding III’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility III provides for the ability to draw term loans and to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to two years after the SPV Asset Facility III Closing Date. Unless otherwise terminated, the SPV Asset Facility III will mature on January 9, 2034 (the “SPV Asset Facility III Stated Maturity”). Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Tech Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees,

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Tech Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility III may be permanently reduced, in whole or in part, at the option of Tech Income Funding III subject to payment of a premium for a period of one year.
Amounts drawn bear interest at a reference rate (initially SOFR) plus a spread of 3.05%, and the aggregate term commitment and revolving commitment are subject to a minimum utilization amount. The undrawn amount of the aggregate term commitment and revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.25% per annum for the first three months, and 0.50% per annum thereafter; provided that after twelve months, if the drawn amount is less than or equal to 67.5% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 67.5% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 1.50% per annum. Certain additional fees are payable to Société Générale as administrative agent.
The SPV Asset Facility III contains customary covenants, including certain maintenance covenants, and events of default. The SPV Asset Facility III is secured by a perfected first priority security interest in the assets of Tech Income Funding III and on any payments received by Tech Income Funding III in respect of those assets. Assets pledged to the lenders will not be available to pay the debts of the Company.
Borrowings of Tech Income Funding III are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
Debt Securitization Transactions
Athena CLO III
On May 22, 2024 (the “Athena CLO III Closing Date”), the Company completed a $450.0 million term debt securitization transaction (the “Athena CLO III Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the Athena CLO III Transaction were issued by the Company’s consolidated subsidiary Athena CLO III, LLC, a limited liability company organized under the laws of the State of Delaware (the “Athena CLO III Issuer”) and are backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the Athena CLO III Issuer.
The Athena CLO III Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Indenture”), by and among the Athena CLO III Issuer and State Street Bank and Trust Company: (i) $220.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 2.15%, (ii) $5 million of AAA(sf) Class A-2 Notes, which bear interest at 6.619%, (iii) $22.5 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.75% and (iv) $22.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.50% (together, the “Athena CLO III Secured Notes”). The Athena CLO III Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the Athena CLO III Issuer. The Athena CLO III Secured Notes are scheduled to mature on April 20, 2036. The Athena CLO III Secured Notes were privately placed by Goldman Sachs & Co. LLC as Placement Agent.
Concurrently with the issuance of the Athena CLO III Secured Notes, the Athena CLO III Issuer issued approximately $180.0 million of subordinated securities in the form of 179,950 preferred shares at an issue price of U.S.$1,000 per share (the “Athena CLO III Preferred Shares”). The Athena CLO III Preferred Shares were issued by the Athena CLO III Issuer as part of its issued share capital and are not secured by the collateral securing the Athena CLO III Secured Notes. The Company purchased all of the Athena CLO III Preferred Shares. The Company acts as retention holder in connection with the Athena CLO III Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Athena CLO III Preferred Shares.
As part of the Athena CLO III Transaction, the Company entered into a loan sale agreement with the Athena CLO III Issuer dated as of the Athena CLO III Closing Date (the “Athena CLO III OTIC Loan Sale Agreement”), which provided for the contribution of approximately $223.7 million funded par amount of middle-market loans from the Company to the Athena CLO III Issuer on the Athena CLO III Closing Date and for future sales from the Company to the Athena CLO III Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Athena CLO III Secured Notes. The remainder of the initial portfolio assets securing the Athena CLO III Secured Notes consisted of approximately $197.9 million funded par amount of middle-market loans purchased by the Athena CLO III Issuer from Tech Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Athena CLO III Closing Date between the Athena CLO III Issuer and Tech Income Funding I LLC (the “Athena CLO III Tech Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Tech Income Funding I each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.
Through April 20, 2028, a portion of the proceeds received by the Athena CLO III Issuer from the loans securing the Athena CLO III Secured Notes may be used by the Athena CLO III Issuer to purchase additional middle-market loans under the direction of the Adviser,

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

the Company’s investment advisor, in its capacity as collateral manager for the Athena CLO III Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The Athena CLO III Secured Notes are the secured obligation of the Athena CLO III Issuer, and the Athena CLO III Indenture includes customary covenants and events of default. The Athena CLO III Secured Notes have not been registered under the Securities Act, or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.
The Adviser will serve as collateral manager for the Athena CLO III Issuer under a collateral management agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Collateral Management Agreement”). The Adviser is entitled to receive fees for providing these services. The Adviser has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated November 30, 2021, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the Athena CLO III Issuer’s equity or notes owned by the Company.
Unsecured Notes
Series 2023A Notes
On July 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Series 2023A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Series 2023B-A Notes
On December 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Series 2023B-A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche A, due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-A Note Purchase Agreement) plus 4.75% (475 basis points) (the “Series 2023B-A Notes”), to qualified institutional investors in a private placement. The Series 2023B-A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023B-A Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023B-A Notes at par plus accrued and unpaid interest up to, but excluding, the date of

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

prepayment, if certain change in control events occur. The Series 2023B-A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023B-A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Series 2023B-B Notes
On December 20, 2023, the “Company entered into a Note Purchase Agreement (the “Series 2023B-B Note Purchase Agreement”) governing the issuance of $75.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche B, due January 15, 2027, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-B Note Purchase Agreement) plus 4.45% (445 basis points) (the “Series 2023B-B Notes”), to qualified institutional investors in a private placement. The Series 2023B-B Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023B-B Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-B Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023B-B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023B-B Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-B Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 6. Fair Value of Investments
The tables below present the fair value hierarchy of investments as of the following periods:

	As of
	September 30, 2024
($ in thousands)	Level 1	Level 2	Level 3	Total
Cash (including restricted cash)	$91,104	$—	$—	$91,104

Investments:
First-lien senior secured debt investments	—	1,185,628	3,294,315	4,479,943
Second-lien senior secured debt investments	—	115,498	93,063	208,561
Unsecured debt investments	—	3,137	58,397	61,534
Preferred equity investments(1)	—	—	177,727	177,727
Common equity investments	—	—	48,824	48,824
Subtotal	$—	$1,304,263	$3,672,326	$4,976,589
Investments measured at Net Asset Value ("NAV")(2)	—	—	—	2,187
Total Investments at fair value	$—	$1,304,263	$3,672,326	$4,978,776
(1) Includes equity investment in LSI Financing.
(2) Includes equity investment in Credit SLF, which is measured at fair value using the net asset value per share (or its equivalent) practical expedient and has not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	As of
	December 31, 2023
($ in thousands)	Level 1	Level 2	Level 3	Total
Cash (including restricted cash)	$47,861	$—	$—	$47,861

Investments:
First-lien senior secured debt investments	—	614,407	2,136,466	2,750,873
Second-lien senior secured debt investments	—	60,147	180,480	240,627
Preferred equity investments	—	—	211,797	211,797
Common equity investments	—	—	43,444	43,444
Total Investments at fair value	$—	$674,554	$2,572,187	$3,246,741

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The tables below present changes in fair value of investments for which Level 3 inputs were used to determine the fair value as of and for the following periods:

	As of and for the Three Months Ended
	September 30, 2024
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$2,760,043	$162,826	$60,279	$220,622	$47,233	$3,251,003
Purchases of investments, net	589,054	—	—	8,117	—	597,171
Payment-in-kind	1,923	2,044	923	8,739	—	13,629
Proceeds from investments, net	(56,582)	(17,648)	—	(60,552)	—	(134,782)
Net change in unrealized gain (loss)	6,287	880	188	(3,448)	1,591	5,498
Net realized gains (losses)	2	—	—	2,862	—	2,864
Net accretion/amortization of discount/premium on investments	3,894	187	7	1,387	—	5,475
Transfers into (out of) Level 3(1)	(10,306)	(55,226)	(3,000)	—	—	(68,532)
Fair value, end of period	$3,294,315	$93,063	$58,397	$177,727	$48,824	$3,672,326

(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended September 30, 2024, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Nine Months Ended
	September 30, 2024
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$2,136,466	$180,480	$—	$211,797	$43,444	$2,572,187
Purchases of investments, net	1,289,592	—	56,746	13,689	1,772	1,361,799
Payment-in-kind	8,697	4,654	1,461	16,270	—	31,082
Proceeds from investments, net	(247,689)	(39,205)	—	(63,130)	—	(350,024)
Net change in unrealized gain (loss)	36,734	(789)	182	(5,330)	3,608	34,405
Net realized gains (losses)	2	—	—	2,862	—	2,864
Net accretion/amortization of discount/premium on investments	14,502	446	8	1,569	—	16,525
Transfers into (out of) Level 3(1)	56,011	(52,523)	—	—	—	3,488
Fair value, end of period	$3,294,315	$93,063	$58,397	$177,727	$48,824	$3,672,326
(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended September 30, 2024, transfers into Level 3 out of Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of and for the Three Months Ended
	September 30, 2023
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$1,553,180	$175,565	$202,063	$30,253	$1,961,061
Purchases of investments, net	458,162	—	9	7,500	465,671
Payment-in-kind	3,284	1,753	307	—	5,344
Proceeds from investments, net	(42,550)	—	(12,381)	—	(54,931)
Net change in unrealized gain (loss)	(519)	862	(126)	657	874
Net realized gains (losses)	—	—	581	—	581
Net accretion/amortization of discount/premium on investments	1,279	59	414	—	1,752
Transfers into (out of) Level 3(1)	1,777	—	—	—	1,777
Fair value, end of period	$1,974,613	$178,239	$190,867	$38,410	$2,382,129

(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended September 30, 2023, transfers into Level 3 out of Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Nine Months Ended
	September 30, 2023
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$1,429,881	$204,015	$181,670	$29,935	$1,845,501
Purchases of investments, net	595,553	—	9,785	7,537	612,875
Payment-in-kind	8,029	4,957	16,004	—	28,990
Proceeds from investments, net	(69,307)	—	(13,414)	—	(82,721)
Net change in unrealized gain (loss)	7,080	(173)	(4,348)	938	3,497
Net realized gains (losses)	(2)	—	581	—	579
Net accretion/amortization of discount/premium on investments	3,379	169	589	—	4,137
Transfers into (out of) Level 3(1)	—	(30,729)	—	—	(30,729)
Fair value, end of period	$1,974,613	$178,239	$190,867	$38,410	$2,382,129

(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occur. For the period ended September 30, 2023, transfers out of Level 3 and into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The table below presents information with respect to net change in unrealized gains (loss) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
First-lien senior secured debt investments	$10,128	$(519)	$18,156	$7,080
Second-lien senior secured debt investments	1,050	862	(560)	(173)
Unsecured debt investments	188	—	182	—
Preferred equity investments	733	(126)	339	(4,348)
Common equity investments	1,591	657	3,608	938
Total Investments	$13,690	$874	$21,725	$3,497

The tables below present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of the following periods. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of
	September 30, 2024
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$2,900,726	Yield Analysis	Market Yield	6.9% - 16.8% (9.8%)	Decrease
	$393,589	Recent Transaction	Transaction Price	98.0% - 100.0% (99.2%)	Increase
Second-lien senior secured debt investments	$93,063	Yield Analysis	Market Yield	10.5% - 15.7% (11.9%)	Decrease
Unsecured debt investments	$58,397	Yield Analysis	Market Yield	10.9% - 14.4% (12.5%)	Decrease
Preferred equity investments	$152,321	Yield Analysis	Market Yield	10.2% - 21.5% (14.3%)	Decrease
	$8,093	Recent Transaction	Transaction Price	100.0%	Increase
	$4,313	Market Approach	EBITDA Multiple	8.4x	Increase
	$13,000	Market Approach	Revenue	16.5x - 21.0x (17.5x)	Increase
Common equity investments	$22,821	Market Approach	Revenue	6.3x - 13.5x (10.7x)	Increase
	$24,185	Market Approach	EBITDA Multiple	8.2x - 30.5x (13.9x)	Increase
	$1,818	Option Pricing Model	Volatility	0.50% - 0.70% (0.51%)	Increase

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of
	December 31, 2023
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$1,796,935	Yield Analysis	Market Yield	8.2% - 17.1% (11.9%)	Decrease
	$339,531	Recent Transaction	Transaction Price	97.0% - 99.8% (98.7%)	Increase
Second-lien senior secured debt investments	$180,480	Yield Analysis	Market Yield	11.4% - 17.7% (15.7%)	Decrease
Preferred equity investments	$133,641	Yield Analysis	Market Yield	10.4% - 20.0% (14.6%)	Decrease
	$68,858	Recent Transaction	Transaction Price	98.0% - 107.5% (106.6%)	Increase
	$9,298	Market Approach	Revenue	18.0x - 18.0x (18.0x)	Increase
Common equity investments	$22,800	Market Approach	Revenue	6.3x - 14.7x (11.4x)	Increase
	$9,945	Market Approach	EBITDA Multiple	9.1x - 34.5x (13.7x)	Increase
	$10,699	Recent Transaction	Transaction Price	100.0% - 100.0% (100.0%)	Increase

The fair value of the Company’s performing Level 3 debt investments is typically determined utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.
When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.
Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable financial performance multiples such as publicly-traded company and comparable market transaction multiples of revenues, EBITDA, or some combination thereof and comparable market transactions typically would be used.
Debt Not Carried at Fair Value
Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The tables below present the carrying and fair values of the Company’s debt obligations as of the following periods:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of			As of
	September 30, 2024			December 31, 2023
($ in thousands)	Net Carrying Value(1)	Debt Issuance Costs	Fair Value	Net Carrying Value(1)	Debt Issuance Costs	Fair Value
Revolving Credit Facility	$710,912	$(6,948)	$710,912	$533,638	$(7,772)	$533,638
SPV Asset Facility I	441,867	(3,133)	441,867	545,957	(4,043)	545,957
SPV Asset Facility II	223,045	(1,955)	223,045	(2,333)	(2,333)	(2,333)
SPV Asset Facility III	195,128	(4,872)	195,128	—	—	—
Athena CLO III	267,909	(2,091)	267,909	—	—	—
Series 2023A Notes	99,286	(714)	100,000	98,982	(1,018)	100,000
Series 2023B-A Notes	99,221	(779)	100,000	99,174	(826)	100,000
Series 2023B-B Notes	74,354	(646)	75,000	74,232	(768)	75,000
Total Debt	$2,111,722	$(21,138)	$2,113,861	$1,349,650	$(16,760)	$1,352,262

(1) Carrying values are presented net of debt issuance costs.

The table below presents fair value measurements of the Company’s debt obligations as of the following periods:

	As of
($ in thousands)	September 30, 2024	December 31, 2023
Level 1	$—	$—
Level 2	—	—
Level 3	2,113,861	1,352,262
Total Debt	$2,113,861	$1,352,262

Financial Instruments Not Carried at Fair Value
As of September 30, 2024 and December 31, 2023, the carrying amounts of the Company’s other assets and liabilities approximate fair value due to their short term maturities. These financial instruments would be categorized as Level 3 within the fair value hierarchy.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 7. Commitments and Contingencies
Portfolio Company Commitments
From time to time, the Company may enter into commitments to fund investments. The Company had the following outstanding commitments to fund investments in current portfolio companies as of the following periods:

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
($ in thousands)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	$3,011	$2,408
Aerosmith Bidco Limited (dba Audiotonix)	First lien senior secured multi-draw term loan	7,006	—
Aerosmith Bidco Limited (dba Audiotonix)	First lien senior secured multi-draw term loan	15,231	—
Aerosmith Bidco Limited (dba Audiotonix)	First lien senior secured multi-currency revolving loan	9,220	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	5,509	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	3,443	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	4,010	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	4,064	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	3,112	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	—	762
Amerilife Holdings LLC	First lien senior secured delayed draw term loan	—	3,820
AmeriLife Holdings LLC	First lien senior secured revolving loan	2,273	2,273
Anaplan, Inc.	First lien senior secured revolving loan	6,481	6,481
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6,550	10,587
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	2,688	—
Appfire Technologies, LLC	First lien senior secured revolving loan	1,633	1,260
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	3,970	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	2,913	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	2,703	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	537	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	1,393	—
Associations, Inc.	First lien senior secured revolving loan	4,115	—
Associations, Inc.	First lien senior secured delayed draw term loan	5,136	—
Aurelia Netherlands Midco 2 B.V.	First lien senior secured EUR term loan	—	14,005
Aurelia Netherlands Midco 2 B.V.	First lien senior secured NOK term loan	—	14,656
Aurelia Netherlands Midco 2 B.V.	First lien senior secured EUR revolving loan	—	1,556
Avalara, Inc.	First lien senior secured revolving loan	2,273	2,273
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured delayed draw term loan	6,413	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	2,850	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	1,594	2,866
Bamboo US BidCo LLC	First lien senior secured revolving loan	4,103	4,103
BTRS Holdings Inc.. (dba Billtrust)	First lien senior secured delayed draw term loan	25	100
BTRS Holdings Inc.. (dba Billtrust)	First lien senior secured revolving loan	154	185
Certinia, Inc.	First lien senior secured revolving loan	5,882	5,882
Community Brands ParentCo, LLC	First lien senior secured delayed draw term loan	—	750
Community Brands ParentCo, LLC	First lien senior secured revolving loan	—	375
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	22,991	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	70	70
Coupa Holdings, LLC	First lien senior secured revolving loan	54	54
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	3,806	—

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	2,239	—
Cresset Capital Management, LLC	First lien senior secured revolving loan	1,119	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	9,434	9,434
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	2,912	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	7,280	—
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	91	91
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	430	344
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	2,557	—
Entrata, Inc.	First lien senior secured revolving loan	3,941	3,941
Faraday Buyer, LLC (dba MacLean Power Systems)	First lien senior secured delayed draw term loan	1,896	1,896
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2,164	—
Finastra USA, Inc.	First lien senior secured revolving loan	3,364	4,608
Forescout Technologies, Inc.	First lien senior secured revolving loan	176	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	10	145
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	7	93
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	370	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	93	—
Fullsteam Operations, LLC	First lien senior secured revolving loan	37	37
Galway Borrower LLC	First lien senior secured delayed draw term loan	6,217	—
Galway Borrower LLC	First lien senior secured revolving loan	578	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	2,391	—
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secred delayed draw term loan	—	7,600
Granicus, Inc.	First lien senior secured revolving loan	1,645	—
Hyland Software, Inc.	First lien senior secured revolving loan	1,919	1,919
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1,957	—
Iconic IMO Merger Sub, Inc.	First lien senior secured delayed draw term loan	—	3,127
Iconic IMO Merger Sub, Inc.	First lien senior secured revolving loan	2,482	2,382
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured delayed draw term loan	4,485	4,485
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	2,050	3,203
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	1,780	12,716
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	5,934	5,934
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	—	4,567
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	10,278	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	—	1,135
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	3,152	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	897	757
Invoalon Holdings, Inc.	First lien senior secured delayed draw term loan	—	1,350
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	3,986	7,429
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	1,324	—
Kaseya Inc.	First lien senior secured delayed draw term loan	3,013	3,803
Kaseya Inc.	First lien senior secured revolving loan	3,038	3,038
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	5,141	4,112
Litera Bidco LLC	First lien senior secured delayed draw term loan	5,994	—

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
Litera Bidco LLC	First lien senior secured delayed draw term loan	4,709	—
Litera Bidco LLC	First lien senior secured revolving loan	2,680	—
LSI Financing 1 DAC	Series 6 Notes	2,455	—
LSI Financing 1 DAC	Series 5 Notes	96	—
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	5,806	5,806
ManTech International Corporation	First lien senior secured delayed draw term loan	6,698	6,698
ManTech International Corporation	First lien senior secured revolving loan	5,590	5,590
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	1,695	791
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured delayed draw term loan	9,006	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	5,540	—
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2,846	—
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	4,268	—
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	4,118	4,118
Omnia Partners, LLC	First lien senior secured delayed draw term loan	—	172
OneOncology, LLC	First lien senior secured delayed draw term loan	3,679	—
OneOncology, LLC	First lien senior secured delayed draw term loan	—	5,357
OneOncology, LLC	First lien senior secured revolving loan	2,857	2,857
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	534	534
Pacific BidCo Inc.	First lien senior secured delayed draw term loan	—	954
PDI TA Holdings, Inc.	First lien senior secured delayed draw term loan	3,057	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	1,345	—
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	2,471	—
PetVet Care Centers, LLC	First lien senior secured delayed draw term loan	5,120	5,120
PetVet Care Centers, LLC	First lien senior secured revolving loan	5,373	5,373
Phantom Purchaser, Inc.	First lien senior secured revolving loan	1,140	—
Ping Identity Holding Corp.	First lien senior secured revolving loan	3,481	2,182
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	252	4,412
Plasma Buyer LLC (dba PathGroup)	First lien senior secured revolving loan	832	1,260
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	8,248	—
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	10,824	—
Pye-Barker Fire & Safety, LLC	First lien senior secured revolving loan	3,750	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	6,725	—
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	5,888	—
Relativity ODA LLC	First lien senior secured revolving loan	3,854	—
Rubrik, Inc.	First lien senior secured delayed draw term loan	1,171	5,876
SailPoint Technologies Holdings, Inc.	First lien senior secured revolving loan	10,896	10,896
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	7,734	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	7,734	—
Securonix, Inc.	First lien senior secured revolving loan	3,479	3,559
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	871	917
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured EUR delayed draw term loan	110	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured delayed draw term loan	483	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	10,364	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	8,061	—
SimpliSafe Holding Corporation	First lien senor secured delayed draw term loan	—	5,658

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
Smarsh Inc.	First lien senior secured delayed draw term loan	3,333	3,333
Smarsh Inc.	First lien senior secured revolving loan	267	267
Talon MidCo 2 Limited	First lien senior secured delayed draw term loan	—	145
Talon MidCo 2 Limited	First lien senior secured revolving loan	1,369	1,369
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	1,071	1,071
Troon Golf, LLC	First lien senior secured delayed draw term loan	3,124	—
Troon Golf, LLC	First lien senior secured revolving loan	1,562	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	2,016	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	8,845	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	2,658	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	1,038	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured loan	33,745	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured delayed draw term loan	2,911	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	5,823	—
XRL 1 LLC (dba XOMA)	First lien senior secured delayed draw term loan	350	350
Zendesk, Inc.	First lien senior secured delayed draw term loan	14,633	14,633
Zendesk, Inc.	First lien senior secured revolving loan	6,026	6,026
Total Unfunded Portfolio Company Commitments		$516,205	$267,936
As of September 30, 2024, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments.
Organizational and Offering Costs
The table below presents the total amount of organization and offering costs, inclusive of organization and offering costs deferred under the expense deferral agreement, incurred by the Adviser and its affiliates since inception and charged to the Company as of the following dates:

	As of
	September 30, 2024	December 31, 2023
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$4,761	$4,586
Organizational and Offering Costs charged to the Company	$2,842	$205
Under the Investment Advisory Agreement, there will be no liability on the Company’s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.
The table below presents the total amount of organization and offering costs incurred by the Adviser and its affiliates and charged to the Company for the following periods:

	For the Three Months Ended September 30, 2024	For the Nine Months Ended September 30, 2024	For the period from June 22, 2021 (Inception) to September 30, 2023
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$24	$175	$4,586
Organizational and Offering Costs charged to the Company	$592	$2,637	$—

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Expense Deferral Agreement
The Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. The Company will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions.
The table below presents the total amount of expenses incurred by the Adviser under the Expense Deferral Agreement as of the following periods:

	As of
	September 30, 2024	December 31, 2023
($ in thousands)
Expenses incurred by the Adviser	$7,679	$7,679
Organizational and Offering Costs incurred by the Adviser	4,299	4,299
Total Expenses incurred by the Adviser	$11,978	$11,978

The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75.0 million in Net Subscriptions received from the sale of the Company’s common shares thereafter.
The table below presents the amounts the number of installments and the amount the Company became obligated to reimburse the Adviser for the following periods:

	For the Three Months Ended September 30, 2024	For the Nine Months Ended September 30, 2024
($ in thousands)
Number of installments met by the Company	3	13

Expenses reimbursed to the Adviser	$1,428	$6,189
Organizational and Offering costs reimbursed to the Adviser	568	2,462
Total Expenses reimbursed to the Adviser	$1,996	$8,651
As of September 30, 2024 and December 31, 2023, the total remaining expenses under the expense deferral agreement were $2.7 million and $11.3 million, respectively, which represents the equivalent of four and seventeen remaining installments, respectively. As of September 30, 2024, Net Subscriptions received from the sale of the Company's common shares were $2.8 billion. See Note 3 “Agreements and Related Party Transactions.”
Warehouse Facility with Macquarie
On March 21, 2022, the Board approved that the Company may enter into multiple purchase agreements with Macquarie US Trading LLC (“Macquarie”) and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, the Company had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) that the Company has received a minimum of $450.0 million of subscriptions; and (b) that the Board has approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”).
Prior to such time as the Company satisfied the Warehouse Conditions, its obligations under the purchase agreements were guaranteed by an affiliate of the Adviser. On May 10, 2022, conditions under the purchase agreement with Macquarie were met and the Company was obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment. As of June 8, 2022, the Company settled the 4 warehouse investments that the Financing Providers purchased having an aggregate funded principal of $129.2 million and aggregate cost of $127.0 million. As of September 30, 2024, there were no purchase agreements outstanding with the Financing Providers.
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of September 30, 2024, management was not aware of any material pending or threatened litigation that would require accounting recognition or financial statement disclosure.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 8. Net Assets
Authorized Capital and Share Class Description
In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares	Par Value
Class S Shares	1,000,000,000	$0.01
Class D Shares	1,000,000,000	$0.01
Class I Shares	1,000,000,000	$0.01
Total	3,000,000,000
The Company’s Class S shares are not subject to upfront selling commissions; however, if Class S shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company`s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class D shares are not subject to upfront selling commissions; however, if Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 1.5% of the net offering price per share of each Class D share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class I shares are not subject to upfront selling commissions or annual ongoing service fees.
Common Stock Activity
On September 30, 2021, the Company issued 100 Class I common shares for $1,000 to OTCA. On December 30, 2021, the Company issued 15,000 Class I common shares for $150,000 to an entity affiliated with the Adviser.
The tables below present transactions with respect to shares of the Company’s common stock for the following periods:

	For the Three Months Ended September 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,433,245	$98,959	73,826	$770	3,066,630	$31,981	12,573,701	$131,710
Shares/gross proceeds from the private placements	—	—	—	—	16,648,558	173,650	16,648,558	173,650
Reinvestment of distributions	723,371	7,545	9,394	98	2,042,927	21,304	2,775,692	28,947
Repurchased shares	(939,242)	(9,797)	(2,726)	(28)	(5,988,126)	(62,456)	(6,930,094)	(72,281)
Total shares/gross proceeds	9,217,374	96,707	80,494	840	15,769,989	164,479	25,067,857	262,026
Sales load	—	(580)	—	—	—	—	—	(580)
Total shares/net proceeds	9,217,374	$96,127	80,494	$840	15,769,989	$164,479	25,067,857	$261,446

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Nine Months Ended September 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	25,612,031	$268,485	148,020	$1,544	10,983,102	$114,596	36,743,153	$384,625
Shares/gross proceeds from the private placements	—	—	—	—	65,413,174	682,403	65,413,174	682,403
Share transfer between classes(1)	(794,705)	(8,267)	(1,310,646)	(13,605)	2,105,351	21,872	—	—
Reinvestment of distributions	1,806,374	18,833	34,399	357	5,156,590	53,760	6,997,363	72,950
Repurchased shares	(2,205,444)	(22,994)	(18,965)	(197)	(9,760,679)	(101,792)	(11,985,088)	(124,983)
Total shares/gross proceeds	24,418,256	256,057	(1,147,192)	(11,901)	73,897,538	770,839	97,168,602	1,014,995
Sales load	—	(1,381)	—	—	—	—	—	(1,381)
Total shares/net proceeds	24,418,256	$254,676	(1,147,192)	$(11,901)	73,897,538	$770,839	97,168,602	$1,013,614

(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,094,620	$93,388	915,792	$9,326	2,063,566	$21,068	12,073,978	$123,782
Shares/gross proceeds from the private placements	—	—	—	—	16,766,571	171,110	16,766,571	171,110
Reinvestment of distributions	313,503	3,200	12,098	124	1,037,611	10,587	1,363,212	13,911
Repurchased shares	(56,519)	(581)	(5,090)	(52)	(3,802,783)	(39,093)	(3,864,392)	(39,726)
Total shares/gross proceeds	9,351,604	96,007	922,800	9,398	16,064,965	163,672	26,339,369	269,077
Sales load	—	(473)	—	—	—	—	—	(473)
Total shares/net proceeds	9,351,604	$95,534	922,800	$9,398	16,064,965	$163,672	26,339,369	$268,604

	For the Nine Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	23,327,176	$237,937	1,956,913	$19,857	7,187,490	$72,863	32,471,579	$330,657
Shares/gross proceeds from the private placements	—	—	—	—	33,159,561	337,258	33,159,561	337,258
Reinvestment of distributions	696,870	7,148	20,460	211	3,078,216	31,628	3,795,546	38,987
Repurchased shares	(292,344)	(2,970)	(10,016)	(102)	(9,329,962)	(95,069)	(9,632,322)	(98,141)
Total shares/gross proceeds	23,731,702	242,115	1,967,357	19,966	34,095,305	346,680	59,794,364	608,761
Sales load	—	(1,099)	—	—	—	—	—	(1,099)
Total shares/net proceeds	23,731,702	$241,016	1,967,357	$19,966	34,095,305	$346,680	59,794,364	$607,662

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.
The changes to the Company’s offering price per share since the commencement of the Company’s initial continuous public offering and associated effective dates of such changes were as follows:

For the Three and Nine Months Ended September 30, 2024
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2024	$10.38	$—	$10.38	$10.38	$—	$10.38	$10.38	$—	$10.38
February 1, 2024	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
March 1, 2024	$10.40	$—	$10.40	$10.40	$—	$10.40	$10.40	$—	$10.40
April 1, 2024	$10.44	$—	$10.44	$10.44	$—	$10.44	$10.44	$—	$10.44
May 1, 2024	$10.45	$—	$10.45	$10.45	$—	$10.45	$10.45	$—	$10.45
June 3, 2024	$10.47	$—	$10.47	$10.47	$—	$10.47	$10.47	$—	$10.47
July 1, 2024	$10.42	$—	$10.42	$10.42	$—	$10.42	$10.42	$—	$10.42
August 1, 2024	$10.43	$—	$10.43	$10.43	$—	$10.43	$10.43	$—	$10.43
September 3, 2024	$10.44	$—	$10.44	$10.44	$—	$10.44	$10.44	$—	$10.44
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

For the Three and Nine Months Ended September 30, 2023
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2023	$10.02	$—	$10.02	$10.02	$—	$10.02	$10.02	$—	$10.02
February 1, 2023	$10.17	$—	$10.17	$10.17	$—	$10.17	$10.17	$—	$10.17
March 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
April 3, 2023	$10.12	$—	$10.12	$10.12	$—	$10.12	$10.12	$—	$10.12
May 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
June 1, 2023	$10.11	$—	$10.11	$10.11	$—	$10.11	$10.11	$—	$10.11
July 3, 2023	$10.14	$—	$10.14	$10.14	$—	$10.14	$10.14	$—	$10.14
August 1, 2023	$10.21	$—	$10.21	$10.21	$—	$10.21	$10.21	$—	$10.21
September 1, 2023	$10.26	$—	$10.26	$10.26	$—	$10.26	$10.26	$—	$10.26
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Distributions
The Board intends to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.
The tables below present cash distributions per share that were recorded for the following periods:

For the Three and Nine Months Ended September 30, 2024
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 20, 2023	January 31, 2024	February 23, 2024	$0.074775	$2,870	$92	$10,742
February 21, 2024	February 29, 2024	March 22, 2024	0.074775	3,035	95	11,459
February 21, 2024	March 29, 2024	April 23, 2024	0.074775	3,126	95	11,897
February 21, 2024	March 29, 2024	April 23, 2024	0.030000	1,394	39	4,773
February 21, 2024	April 30, 2024	May 22, 2024	0.074775	3,379	97	13,017
May 7, 2024	May 31, 2024	June 26, 2024	0.074775	3,579	97	13,714
May 7, 2024	June 28, 2024	July 24, 2024	0.074775	3,752	98	14,677
May 7, 2024	June 28, 2024	July 24, 2024	0.030000	1,671	40	5,889
May 7, 2024	July 31, 2024	August 22, 2024	0.074775	4,006	98	15,253
August 6, 2024	August 30, 2024	September 25, 2024	0.074775	4,245	103	15,741
August 6, 2024	September 30, 2024	October 24, 2024	0.074775	4,376	103	15,857
August 6, 2024	September 30, 2024	October 24, 2024	0.030000	1,948	43	6,362
		Total	$0.762975	$37,381	$1,000	$139,381
(1) On August 6, 2024, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before November 29, 2024 to shareholders of record as of October 31, 2024.
(2) Distributions per share are gross of shareholder servicing fees.
(3) Distribution amounts are net of shareholder servicing fees.

For the Three and Nine Months Ended September 30, 2023
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 22, 2022	January 31, 2023	February 24, 2023	$0.075000	$1,010	$19	$6,766
January 25, 2023	January 31, 2023	February 24, 2023	0.074775	909	19	6,746
February 21, 2023	February 28, 2023	March 23, 2023	0.074775	1,019	27	7,110
March 22, 2023	March 31, 2023	April 26, 2023	0.074775	1,137	38	7,193
April 25, 2023	April 30, 2023	May 23, 2023	0.074775	1,296	45	7,464
May 22, 2023	May 31, 2023	June 26, 2023	0.074775	1,441	53	7,737
June 23, 2023	June 30, 2023	July 26, 2023	0.074775	1,702	83	7,916
June 23, 2023	July 31, 2023	August 22, 2023	0.074775	1,878	119	8,364
August 8, 2023	August 31, 2023	September 26, 2023	0.074775	1,999	138	8,893
August 8, 2023	September 29, 2023	October 26, 2023	0.074775	2,333	151	9,116
		Total	$0.747975	$14,724	$692	$77,305
(1) Distributions per share are gross of shareholder servicing fees.
(2) Distribution amounts are net of shareholder servicing fees.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company's common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan.
The Company may fund its cash distributions to shareholders from any source of funds available to it, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed the Company's accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of the Company's distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Nine Months Ended September 30, 2024
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.794608	$188,391	106.0%
Net realized gain (loss) on investments	0.010161	2,829	1.6%
Distributions in excess of net investment income/(undistributed net investment income)	(0.041794)	(13,458)	(7.6)%
Total	$0.762975	$177,762	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

	For the Nine Months Ended September 30, 2023
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.84015	$108,443	117.0%
Net realized gain (loss) on investments	0.00365	579	0.6%
Distributions in excess of net investment income/(undistributed net investment income)	(0.09583)	(16,301)	(17.6)%
Total	$0.74798	$92,721	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases
The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.
The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The tables below presents the share repurchase activity of the Company:

For the Three and Nine Months Ended, September 30, 2024
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 27, 2024	I	March 29, 2024	$13,250	$10.44	1,269,118
February 27, 2024	S	March 29, 2024	1,958	$10.44	187,558
May 23, 2024	I	June 28, 2024	26,086	$10.42	2,503,435
May 23, 2024	S	June 28, 2024	11,239	$10.42	1,078,644
May 23, 2024	D	June 28, 2024	169	$10.42	16,239
August 26, 2024	I	September 30, 2024	62,456	$10.43	5,988,126
August 26, 2024	S	September 30, 2024	9,797	$10.43	939,242
August 26, 2024	D	September 30, 2024	28	$10.43	2,726
Total			$124,983		11,985,088

For the Three and Nine Months Ended September 30, 2023
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 28, 2023	I	March 31, 2023	$35,173	$10.12	3,475,640
February 28, 2023	S	March 31, 2023	965	$10.12	95,317
May 25, 2023	I	June 30, 2023	20,802	$10.14	2,051,539
May 25, 2023	S	June 30, 2023	1,425	$10.14	140,508
May 25, 2023	D	June 30, 2023	50	$10.14	4,926
August 24, 2023	I	September 29, 2023	39,093	$10.28	3,802,783
August 24, 2023	S	September 29, 2023	581	$10.28	56,519
August 24, 2023	D	September 29, 2023	52	$10.28	5,090
Total			$98,141		9,632,322

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 9. Earnings Per Share
The tables below presents the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended September 30,
	2024			2023
($ in thousands, except per share amounts)	Class S	Class D	Class I	Class S	Class D	Class I
Increase (decrease) in net assets resulting from operations	$14,892	$357	$54,601	$10,228	$651	$41,984
Weighted average shares of common stock outstanding—basic and diluted	62,568,308	1,397,480	210,057,159	30,511,662	1,853,209	118,352,286
Earnings (loss) per common share—basic and diluted	$0.24	$0.26	$0.26	$0.34	$0.35	$0.35

	For the Nine Months Ended September 30,
	2024			2023
($ in thousands, except per share amounts)	Class S	Class D	Class I	Class S	Class D	Class I
Increase (decrease) in net assets resulting from operations	$39,433	$1,067	$146,267	$20,249	$971	$102,971
Weighted average shares of common stock outstanding—basic and diluted	53,444,982	1,353,150	182,288,651	22,510,211	1,026,228	105,538,966
Earnings (loss) per common share—basic and diluted	$0.74	$0.79	$0.80	$0.90	$0.95	$0.98

Note 10. Income Taxes
The Company has elected to be treated as a RIC under Subchapter M of the Code, and the Company intends to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain its tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from U.S. federal income taxes at corporate rates.
Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.
For the three and nine months ended September 30, 2024, the Company recorded $0.2 million and $0.4 million of U.S. federal excise tax expense, respectively. For the three and nine months ended September 30, 2023, the Company recorded $0.2 million and $0.2 million of U.S. federal excise tax, respectively.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 11. Financial Highlights
The table below presents the financial highlights for a common share outstanding for the following periods:

	For the Nine Months Ended September 30,
	2024			2023
($ in thousands, except share and per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Per share data:
Net asset value, at beginning of period	$10.38	$10.38	$10.38	$10.02	$10.02	$10.02
Results of operations:
Net investment income(1)	0.75	0.79	0.81	0.79	0.83	0.85
Net realized and unrealized gain (loss)(2)	—	—	—	0.15	0.16	0.16
Net increase (decrease) in net assets resulting from operations	0.75	0.79	0.81	0.94	0.99	1.01
Shareholder distributions:
Distributions from net investment income(3)	(0.70)	(0.74)	(0.76)	(0.68)	(0.73)	(0.75)
Distributions from net realized gains(7)	—	—	—	—	—	—
Net increase (decrease) in net assets from shareholders' distributions	(0.70)	(0.74)	(0.76)	(0.68)	(0.73)	(0.75)
Total increase (decrease) in net assets	0.05	0.05	0.05	0.26	0.26	0.26
Net asset value, at end of period	$10.43	$10.43	$10.43	$10.28	$10.28	$10.28

Total Return(4)	7.4%	7.9%	8.1%	9.7%	10.2%	10.4%

Ratios
Ratio of net expenses to average net assets(5)(6)	10.7%	10.6%	9.8%	10.3%	10.3%	9.9%
Ratio of net investment income to average net assets(6)	9.9%	10.2%	10.7%	10.7%	11.5%	11.5%
Portfolio turnover rate	33.7%	33.7%	33.7%	3.4%	3.4%	3.4%

Supplemental Data
Weighted-average shares outstanding	53,444,982	1,353,150	182,288,651	22,510,211	1,026,228	105,538,966
Shares outstanding, end of period	64,933,059	1,424,526	212,056,486	34,512,017	2,074,376	121,913,655
Net assets, end of period	$677,261	$14,859	$2,212,102	$354,621	$21,315	$1,252,693
(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)The per share data was derived using actual shares outstanding at the date of the relevant transaction.
(4)Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized offering expenses, and interest expenses. Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).
(5)Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the nine months ended September 30, 2024, the total operating expenses to average net assets were 10.7%, 10.6%, 9.8% for Class S, Class D and Class I common stock, respectively. For the nine months ended September 30, 2023, the total operating expenses to average net assets were 10.3%, 10.3%, 9.9% for Class S, Class D and Class I common stock, respectively.
(6)The ratio reflects an annualized amount for the nine months ended September 30, 2024, and for the nine months ended September 30, 2023, except in the case of non-recurring expenses (e.g. initial organization expenses) and offering expenses, where applicable.
(7)The distributions from net realized gain (loss) on investments per share for the nine months ended September 30, 2024, and 2023, rounds to less than $0.01 per share, respectively.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 12. Subsequent Events
The Company’s management evaluated subsequent events through the date of these financial statements. There have been no subsequent events to disclose except for the following:
Tech Income Funding II Amendment
On October 10, 2024, Tech Income Funding II, entered into Amendment No. 2 SPV Asset Facility II, in order to, among other things, (i) increase the financing limit under SPV Asset Facility II from 250.0 million to 500.0 million, (ii) replace Alter Domus as collateral custodian with State Street, (iii) extend the end of the reinvestment period from May 31, 2026 to October 10, 2027, (iv) extend the final maturity date from May 31, 2028 to October 10, 2029 and (v) change the applicable margin from 3.05 to a range of 1.60 to 2.35, depending on collateral.
Revolving Credit Facility Amendment
On October 21, 2024, parties to the Revolving Credit Facility entered into the Third Amendment to the Revolving Credit Facility, in order to, among other things, (i) extend the revolver availability period from November 2027 to October 2028, (ii) extend the scheduled maturity date from November 2028 to October 2029, (iii) increase the total facility amount from 975.0 million to 1.0 billion, (iv) reduce the unused fee from 0.374999999999999000000000000000000000000000000000000000000000000000000000000000000000000000000000000 to 0.350 on undrawn amounts under the Revolving Credit Facility, (v) reduce the applicable margin (a) with respect to amounts drawn under the Revolving Credit Facility in U.S. dollars bearing interest at the alternative base rate, 1.00 to 0.875 per annum, (b) with respect to amounts drawn under the Revolving Credit Facility in U.S. dollars bearing interest at term SOFR, from 2.00 to 1.875 per annum, and (c) with respect to amounts drawn under the Revolving Credit Facility in other permitted currencies, from 2.00 to 1.875 per annum and (vi) resets the minimum shareholders’ equity test.
Tech Income Funding I Amendment
On October 24, 2024, Tech Income Funding I, entered into Amendment No. 2 to the SPV Asset Facility I, in order to, among other things, (i) replace Alter Domus with State Street Bank as the collateral custodian, (ii) extend the reinvestment period through May 6, 2027 and the maturity date to May 6, 2029, (iii) reduce the spread from 2.75 to 2.40, (iv) amend the definition of minimum spread payment and (v) added the BSL rebate to be paid to Tech Income Funding I. The Amendment also amended the definition of value adjustment event.
Distribution
On November 5, 2024, our Board declared a distribution of $0.074775 per share, payable on or before December 31, 2024 to the shareholders of record as of November 29, 2024, a distribution of $0.074775 per share, payable on or before January 31, 2025 to the shareholders of record as of December 31, 2024, a distribution of $0.074775 per share, payable on or before February 28, 2025 to the shareholders of record as of January 31, 2025 and a special distribution of $0.030000 per share, payable on or before January 31, 2025 to the shareholders of record as of December 31, 2024.
Equity Raise Proceeds
As of November 7, 2024, the Company has issued approximately 66.8 million shares of its Class S common stock, approximately 228.4 million shares of its Class I common stock and approximately 2.8 million shares of its Class D common stock and has raised total gross proceeds of approximately $688.1 million, $2.3 billion, and $28.1 million, respectively, including seed capital of $1,000 contributed by its Adviser in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser. In addition, the Company has received $63.6 million in subscription payments which the Company accepted on November 5, 2024, which are pending the Company’s determination of the net asset value per share applicable to such purchase.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The information contained in this section should be read in conjunction with “ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA”. This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Blue Owl Technology Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in our Form 10-K for the fiscal year ended December 31, 2023 in “ITEM 1A. RISK FACTORS”. This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 3 of this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
Blue Owl Technology Income Corp. (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Formed as a Maryland corporation on June 22, 2021, we were advised by Blue Owl Technology Credit Advisors LLC (“OTCA”) from October 1, 2021 to November 30, 2021. As of November 30, 2021, we are advised by Blue Owl Technology Credit Advisors II LLC (our “Adviser”or “OTCA II”). The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”). We have elected to be treated as a regulated investment company “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. On December 9, 2021, we formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC makes loans to borrowers headquarter in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.
We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which focuses on direct lending. Our Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages the day-to-day operations of, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
We rely on an exemptive order issued to an affiliate of the Adviser that permits us to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. We are offering on a best efforts, continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to us or the Dealer Manager with respect to the Class S and Class D shares, however, if such Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charges to 3.50% of the net offering price per share for each Class S share and 1.50% of the net offering price per share for each Class D share. Class I shares are not subject to upfront selling commissions. Class S, Class D and Class I shares will be offered at initial purchase prices per share of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.
On September 30, 2021, an affiliate of the Adviser (“the Initial Shareholder”) purchased 100 shares of our Class I common stock at $10.00 per share, which represents the initial public offering price of such shares. The Initial Shareholder will not tender these shares for repurchase as long as the Adviser remains our investment adviser. There is no current intention for the Adviser to discontinue its role. On October 6, 2021, we received a subscription agreement, totaling $50.0 million for the purchase of Class I common shares of our common stock from entities affiliated with the Adviser. We had called all of the $50.0 million under the subscription agreement as of September 30, 2024.
Since meeting the minimum offering requirement and commencing our continuous public offering through September 30, 2024, we have issued 65,266,805 shares of Class S common stock, 2,689,500 shares of Class D common stock, and 27,897,420 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, for gross proceeds of $671.8 million, $27.4 million, and $284.9 million, respectively, including $1,000 of seed capital contributed by its Initial Shareholder. We have issued 196,998,884 shares of our Class I common stock to feeder vehicles primarily created to hold our Class I shares in a Private Offering and raised gross proceeds of approximately $2.0 billion.
Our Adviser also serves as investment adviser to Blue Owl Technology Finance Corp. II.
Blue Owl consists of three investment platforms: (1) Credit, which focuses on direct lending, (2) GP Strategic Capital, which focuses on acquiring equity positions in and providing debt financing to institutional alternative asset managers and (3) Real Estate, which focuses on triple net lease real estate strategies and real estate credit. Blue Owl’s Credit platform is comprised of the Adviser, OTCA, Blue Owl Credit Advisors LLC (“OCA”), Blue Owl Diversified Credit Advisors LLC (“ODCA”), and Blue Owl Credit Private Fund Advisors LLC (“OPFA”

and together with the Adviser, OCA, ODCA and OTCA, the “Blue Owl Credit Advisers”), which are also investment advisers. As of September 30, 2024, the Adviser and its affiliates had $128.4 billion in assets under management across Blue Owl’s Credit platform.
The management of our investment portfolio is the responsibility of the Adviser and the Technology Lending Investment Committee. The Investment Team is also led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s investment committees. Blue Owl’s Credit platform has four investment committees each of which focuses on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s Credit platform’s investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Technology Lending Investment Committee is comprised of Erik Bissonnette, Pravin Vazirani and Jon ten Oever. We consider the individuals on the Technology Lending Investment Committee to be our portfolio managers. The Investment Team, under the Technology Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis.
The Technology Lending Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Technology Lending Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which investments in broadly syndicated loans may be bought and sold), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Technology Lending Investment Committee. Follow-on investments in existing portfolio companies may require the Technology Lending Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Technology Lending Investment Committee. The compensation packages of certain Technology Lending Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.
In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker-dealers to solicit capital (the “Dealer Manager Agreement”).
We may be prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We rely on an order for exemptive relief (as amended, the “Order”), that has been granted by the SEC to OCA and certain of its affiliates, to permit us to co-invest with other funds managed by the Adviser or certain of its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transactions, including the consideration to be paid, are reasonable and fair to us and our shareholders and do not involve overreaching by us or our shareholders on the part of any person concerned, (2) the transaction is consistent with the interests of our shareholders and is consistent with our investment objective and strategies, (3) the investment by our affiliates would not disadvantage us, and our participation would not be on a basis different from or less advantageous than that on which our affiliates are investing, and (4) the proposed investment by us would not benefit our Adviser or its affiliates or any affiliated person of any of them (other than the parties to the transaction), except to the extent permitted by the Order and applicable law, including the limitations set forth in Section 57(k) of the 1940 Act. In addition, the Order permits us to participate in follow-on investments in our existing portfolio companies with certain affiliates that are private funds if such private funds did not have an investment in such existing portfolio company. The Blue Owl Credit Advisers’ investment allocation policy seeks to ensure equitable allocation of investment opportunities over time between us and/or other funds managed by our Adviser or its affiliates. As a result of the Order, there could be significant overlap in our investment portfolio and investment portfolios of BDCs, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively, the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order and have an investment objective similar to ours.
We have elected to be regulated as a BDC under the 1940 Act and have elected to be regulated as a RIC for tax purposes under the Code. As a result, we are required to comply with various statutory and regulatory requirements, such as:
•the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;
•source of income limitations;
•asset diversification requirements; and
•the requirement to distribute (or be treated as distributing) in each taxable year at least the sum of 90% of our investment company taxable income and tax-exempt interest for that taxable year.
Our Investment Framework

We are a Maryland corporation organized primarily to originate and make debt and equity investments in, technology-related companies based primarily in the United States. We originate and invest in senior secured or unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. Our investment objective is to maximize total return by generating current income from our debt investments and other income producing securities, and capital appreciation from our equity or equity-linked investments. We may hold our investments directly or through special purpose vehicles. We generally intend to invest in companies with a low loan-to-value ratio, which we consider to be 50% or below. Since our Adviser's affiliates began investment activities in April 2016 through September 30, 2024, the Blue Owl Credit Advisers have originated $128.7 billion of aggregate principal amount of investments across multiple industries, of which $124.9 billion of aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a corporation or fund advised by our Adviser or its affiliates.
We invest at least 80% of the value of our total assets in “technology-related” companies. We define technology related companies as those that operate in the technology industry or sector, or those that are developing or offering goods to businesses and consumers which utilize scientific knowledge, include techniques, skills, methods, devices and processes to solve problems. We specifically focus on software and enterprise software companies within the technology and technology-related universe of companies. We invest in a broad range of established and high growth technology-related companies with a focus on enterprise software companies that are capitalizing on the large and growing demand for enterprise software products and services. These companies use technology extensively to improve business processes, applications and opportunities or seek to grow through technological developments and innovations. These companies operate in technology-related industries or sectors which include, but are not limited to, application software, systems software, healthcare information technology, technology services and infrastructure, financial technology and internet and digital media.
We leverage Blue Owl’s relationships and existing origination capabilities to focus our investments in companies with an enterprise value of at least $50 million and that are backed by venture capital firms or private equity firms that are active investors in and have an expertise in technology companies and technology-related industries. We expect that our target investments typically will range in size between $20 million and $500 million. Our expected portfolio composition will be majority debt or income producing securities, with a lesser allocation to equity related opportunities. We anticipate that generally any equity related securities we hold will be minority positions. We expect that our investment size will vary with the size of our capital base and we anticipate that our average investment size will be 1-2% of our entire portfolio with no investment size greater than 5%; however, from time to time certain of our investments may comprise greater than 5% of our portfolio.
We expect that generally our portfolio composition will be majority debt or income producing securities, which may include “covenant-lite” loans (as defined below), with a lesser allocation to equity or equity-linked opportunities, including publicly traded debt instruments. In addition, we may invest a portion of our portfolio in opportunistic investments and broadly syndicated loans, which will not be our primary focus, but will be intended to enhance returns to our shareholders and from time to time, we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These investments may include high-yield bonds and broadly-syndicated loans, including publicly traded debt instruments, which are typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle-market companies, and equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans or structured products, such as life settlements and royalty interests. In addition, our portfolio composition may fluctuate from time to time based on market conditions and interest rates.
Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. Generally, the loans in which we expect to invest will have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance. However, to a lesser extent, we may invest in “covenant-lite” loans. We use the term “covenant-lite” to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
We classify our debt investments as “traditional financing” or “growth capital” based on a number of factors. Traditional financings are typically senior secured loans primarily in the form of first lien loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position) and second lien loans. In connection with our senior secured loans, we generally receive a security interest in certain of the assets of the borrower and consequently such assets serve as collateral in support of the repayment of such senior secured loans.
Growth capital investments are typically unsecured obligations of the borrower, and might be structured as unsecured indebtedness, convertible bonds, convertible equity, preferred equity, and common equity. We seek to limit the downside potential of our investments by negotiating covenants in connection with our investments consistent with preservation of our capital. Such restrictions may include affirmative covenants (including reporting requirements), negative covenants (including financial covenants), lien protection, change of control provisions and board rights, including either observation rights or rights to a seat on the board under some circumstances. Except for our specialty financing portfolio investments, our equity investments are typically not control-oriented investments and we may structure such equity investments to include provisions protecting our rights as a minority-interest holder.

We target portfolio companies where we can structure larger transactions. As of September 30, 2024, our average investment size in each of our portfolio companies was approximately $29.1 million based on fair value. As of September 30, 2024, investments we classify as traditional financing, excluding the investment in Blue Owl Credit SLF LLC (“Credit SLF”) and certain investments that fall outside of our typical borrower profile, represented 93.9% of our total portfolio based on fair value and these portfolio companies had a weighted average annual revenue of $1.3 billion, a weighted average annual EBITDA of $0.4 billion and a weighted average enterprise value of $6.4 billion. As of September 30, 2024, investments we classify as growth capital represented 5.5% of our total portfolio based on fair value and these portfolio companies had a weighted average annual revenue of $1.8 billion and weighted average enterprise value of $11.4 billion.
The companies in which we invest use our capital primarily to support their growth, acquisitions, market or product expansion, refinancings and/or recapitalizations. The debt in which we primarily invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk”.
Key Components of Our Results of Operations

Investments
We focus primarily on originating and making debt and equity investments in technology-related (specifically software) companies based primarily in the United States.
Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.
In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.
Revenues
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of September 30, 2024, 99.0% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors, in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.
Our investment portfolio may consist of floating rate loans. Macro trends in base interest rates like SOFR, and any other alternative reference rates may affect our net investment income over the long term. However, because we generally intend to originate loans to a small number of portfolio companies each quarter, and those investments may vary in size, our results in any given period, including the interest rate on investments that were sold or repaid in a period compared to the interest rate of new investments made during that period, may often be idiosyncratic, and may reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends. Generally, because our portfolio consists primarily of floating rate loans, we expect our earnings to benefit from a prolonged higher rate environment.
Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.
Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.
Our portfolio activity may also reflect the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.
Expenses
Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:
•expenses deemed to be “organization and offering expenses” for purposes of Conduct Rule 2310(a)(12) of Financial Industry Regulatory Authority (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);
•the cost of corporate and organizational expenses relating to offerings of shares of our common stock;
•the cost of calculating our net asset value, including the cost of any third-party valuation services;
•the cost of effecting any sales and repurchases of our common stock and other securities;
•fees and expenses payable under any dealer manager agreements, if any;
•debt service and other costs of borrowings or other financing arrangements;
•costs of hedging;
•expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•escrow agent, transfer agent and custodial fees and expenses;
•fees and expenses associated with marketing efforts;
•federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•federal, state and local taxes;
•independent directors’ fees and expenses, including certain travel expenses;
•costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
•the costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);
•the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•commissions and other compensation payable to brokers or dealers;
•research and market data;
•fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;
•direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•fees and expenses associated with independent audits, outside legal and consulting costs;
•costs of winding up;
•costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;
•extraordinary expenses (such as litigation or indemnification); and
•costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.
We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.
Expense Support and Conditional Reimbursement Agreement
On November 30, 2021, we entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of our distributions to shareholders represented a return of capital for tax purposes. The Expense Support Agreement became effective as of the date that we met the minimum offering requirement, and was terminated by the Adviser on March 7, 2023.
On a quarterly basis, the Adviser reimbursed us for “Operating Expenses” (as defined below) in an amount equal to the excess of our cumulative distributions paid to our shareholders in each quarter over “Available Operating Funds” (as defined below) received by us on account of our investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.
Under the Expense Support Agreement, “Operating Expenses” was defined as all of our operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) our estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) our realized net capital gains (including the excess of realized net long-term capital gains over realized net short-

term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by us in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we are required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to our Adviser, until such time as all Expense Payments made by our Adviser to us within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by us are referred to as a “Reimbursement Payment”.
Our obligation to make Reimbursement Payments survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from us to the Adviser.
Expense Deferral Agreement
On March 23, 2022, we entered into the expense deferral agreement (the “Expense Deferral Agreement”) with the Adviser, under which the Adviser has agreed to incur and pay all of our expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until we met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of our securities.
On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser's obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75.0 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. The Company recorded $2.0 million and $8.7 million of expenses, of which $0.6 million and $2.5 million related to organization and offering costs, for the three and nine months ended September 30, 2024, respectively.
The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by us or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate us. However, our obligation to repay the Adviser the expenses incurred by the Adviser on our behalf upon meeting the specified conditions will survive any termination of the agreement.
Fee Waivers
On March 23, 2022, the Adviser agreed to waive 100% of the base management fee through October 31, 2022. Any portion of the base management fee waived will not be subject to recoupment.
On June 22, 2022, the Adviser agreed to waive 100% of the performance based incentive fee and capital gains based incentive fee through October 31, 2022. Any portion of the incentive fees waived will not be subject to recoupment.
Reimbursement of Administrative Services
We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.
Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2021, we received shareholder approval that allowed us to reduce our asset coverage ratio from 200% to 150%, effective as of October 1, 2021. As a result, we generally are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if our asset coverage, as defined in the 1940 Act, would at least be equal to 150% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage we can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity. Our current target leverage ratio is 0.90x-1.25x.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.

Potential Market Trends
We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the following factors:
Limited Availability of Capital for Technology, Specifically Enterprise Software, Companies. We believe that technology companies have limited access to capital, driven by a lack of dedicated pools of capital focused on technology companies and a reduction in activity from commercial and investment banks as a result of regulatory and structural factors, industry consolidation and general risk aversion. Traditional lenders, such as commercial and investment banks, generally do not have flexible product offerings that meet the needs of technology-related companies. In recent years, many commercial and investment banks have focused their efforts and resources on lending to large corporate clients and managing capital markets transactions rather than lending to technology-related companies. In addition, these lenders may be constrained in their ability to underwrite and hold loans and high yield securities, as well as their ability to provide equity financing, as they seek to meet existing and future regulatory capital requirements. We also believe that there is a lack of scaled market participants that are willing to provide and hold meaningful amounts of a customized financing solution for technology companies. As a result, we believe our focus on technology-related companies and our ability to invest across the capital structure, coupled with a limited supply of capital providers, presents an attractive opportunity to invest in technology companies.
Capital Markets Have Been Unable to Fill the Void Left by Banks. Access to the underwritten bond and syndicated loan markets is challenging for many technology companies due to loan size and liquidity. For example. high yield bonds are generally purchased by institutional investors such as mutual funds and exchange traded funds (“ETFs”) who, among other things, are highly focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision.
Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Loans provided by companies such as ours provide certainty to issuers in that we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.
Secular Trends Supporting Growth for Private Credit. According to Gartner, a research and advisory company, global technology spend was $4.7 trillion in 2023 and is expected to grow to more than $5.1 trillion in 2024. We believe global demand for technology products and services will continue to grow rapidly, and that growth will stimulate demand for capital from technology companies which will continue to require access to capital to refinance existing debt, support growth and finance acquisitions. We believe that periods of market volatility, such as the current period of market volatility caused, in part, by uncertainty regarding inflation and interest rates, and current geopolitical conditions, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even as the public markets remain open. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, there is an emerging trend where higher quality credits that have traditionally been issuers in the syndicated and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. We believe the large amount of uninvested capital held by funds of private equity firms broadly, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.7 trillion as of December 31, 2023, will continue to drive deal activity. We expect that technology companies, private equity sponsors, venture capital firms, and entrepreneurs will continue to seek partners to provide flexible financing for their businesses with debt and equity investments provided by companies such as us.
Attractive Investment Dynamics. An imbalance between the supply of, and demand for, capital creates attractive pricing dynamics. With respect to the debt investments in technology companies, we believe the directly negotiated nature of such financings generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender protective change of control provisions. Further, we believe that historical default rates for technology and software companies have been lower, and recovery rates have been higher, as compared to the broader leveraged finance market, leading to lower cumulative losses. With respect to equity and equity-linked investments, we will seek to structure these investments with meaningful shareholder protections, including, but not limited to, anti-dilution, anti-layering, and liquidation preferences, which we believe will create the potential for meaningful risk-adjusted long-term capital gains in connection with the future liquidity events of these technology companies. Lastly, we believe that in the current environment, lenders with available capital may be able to take advantage of attractive investment opportunities and may be able to achieve improved economic spreads and documentation terms.
Compelling Business Models. We believe that the products and services that technology companies with a focus on enterprise software provide often have high switching costs and are fundamental to the operations and success of their customers. We generally invest in dominant or growing players in niche markets that are selling products to established customer bases. As a result, technology companies with a focus on enterprise software have attributes that make them compelling investments, including strong customer retention rates, and highly recurring and predictable revenue. Further, technology companies with a focus on enterprise software are typically highly capital efficient, with limited capital expenditures and high free cash flow conversion. In addition, the replicable nature of technology products, specifically enterprise software, creates substantial operating leverage which typically results in strong profitability.
We believe that enterprise software businesses make compelling investments because they are inherently diversified into a variety of sectors due to end market applications and have been one of the more defensive sectors throughout economic cycles.
Attractive Opportunities in Investments in Technology Companies. We invest in the debt and equity of technology companies. We believe that opportunities in the debt of technology companies are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issued with floating interest rates offers a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in a rising interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are generally secured by the issuer’s assets, which may provide protection in the event of a default.
We believe that opportunities in the equity of technology companies are significant because of the potential to generate meaningful capital appreciation by participating in the growth in the portfolio company and the demand for its products and services. Moreover, we believe that the high-growth profile of a technology company will generally make it a more attractive candidate for a liquidity event than a company in a non-high growth industry. We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the foregoing factors
Portfolio and Investment Activity
On March 21, 2022, the Board approved multiple purchase agreements with Macquarie US Trading LLC (“Macquarie”) and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, the Company had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) the Company received a minimum of $450.0 million of subscriptions; and (b) the Board approved the purchase of the specific Warehouse Investments. As of May 10, 2022, conditions under the purchase agreement were met and we became obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment. As of September 30, 2024, the Company settled its required obligations under the purchase agreements.
As of September 30, 2024, based on fair value, our portfolio consisted of 90.0% first lien senior debt investments (of which 42.4% we consider to be unitranche debt investments (including “last out” portions of such loans)), 4.2% second lien senior secured debt investments, 1.2% unsecured debt investments, 3.6%, preferred equity investments, 1.0% common equity investments. As of September 30, 2024, our investment in joint ventures is insignificant.
As of September 30, 2024, our weighted average total yield of the portfolio at fair value and amortized cost was 10.5% and 10.6%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 10.7% and 10.7%, respectively. As of September 30, 2024, the weighted average spread of total debt investments was 5.3%.
As of September 30, 2024, we had investments in 171 portfolio companies with an aggregate fair value of $5.0 billion. As of September 30, 2024, we had net leverage of 0.70x debt-to-equity.
In the current lending environment, public loan markets have remained active while merger and acquisition activity remains below historical levels; however, our platform continues to find attractive investment opportunities for deployment, predominantly in first lien originations. In addition, a large portion of our originations across the platform this quarter were deployed into existing borrowers as part of add-on transactions.
The credit quality of our portfolio has been consistent. We continue to focus on investing in industries we view as recession resistant and that we are familiar with, including service-oriented sectors such as software and healthcare, all of which serve diversified and durable end markets. Blue Owl serves as the administrative agent on many of our investments and the majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. Our borrowers that we classify as traditional financing, which exclude certain investments that fall outside of our typical borrower profile, have a weighted average EBITDA of $394.7 million and we believe this scale contributes to the durability of our borrowers and their ability to adapt to different economic environments. In addition, Blue Owl continues to invest in, and is often the lead lender or administrative agent on, transactions in excess of $1 billion in size, which gives us the ability to structure the terms of such deals to maximize deal economics and credit protection.
Many of the companies in which we invest are continuing to see solid demand with modest growth in both revenues and EBITDA. However, in the event of further geopolitical, economic and financial market instability, in the U.S. and elsewhere, it is possible that the results of some of the middle-market companies similar to those in which we invest could be challenged. While we are not seeing signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results.
We also continue to invest in Credit SLF and specialty financing portfolio companies, including LSI Financing DAC 1 (“LSI Financing”). These companies may use our capital to support acquisitions which could continue to lead to increased dividend income across well-diversified underlying portfolios. In the future we may invest through additional specialty finance portfolio companies, joint ventures, partnerships or other special purpose vehicles. See “Specialty Financing Portfolio Companies.”
The table below presents our investment activity for the following periods (information presented herein is at par value unless otherwise indicated).

	For the Three Months Ended September 30,
($ in thousands)	2024	2023
New investment commitments
Gross originations	$903,131	$632,311
Less: Sell downs	—	(7,313)
Total new investment commitments	$903,131	$624,998
Principal amount of investments funded:
First-lien senior secured debt investments	$837,069	$548,985
Second-lien senior secured debt investments	3,750	7,572
Unsecured debt investments	—	—
Preferred equity investments	6,364	—
Common equity investments	46	7,500
Joint ventures	2,188	—
Total principal amount of investments funded	$849,417	$564,057
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(255,662)	$(21,176)
Second-lien senior secured debt investments	(17,647)	(7,187)
Unsecured debt investments	—	—
Preferred equity investments	(50,076)	(11,800)
Common equity investments	—	—
Total principal amount of investments sold or repaid	$(323,385)	$(40,163)

Number of new investment commitments in new portfolio companies(1)	29	29
Average new investment commitment amount in new portfolio companies(1)	$28,742	$19,397
Weighted average term for new debt investment commitments (in years)	6.0	5.8
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—%	—%
Weighted average interest rate of new debt investment commitments(2)	9.4%	11.3%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	4.8%	5.9%
(1)Number of new investment commitments represents commitments to a particular portfolio company.
(2)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.59% as of September 30, 2024 and 5.40%, as of September 30, 2023, respectively.

The table below presents our investments at amortized cost and fair value as of the following periods:

	As of		As of
	September 30, 2024		December 31, 2023
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$4,452,817	$4,479,943	$2,731,855	$2,750,873
Second-lien senior secured debt investments	217,377	208,561	244,033	240,627
Unsecured debt investments	61,215	61,534	—	—
Preferred equity investments(2)	179,296	177,727	208,036	211,797
Common equity investments	42,476	48,824	40,704	43,444
Joint Ventures(3)	2,189	2,187	—	—
Total Investments	$4,955,370	$4,978,776	$3,224,628	$3,246,741
(1) 42.4% and 39.0% of which we consider unitranche loans as of September 30, 2024 and December 31, 2023, respectively.
(2) Includes equity investment in LSI Financing.
(3) Includes equity investment in Credit SLF.

We use GICs for classifying the industry groupings of our portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of
	September 30, 2024	December 31, 2023
Aerospace & Defense	1.2%	1.8%
Application Software	12.9%	12.9%
Banks	1.3%	1.9%
Beverages	0.8%	1.5%
Buildings & Real Estate	1.8%	0.6%
Building Products	0.1%	0.3%
Capital Markets	0.2%	—%
Commercial Services & Supplies	3.2%	3.8%
Construction & Engineering	0.5%	0.5%
Consumer Finance	0.7%	—%
Containers & Packaging	0.9%	0.8%
Diversified Consumer Services	2.9%	1.2%
Diversified Financial Services	6.0%	2.8%
Diversified Telecommunication Services	0.3%	—%
Energy Equipment & Services	—%	0.2%
Electrical Equipment	—%	3.1%
Entertainment	1.4%	—%
Equity Real Estate Investment Trusts (REITs)	1.0%	—%
Food & Staples Retailing	3.2%	4.5%
Health Care Equipment & Supplies	2.2%	1.9%
Health Care Providers & Services	4.2%	5.2%
Health Care Technology	12.9%	11.4%
Hotels, Restaurants & Leisure	1.0%	—%
Industrial Conglomerates	0.7%	—%
Insurance	7.3%	6.3%
Internet & Direct Marketing Retail	0.6%	—%
IT Services	4.3%	6.0%
Joint Ventures(2)(3)	—%	—%
Life Sciences Tools & Services	1.4%	1.8%
Machinery	0.4%	0.5%
Media	0.7%	—%
Multiline Retail	0.3%	—%
Pharmaceuticals(1)	0.8%	0.8%
Professional Services	6.8%	3.9%
Real Estate Management & Development	1.6%	2.3%
Specialty Retail	0.2%	—%
Systems Software	16.0%	24.0%
Water Utilities	0.2%	—%
Total	100.0%	100.0%
(1) Includes equity investment in LSI Financing.
(2) Includes equity investment in Credit SLF.
(3) As of September 30, 2024, our investment in Joint Ventures is insignificant.

We classify the industries of our portfolio companies be end-market (such as health care technology) and not by the product or services (such as software) directed to those end-markets.
The table below presents investments by geographic composition based on fair value as of the following periods:

	As of
	September 30, 2024	December 31, 2023
United States:
Midwest	18.5%	17.1%
Northeast	15.5%	19.1%
South	30.7%	26.8%
West	24.0%	26.2%
Canada	3.0%	3.4%
Germany	0.2%	0.3%
Ireland	0.1%	0.6%
Israel	—%	0.9%
Italy	0.1%	—%
Luxembourg	0.8%	1.2%
New Zealand	0.1%	—%
Norway	0.6%	—%
Spain	0.3%	—%
Sweden	0.7%	—%
Switzerland	0.2%	—%
United Kingdom	5.2%	4.4%
Total	100.0%	100.0%
The table below presents the weighted average yields and interest rates of our investments at fair value as of the following periods:

	As of
	September 30, 2024	December 31, 2023
Weighted average total yield of portfolio	10.5%	11.8%
Weighted average total yield of debt and income producing securities	10.7%	12.0%
Weighted average interest rate of debt securities	10.2%	11.4%
Weighted average spread over base rate of all floating rate investments	5.4%	6.0%
The weighted average yield of our accruing debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.
Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.
An investment will be placed on the Adviser's credit watch list when select events occur and will only be removed from the watch list with oversight of the Technology Lending Investment Committee and/or other Blue Owl agent. Once an investment is on the credit watch list, the Adviser works with the borrower to resolve any financial stress through amendments, waivers or other alternatives. If a borrower defaults on its payment obligations, the Adviser's focus shifts to capital recovery. If an investment needs to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee.
As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser will rate the credit risk of all investments on a scale of 1 to 5.
This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1
Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

2
Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;
4
Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.
Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.
The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.
The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee.
The table below presents the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	As of		As of
	September 30, 2024		December 31, 2023
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$220,159	4.4%	$71,807	2.2%
2	4,639,239	93.2%	3,156,618	97.2%
3	119,378	2.4%	18,316	0.6%
4	—	—%	—	—%
5	—	—%	—	—%
Total	$4,978,776	100.0%	$3,246,741	100.0%

The table below presents the amortized cost of our performing and non-accrual debt investments as of the following periods:

	As of		As of
	September 30, 2024		December 31, 2023
($ in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$4,731,409	100.0%	$2,975,888	100.0%
Non-accrual	—	—%	—	—%
Total	$4,731,409	100.0%	$2,975,888	100.0%
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Specialty Financing Portfolio Company - LSI Financing

LSI Financing is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, we made an initial investment in LSI Financing. As of September 30, 2024 and December 31, 2023, the fair value of our investment in LSI Financing was $13.4 million and $13.0 million, respectively. For the three and nine months ended September 30, 2024, we increased our commitment to LSI Financing by none and $4.3 million, respectively. Our investment in LSI Financing is a co-investment with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our equity interest in LSI Financing.

Joint Venture - Blue Owl Credit SLF LLC

On May 6, 2024 Blue Owl Credit SLF LLC (“Credit SLF”), a Delaware limited liability company, was formed as a joint venture between us, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Capital Corporation III, Blue Owl Credit Income Corp., Blue Owl Technology Finance Corp., Blue Owl Technology Finance Corp. II, and State Teachers Retirement System of Ohio (“OSTRS”) (each, a “Credit SLF Member” and collectively, the “Credit SLF Members”). The Credit SLF Members co-manage Credit SLF. Credit SLF’s principal purpose is to make investments in senior secured loans to middle-market companies, broadly syndicated loans and senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each Credit SLF Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. Our investment in Credit SLF is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that it received from the SEC. We do not consolidate our non-controlling interest in Credit SLF.
Refer to Exhibit 99.1 for the Credit SLF's Supplemental Financial Information.
Results of Operations

The table below presents the operating results for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Total Investment Income	$137,488	$78,994	$369,596	$204,459
Less: Net operating expenses	(67,365)	(36,901)	(180,814)	(95,811)
Net Investment Income (Loss) Before Taxes	70,123	42,093	188,782	108,648
Less: Excise taxes	211	175	391	205
Net Investment Income (Loss) After Taxes	$69,912	$41,918	$188,391	$108,443
Net change in unrealized gain (loss)	(2,956)	10,420	(4,114)	15,301
Net realized gain (loss)	2,894	525	2,490	447
Net Increase (Decrease) in Net Assets Resulting from Operations	$69,850	$52,863	$186,767	$124,191

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio.
Investment Income
The table below presents investment income for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Interest income	$122,558	$66,714	$326,047	$168,614
PIK interest income	5,708	5,111	16,586	13,021
PIK dividend income	5,038	3,520	14,023	14,888
Dividend Income	2,502	2,539	7,518	5,585
Other income	1,682	1,110	5,422	2,351
Total Investment Income	$137,488	$78,994	$369,596	$204,459
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interest obtained in connection with originated loans, such as options, warrants, or conversion rights.
For the three months ended September 30, 2024 and 2023
Investment income increased by $58.5 million for the three months ended September 30, 2024 primarily due to an increase in interest income as a result of an increase in our investment portfolio which increased from $2.9 billion as of September 30, 2023 to $5.0 billion as of September 30, 2024. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. PIK interest represented approximately 4.2% and 6.5% of investment income for the three months ended September 30, 2024 and 2023, respectively. PIK dividend income represented approximately 3.7% and 4.5% of investment income for the three months ended September 30, 2024 and 2023, respectively. Other income increased by $0.6 million period-over-period due a increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.
For nine months ended September 30, 2024 and 2023
Investment income increased by $165.1 million for the nine months ended September 30, 2024, primarily due to an increase in interest income as a result of an increase in our investment portfolio which increased from $2.9 billion as of September 30, 2023 to $5.0 billion as of September 30, 2024. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. PIK interest represented approximately 4.5% and 6.4% of investment income for the nine months ended September 30, 2024, and 2023, respectively. PIK dividend income represented approximately 3.8% and 7.3% of investment income for the nine months ended September 30, 2024, and 2023, respectively. Dividend income increased by $1.9 million period-over-period driven by an increase in our portfolio of dividend income-producing investments. Other income increased by $3.1 million period-over-period due to an increase in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.

Expenses
The table below presents expenses for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Offering costs	$1,065	$31	$3,780	$34
Interest expense	42,641	23,320	111,823	63,785
Management fees	8,421	4,364	21,516	11,285
Capital gains incentive fees	(7)	329	(203)	329
Performance based incentive fees	9,986	6,061	26,884	15,569
Professional fees	1,695	827	5,836	1,433
Directors' fees	367	196	1,285	326
Shareholder servicing fees	1,409	682	3,586	1,481
Other general and administrative	1,788	1,091	6,307	1,569
Total Operating Expenses	$67,365	$36,901	$180,814	$95,811
Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.
For the three months ended September 30, 2024 and 2023
Total operating expenses, increased by $30.5 million for three months ended September 30, 2024 due to an increase in interest expense, management fees, performance based incentive fees and other expenses of $19.3 million, $4.1 million, $3.9 million, and $3.5 million, respectively. The increase in total operating expense was partially offset by a reversal in the capital gains incentive fees of $0.3 million due to unrealized depreciation on the portfolio. The increase in interest expense was driven by an increase in average daily borrowings to $2.0 billion from $1.1 billion, coupled with an increase in the average interest rate to 8.3% from 8.1%, period over period. The increase in management fees was driven by growth in the net asset value of the portfolio period-over-period. The increase in incentive fees was due to higher pre-incentive fee net investment income. The increase in offering costs, professional fees, director’s fees and other general and administrative expenses was driven by an amendment to the Expense Deferral Agreement period over period.
For the nine months ended September 30, 2024 and 2023
Total operating expenses, increased by $85.0 million for the nine months ended September 30, 2024 due to an increase in interest expense, management fees, performance based incentive fees and other expenses of $48.0 million, $10.2 million, $11.3 million, and $16.0 million, respectively. The increase in total operating expenses was partially offset by a reversal in the capital gains incentive fees of $0.5 million due to unrealized depreciation on the portfolio. The increase in interest expenses was driven by an increase in average daily borrowings to $1.7 billion from $1.0 billion, coupled with an increase in the average interest rate to 8.4% from 8.0% period over period. The increase in management fees was driven by growth in the net asset value of the portfolio period-over-period. The increase in incentive fees was due to higher pre-incentive fee net investment income period-over-period. The increase in offering costs, professional fees, director’s fees and other general and administrative expenses was driven by an amendment to the Expense Deferral Agreement period over period.
Income Taxes, Including Excise Taxes
We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes at corporate rates.
Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.
For the three and nine months ended September 30, 2024, we recorded $0.2 million and $0.4 million of U.S. federal excise tax expenses, respectively. For the three and nine months ended September 30, 2023, we recorded $0.2 million and $0.2 million of U.S. federal excise tax, respectively.

Net Change in Unrealized Gains (Loss) on Investments
We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The table below presents the composition to the net change in unrealized gains (losses) for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Net change in unrealized gain (loss) on investments	$(2,989)	$10,355	$(3,714)	$15,228
Net change in translation of assets and liabilities in foreign currencies	33	65	(400)	73
Net Change in Unrealized Gain (Loss)	$(2,956)	$10,420	$(4,114)	$15,301
For the three months ended September 30, 2024 and 2023
The net change in unrealized gain (loss) was primarily driven by a reversal of a prior period unrealized gain that was realized during the period.
The tables below present the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Three Months Ended September 30, 2024	Portfolio Company	For the Three Months Ended September 30, 2023
($ in thousands)		($ in thousands)
Halo Parent Newco, LLC	$2,978	Remaining Portfolio Companies	$4,569
Five Star Lower Holding LLC	1,141	Halo Parent Newco, LLC	2,304
Ivanti Software, Inc.	692	Asurion, LLC	1,550
Level 3 Financing, Inc.	660	Minerva Holdco, Inc.	1,224
Bamboo US BidCo LLC	620	RealPage, Inc.	1,019
Remaining Portfolio Companies	(267)	SailPoint Technologies Holdings, Inc.	847
Covetrus, Inc.	(574)	Covetrus, Inc.	678
Color Intermediate, LLC (dba ClaimsXten)	(635)	Imprivata, Inc.	561
Activate Holdings (US) Corp. (dba Absolute Software)	(937)	Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)	(632)
Barracuda Networks, Inc.	(3,257)	Securiti, Inc.	(702)
Picard Holdco, Inc.	(3,410)	Picard Holdco, Inc.	(1,063)
Total	$(2,989)	Total	$10,355

For the nine months ended September 30, 2024 and 2023
The net change in unrealized gain (loss) was primarily driven by a reversal of a prior period unrealized gain that was realized during the period and a decrease in the fair value of our debt investments due to current market conditions, including credit spreads widening.
The tables below present the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Nine Months Ended September 30, 2024		For the Nine Months Ended September 30, 2023
($ in thousands)		($ in thousands)
Remaining Portfolio Companies	$4,521	Remaining Portfolio Companies	$9,460
Blackhawk Network Holdings, Inc.	2,089	Asurion, LLC	3,520
Crewline Buyer, Inc. (dba New Relic)	1,135	Minerva Holdco, Inc.	2,578
Bamboo US BidCo LLC	1,083	SailPoint Technologies Holdings, Inc.	1,645
Delta TopCo, Inc. (dba Infoblox, Inc.)	(1,011)	Fullsteam Operations, LLC	1,241
Covetrus, Inc.	(1,096)	RealPage, Inc.	1,226
Securonix, Inc.	(1,369)	Circana Group, L.P. (fka The NPD Group, L.P.)	1,182
Ivanti Software, Inc.	(1,431)	Delta TopCo, Inc. (dba Infoblox, Inc.)	1,135
RealPage, Inc.	(1,498)	Halo Parent Newco, LLC	(78)
Barracuda Networks, Inc.	(3,014)	Securonix, Inc.	(1,017)
Picard Holdco, Inc.	(3,123)	Picard Holdco, Inc.	(5,664)
Total	$(3,714)		$15,228
Net Realized Gains (Losses) on Investments
The table below presents the change to the realized gains and losses on fully exited portfolio companies, partially exited portfolio companies and foreign currency transactions during the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Net realized gain (loss) on investments	$2,829	$581	$2,829	$579
Net realized gain (loss) on foreign currency transactions	65	(56)	(339)	(132)
Net Realized Gain (Loss)	$2,894	$525	$2,490	$447

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.
We may from time to time enter into additional credit facilities, increase the size of our existing credit facilities, enter into additional debt securitization transactions. or issue additional debt securities. Additional financings could include SPV drop down facilities and unsecured notes. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%.
In addition, from time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means, including privately negotiated transactions, in each case dependent on market conditions, liquidity, contractual obligations, and other matters. The amounts involved in any such transactions, individually or in the aggregate, may be material. As of September 30, 2024 and December 31,

2023, our asset coverage ratio was 233.1% and 235.4%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitment we are required to fund. Our current target ratio is 0.90x-1.25x. As of September 30, 2024, our weighted average cost of debt was 8.6%.
As of September 30, 2024, cash, taken together with our available debt capacity is expected to be sufficient for our investing activities and to conduct our operations in the near term. Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash need will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future. As of September 30, 2024, we had $429.9 million available under our credit facilities.
As of September 30, 2024, we had $91.1 million in cash. For the nine months ended September 30, 2024, $1.6 billion in cash was used for operating activities, primarily as a result of funding portfolio investments of $2.2 billion offset by sell downs and repayments $0.5 billion of and other operating activity of $0.1 billion. Lastly, cash provided by financing activities was $1.6 billion during the period, which was the result of proceeds from gross borrowings on our credit facilities of $2.5 billion, partially offset by repayments on our credit facilities of $1.7 billion, and $1.1 billion of proceeds from issuance of common shares.
Net Assets
Share Issuances
In connection with our formation, we have the authority to issue 3,000,000,000 common shares, $0.01 per share par value, 1,000,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 1,000,000,000 of which are classified as Class I common shares. Pursuant to our Registration Statement on Form N-2 (File No. 333-260095), we registered $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock at an initial public offering price of $10.00 per share.
In certain cases, and subject to the Dealer Manager’s approval, the shares of holders of Class S or Class D shares may be converted or exchanged into an equivalent net asset value amount of Class I shares, including in situations where a shareholder exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering.
On September 30, 2021, we issued 100 common shares for $1,000 to OTCA, an affiliate of the Adviser.
On October 6, 2021, we received a subscription agreement totaling $50 million for the purchase of shares of our Class I common stock from entities affiliated with the Adviser. As of December 31, 2022, we had called all $50 million of the commitment pursuant to the subscription agreement and commenced our continuous public offering.
OTCA will not tender the Class I shares it purchased on September 30, 2021 for repurchase as long as our Adviser remains the investment adviser of the Company. There is no current intention for our Adviser to discontinue its role.
The tables below present transactions with respect to shares of our common stock for the following periods:

	For the Three Months Ended September 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,433,245	$98,959	73,826	$770	3,066,630	$31,981	12,573,701	$131,710
Shares/gross proceeds from the private placements	—	—	—	—	16,648,558	173,650	16,648,558	173,650
Reinvestment of distributions	723,371	7,545	9,394	98	2,042,927	21,304	2,775,692	28,947
Repurchased shares	(939,242)	(9,797)	(2,726)	(28)	(5,988,126)	(62,456)	(6,930,094)	(72,281)
Total shares/gross proceeds	9,217,374	96,707	80,494	840	15,769,989	164,479	25,067,857	262,026
Sales load	—	(580)	—	—	—	—	—	(580)
Total shares/net proceeds	9,217,374	$96,127	80,494	$840	15,769,989	$164,479	25,067,857	$261,446

	For the Nine Months Ended September 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	25,612,031	$268,485	148,020	$1,544	10,983,102	$114,596	36,743,153	$384,625
Shares/gross proceeds from the private placements	—	—	—	—	65,413,174	682,403	65,413,174	682,403
Share transfer between classes(1)	(794,705)	(8,267)	(1,310,646)	(13,605)	2,105,351	21,872	—	—
Reinvestment of distributions	1,806,374	18,833	34,399	357	5,156,590	53,760	6,997,363	72,950
Repurchased shares	(2,205,444)	(22,994)	(18,965)	(197)	(9,760,679)	(101,792)	(11,985,088)	(124,983)
Total shares/gross proceeds	24,418,256	256,057	(1,147,192)	(11,901)	73,897,538	770,839	97,168,602	1,014,995
Sales load	—	(1,381)	—	—	—	—	—	(1,381)
Total shares/net proceeds	24,418,256	$254,676	(1,147,192)	$(11,901)	73,897,538	$770,839	97,168,602	$1,013,614
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,094,620	$93,388	915,792	$9,326	2,063,566	$21,068	12,073,978	$123,782
Shares/gross proceeds from the private placements	—	—	—	—	16,766,571	171,110	16,766,571	171,110
Reinvestment of distributions	313,503	3,200	12,098	124	1,037,611	10,587	1,363,212	13,911
Repurchased shares	(56,519)	(581)	(5,090)	(52)	(3,802,783)	(39,093)	(3,864,392)	(39,726)
Total shares/gross proceeds	9,351,604	96,007	922,800	9,398	16,064,965	163,672	26,339,369	269,077
Sales load	—	(473)	—	—	—	—	—	(473)
Total shares/net proceeds	9,351,604	$95,534	922,800	$9,398	16,064,965	$163,672	26,339,369	$268,604

	For the Nine Months Ended September 30, 2023
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	23,327,176	$237,937	1,956,913	$19,857	7,187,490	$72,863	32,471,579	$330,657
Shares/gross proceeds from the private placements	—	—	—	—	33,159,561	337,258	33,159,561	337,258
Reinvestment of distributions	696,870	7,148	20,460	211	3,078,216	31,628	3,795,546	38,987
Repurchased shares	(292,344)	(2,970)	(10,016)	(102)	(9,329,962)	(95,069)	(9,632,322)	(98,141)
Total shares/gross proceeds	23,731,702	242,115	1,967,357	19,966	34,095,305	346,680	59,794,364	608,761
Sales load	—	(1,099)	—	—	—	—	—	(1,099)
Total shares/net proceeds	23,731,702	$241,016	1,967,357	$19,966	34,095,305	$346,680	59,794,364	$607,662

In accordance with our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.
The changes to our offering price per share since the commencement of our initial continuous public offering and associated effective dates of such changes were as follows:

For the Three and Nine Months Ended September 30, 2024
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2024	$10.38	$—	$10.38	$10.38	$—	$10.38	$10.38	$—	$10.38
February 1, 2024	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
March 1, 2024	$10.40	$—	$10.40	$10.40	$—	$10.40	$10.40	$—	$10.40
April 1, 2024	$10.44	$—	$10.44	$10.44	$—	$10.44	$10.44	$—	$10.44
May 1, 2024	$10.45	$—	$10.45	$10.45	$—	$10.45	$10.45	$—	$10.45
June 3, 2024	$10.47	$—	$10.47	$10.47	$—	$10.47	$10.47	$—	$10.47
July 1, 2024	$10.42	$—	$10.42	$10.42	$—	$10.42	$10.42	$—	$10.42
August 1, 2024	$10.43	$—	$10.43	$10.43	$—	$10.43	$10.43	$—	$10.43
September 3, 2024	$10.44	$—	$10.44	$10.44	$—	$10.44	$10.44	$—	$10.44
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

For the Three and Nine Months Ended September 30, 2023
	S			D			I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2023	$10.02	$—	$10.02	$10.02	$—	$10.02	$10.02	$—	$10.02
February 1, 2023	$10.17	$—	$10.17	$10.17	$—	$10.17	$10.17	$—	$10.17
March 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
April 3, 2023	$10.12	$—	$10.12	$10.12	$—	$10.12	$10.12	$—	$10.12
May 1, 2023	$10.15	$—	$10.15	$10.15	$—	$10.15	$10.15	$—	$10.15
June 1, 2023	$10.11	$—	$10.11	$10.11	$—	$10.11	$10.11	$—	$10.11
July 3, 2023	$10.14	$—	$10.14	$10.14	$—	$10.14	$10.14	$—	$10.14
August 1, 2023	$10.21	$—	$10.21	$10.21	$—	$10.21	$10.21	$—	$10.21
September 1, 2023	$10.26	$—	$10.26	$10.26	$—	$10.26	$10.26	$—	$10.26
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Distributions
Subject to our Board’s discretion, we intend to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.
The tables below present cash distributions per share that were declared for the following periods:

For the Three and Nine Months Ended September 30, 2024
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 20, 2023	January 31, 2024	February 23, 2024	$0.074775	$2,870	$92	$10,742
February 21, 2024	February 29, 2024	March 22, 2024	0.074775	3,035	95	11,459
February 21, 2024	March 29, 2024	April 23, 2024	0.074775	3,126	95	11,897
February 21, 2024	March 29, 2024	April 23, 2024	0.030000	1,394	39	4,773
February 21, 2024	April 30, 2024	May 22, 2024	0.074775	3,379	97	13,017
May 7, 2024	May 31, 2024	June 26, 2024	0.074775	3,579	97	13,714
May 7, 2024	June 28, 2024	July 24, 2024	0.074775	3,752	98	14,677
May 7, 2024	June 28, 2024	July 24, 2024	0.030000	1,671	40	5,889
May 7, 2024	July 31, 2024	August 22, 2024	0.074775	4,006	98	15,253
August 6, 2024	August 30, 2024	September 25, 2024	0.074775	4,245	103	15,741
August 6, 2024	September 30, 2024	October 24, 2024	0.074775	4,376	103	15,857
August 6, 2024	September 30, 2024	October 24, 2024	0.030000	1,948	43	6,362
		Total	$0.762975	$37,381	$1,000	$139,381
(1) On August 6, 2024, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before November 29, 2024 to shareholders of record as of October 31, 2024.
(2) Distributions per share are gross of shareholder servicing fees.
(3) Distribution amounts are presented net of shareholder servicing fees.

For the Three and Nine Months Ended September 30, 2023
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 22, 2022	January 31, 2023	February 24, 2023	$0.075000	$1,010	$19	$6,766
January 25, 2023	January 31, 2023	February 24, 2023	0.074775	909	19	6,746
February 21, 2023	February 28, 2023	March 23, 2023	0.074775	1,019	27	7,110
March 22, 2023	March 31, 2023	April 26, 2023	0.074775	1,137	38	7,193
April 25, 2023	April 30, 2023	May 23, 2023	0.074775	1,296	45	7,464
May 22, 2023	May 31, 2023	June 26, 2023	0.074775	1,441	53	7,737
June 23, 2023	June 30, 2023	July 26, 2023	0.074775	1,702	83	7,916
June 23, 2023	July 31, 2023	August 22, 2023	0.074775	1,878	119	8,364
August 8, 2023	August 31, 2023	September 26, 2023	0.074775	1,999	138	8,893
August 8, 2023	September 29, 2023	October 26, 2023	0.074775	2,333	151	9,116
		Total	$0.747975	$14,724	$692	$77,305
(1) Distributions per share are gross of shareholder servicing fees.
(2) Distribution amounts are net of shareholder servicing fees.

We have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of the Company's distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Nine Months Ended September 30, 2024
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.794608	$188,391	106.0%
Net realized gain (loss) on investments	0.010161	2,829	1.6%
Distributions in excess of net investment income/(undistributed net investment income)	(0.041794)	(13,458)	(7.6)%
Total	$0.762975	$177,762	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

	For the Nine Months Ended September 30, 2023
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.84015	$108,443	117.0%
Net realized gain (loss) on investments	0.00365	579	0.6%
Distributions in excess of net investment income/(undistributed net investment income)	(0.09583)	(16,301)	(17.6)%
Total	$0.74798	$92,721	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases
The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.
We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct periodic repurchase offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

The tables below present our share repurchase activity as of the following periods:

For the Three and Nine Months Ended, September 30, 2024
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 27, 2024	I	March 29, 2024	$13,250	$10.44	1,269,118
February 27, 2024	S	March 29, 2024	1,958	$10.44	187,558
May 23, 2024	I	June 28, 2024	26,086	$10.42	2,503,435
May 23, 2024	S	June 28, 2024	11,239	$10.42	1,078,644
May 23, 2024	D	June 28, 2024	169	$10.42	16,239
August 26, 2024	I	September 30, 2024	62,456	$10.43	5,988,126
August 26, 2024	S	September 30, 2024	9,797	$10.43	939,242
August 26, 2024	D	September 30, 2024	28	$10.43	2,726
Total			$124,983		11,985,088

For the Three and Nine Months Ended September 30, 2023
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 28, 2023	I	March 31, 2023	$35,173	$10.12	3,475,640
February 28, 2023	S	March 31, 2023	965	$10.12	95,317
May 25, 2023	I	June 30, 2023	20,802	$10.14	2,051,539
May 25, 2023	S	June 30, 2023	1,425	$10.14	140,508
May 25, 2023	D	June 30, 2023	50	$10.14	4,926
August 24, 2023	I	September 29, 2023	39,093	$10.28	3,802,783
August 24, 2023	S	September 29, 2023	581	$10.28	56,519
August 24, 2023	D	September 29, 2023	52	$10.28	5,090
Total			$98,141		9,632,322

Debt
Aggregate Borrowings
The tables below present our debt obligations as of the following periods:

	As of
	September 30, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$975,000	$717,860	$257,140	$(6,948)	$710,912
SPV Asset Facility I	750,000	445,000	20,398	(3,133)	441,867
SPV Asset Facility II	250,000	225,000	25,000	(1,955)	223,045
SPV Asset Facility III	550,000	200,000	127,315	(4,872)	195,128
Athena CLO III	270,000	270,000	—	(2,091)	267,909
Series 2023A Notes	100,000	100,000	—	(714)	99,286
Series 2023B-A Notes	100,000	100,000	—	(779)	99,221
Series 2023B-B Notes	75,000	75,000	—	(646)	74,354
Total Debt	$3,070,000	$2,132,860	$429,853	$(21,138)	$2,111,722
(1)The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

	As of
	December 31, 2023
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$875,000	$541,410	$333,590	$(7,772)	$533,638
SPV Asset Facility I	750,000	550,000	41,800	(4,043)	545,957
SPV Asset Facility II	250,000	—	158,797	(2,333)	(2,333)
Series 2023A Notes	100,000	100,000	—	(1,018)	98,982
Series 2023B-A Notes	100,000	100,000	—	(826)	99,174
Series 2023B-B Notes	75,000	75,000	—	(768)	74,232
Total Debt	$2,150,000	$1,366,410	$534,187	$(16,760)	$1,349,650
(1) The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2024	2023	2024	2023
Interest expense	$41,316	$22,286	$107,982	$61,350
Amortization of debt issuance costs	1,325	1,034	3,841	2,435
Total Interest Expense	$42,641	$23,320	$111,823	$63,785

Average interest rate(1)	8.3%	8.1%	8.4%	8.0%
Average daily outstanding borrowings(1)	$1,982,117	$1,090,906	$1,704,523	$1,015,131
(1) Averages are calculated based on annualized amounts.

The table below presents information about our senior securities as of the following periods:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Revolving Credit Facility
September 30, 2024 (Unaudited)	$717.9	2,330.5	—	N/A
December 31, 2023	$541.4	2,353.7	—	N/A
December 31, 2022	$415.2	1,958.8	—	N/A
December 31, 2021	$—	—	—	N/A
SPV Asset Facility I
September 30, 2024 (Unaudited)	$445.0	2,330.5	—	N/A
December 31, 2023	$550.0	2,353.7	—	N/A
December 31, 2022	$614.0	1,958.8	—	N/A
December 31, 2021	$—	—	—	N/A
SPV Asset Facility II
September 30, 2024 (Unaudited)	$225.0	2,330.5	—	N/A
December 31, 2023	$—	2,353.7	—	N/A
SPV Asset Facility III
September 30, 2024 (Unaudited)	$200.0	2,330.5	—	N/A
Athena CLO III
September 30, 2024 (Unaudited)	$270.0	2,330.5	—	N/A
Series 2023A Notes
September 30, 2024 (Unaudited)	$100.0	2,330.5	—	N/A
December 31, 2023	$100.0	2,353.7	—	N/A
Series 2023B-A Notes
September 30, 2024 (Unaudited)	$100.0	2,330.5	—	N/A
December 31, 2023	$100.0	2,353.7	—	N/A
Series 2023B-B Notes
September 30, 2024 (Unaudited)	$75.0	2,330.5	—	N/A
December 31, 2023	$75.0	2,353.7	—	N/A
Promissory Note(5)
December 31, 2021	$—	—	—	N/A
(1) Total amount of each class of senior securities outstanding at the end of the period presented.
(2) Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3) The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it.
The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4) Not applicable because the senior securities are not registered for public trading.
(5) The promissory note was terminated in June 2022.

Revolving Credit Facility
On May 2, 2022, we entered into a Senior Secured Credit Agreement (the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include us, as Borrower, the lenders from time to time parties thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. On October 23, 2023 (the “Revolving Credit Facility First Amendment Date”), the parties to the Revolving Credit Facility entered into an amendment to, among other things, extend the availability period and maturity date, convert a portion of the existing revolver availability into term loan availability and reduce the credit adjustment spread for US dollar denominated term SOFR loans to 0.10% for all tenors. On June 24, 2024 (the “Revolving Credit Facility Second Amendment Date”), the parties to the Revolving Credit Facility entered into an amendment, to among other things, replace the interest rate benchmark for Loans denominated in Canadian Dollars from CDOR to CORRA, which includes a credit adjustment spread of 0.29547% for one-month tenor Loans and 0.32138% for three-month tenor Loans. The following describes the terms of the Revolving Credit Facility as modified through August 9, 2024.
The Revolving Credit Facility is guaranteed by certain of our subsidiaries in existence as of the Revolving Credit Facility Second Amendment Date, and will be guaranteed by certain subsidiaries of ours that are formed or acquired by us thereafter (collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
As of August 9, 2024, the Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $975.0 million, which is comprised of (a) a term loan in an initial amount of $125.0 million, and (b) subject to availability under the borrowing base, which is based on our portfolio investments and other outstanding indebtedness, a revolving credit facility in an initial amount of up to is $850.0 million (the revolving credit facility increased from $750.0 million to $850.0 million on August 9, 2024). The amount available for borrowing under the revolving credit facility commitments of the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by the Company of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by us and each Guarantor, subject to certain exceptions.
As of August 9, 2024, the availability period with respect to the revolving credit facility under the Revolving Credit Facility will terminate on October 22, 2027 (the “Commitment Termination Date”) and the Revolving Credit Facility will mature on October 23, 2028 (the “Maturity Date”). During the period from the Commitment Termination Date to the Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
We may borrow amounts in U.S. dollars or certain other permitted currencies. As of August 9, 2024, amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars will bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus a margin of 2.00% per annum or (ii) the alternative base rate plus a margin of 1.00% per annum. With respect to loans denominated in U.S dollars, we may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at our option, subject to certain conditions. As of August 9, 2024, amounts drawn under the Revolving Credit Facility with respect to the commitments in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 2.00% per annum. As of August 9, 2024, we will also pay a fee of 0.375% on daily undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of us and our subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00, measured at any time.
SPV Asset Facilities
SPV Asset Facility I
On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of ours entered into a Credit Agreement( the “SPV Asset Facility I” among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. The following describes the terms of the SPV Asset Facility I as amended through July 31, 2023 (the “SPV Asset Facility I Amendment Date”).
Following the SPV Asset Facility I Amendment Date, from time to time, we expect to sell and contribute certain investments to Tech Income Funding I pursuant to a Sale and Contribution Agreement by and between us and Tech Income Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility I will be used to finance the origination and acquisition of eligible assets by Tech Income Funding I, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Tech Income Funding I through our ownership of Tech Income Funding I. The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.

The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period of up to three years after the SPV Asset Facility I Closing Date. Unless otherwise terminated, the SPV Asset Facility I will mature on May 6, 2027 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period of up to three years after the SPV Asset Facility I Closing Date, subject to certain conditions) and the excess interest may be returned to the Company, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.
Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.75% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.
The SPV Asset Facility I contains customary covenants, including certain maintenance covenants, and events of default. The SPV Asset Facility I will be secured by a perfected first priority security interest in the assets of Tech Income Funding I and on any payments received by Tech Income Funding I in respect of those assets. Assets pledged to the SPV Asset Facility I Lenders will not be available to pay our debts.
Borrowings of Tech Income Funding I LLC are considered our borrowing for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility II
On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of ours, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, us, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “Lenders”) and the group agents from time to time parties thereto. On April 8, 2024 (the “SPV Asset Facility II First Amendment Date”), the parties to the SPV Asset Facility II entered into an amendment in order to change the benchmark for amounts drawn in Canadian dollars from CDOR to Daily Compounded CORRA plus an adjustment of 0.2846%. The following describes the terms of the SPV Asset Facility II amended through the SPV Asset Facility II First Amendment Date.
From time to time, we expect to sell and contribute certain investments to Tech Income Funding II pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility II Closing Date, by and between us and Tech Income Funding II. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility II will be used to finance the origination and acquisition of eligible assets by Tech Income Funding II, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Tech Income Funding II through its ownership of Tech Income Funding II. The maximum principal amount of the SPV Asset Facility II is $250.0 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Closing Date (the “SPV Asset Facility II Reinvestment Period”) unless the SPV Asset Facility II Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the SPV Asset Facility II Reinvestment Period (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility II Stated Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to Daily Compounded CORRA, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” is 3.05%. Tech Income Funding II will also pay the Administrative Agent certain fees (and reimburse certain expenses) in connection with its role.

From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates. The SPV Asset Facility II contains customary covenants, including certain maintenance covenants and customary events of default. The SPV Asset Facility II is secured by a perfected first priority security interest in the assets of Tech Income Funding II and on any payments received by Tech Income Funding II in respect of those assets. Assets pledged to the lenders under the SPV Asset Facility II will not be available to pay our debts.
Borrowings of Tech Income Funding II are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility III
On January 9, 2024 (the “SPV Asset Facility III Closing Date”), Tech Income Funding III LLC (“Tech Income Funding III”), a Delaware limited liability company and a newly formed subsidiary of ours entered into a Credit Agreement (the “SPV Asset Facility III”), with Tech Income Funding III, as borrower, Société Générale, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator and custodian, Alter Domus (US) LLC, as document custodian, and the lenders party thereto.
From time to time, we expect to sell and contribute certain investments to Tech Income Funding III pursuant to a Sale and Contribution Agreement, dated as of the SPV Asset Facility III Closing Date, by and between us and Tech Income Funding III. No gain or loss will be recognized as a result of the contribution. Proceeds from the SPV Asset Facility III will be used to finance the origination and acquisition of eligible assets by Tech Income Funding III, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired by Tech Income Funding III through its ownership of Tech Income Funding III. The initial maximum principal amount which may be borrowed under the SPV Asset Facility III is $550.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding III’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility III provides for the ability to draw term loans and to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to two years after the SPV Asset Facility III Closing Date. Unless otherwise terminated, the SPV Asset Facility III will mature on January 9, 2034 (the “SPV Asset Facility III Stated Maturity”). Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Tech Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Tech Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The SPV Asset Facility III may be permanently reduced, in whole or in part, at the option of Tech Income Funding III subject to payment of a premium for a period of one year.
Amounts drawn bear interest at a reference rate (initially SOFR) plus a spread of 3.05%, and the aggregate term commitment and revolving commitment are subject to a minimum utilization amount. The undrawn amount of the aggregate term commitment and revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.25% per annum for the first three months, and 0.50% per annum thereafter; provided that after twelve months, if the drawn amount is less than or equal to 67.5% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 67.5% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 1.50% per annum. Certain additional fees are payable to Société Générale as administrative agent.
The SPV Asset Facility III contains customary covenants, including certain maintenance covenants, and events of default. The SPV Asset Facility III is secured by a perfected first priority security interest in the assets of Tech Income Funding III and on any payments received by Tech Income Funding III in respect of those assets. Assets pledged to the lenders will not be available to pay our debts.
Borrowings of Tech Income Funding III are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
Debt Securitization Transactions
Athena CLO III
On May 22, 2024 (the “Athena CLO III Closing Date”), we completed a $450.0 million term debt securitization transaction (the “Athena CLO III Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by us. The secured notes and preferred shares issued in the Athena CLO III Transaction were issued by our consolidated subsidiary Athena CLO III, LLC, a limited liability company organized under the laws of the State of Delaware (the “Athena CLO III Issuer”) and are backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the Athena CLO III Issuer.
The Athena CLO III Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Indenture”), by and among the Athena CLO III Issuer and State Street Bank and Trust Company: (i) $220.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 2.15%, (ii) $5 million of AAA(sf) Class A-2 Notes, which bear interest at 6.619%, (iii) $22.5 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.75% and (iv) $22.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.50% (together, the “Athena CLO III Secured Notes”). The Athena CLO III Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the Athena CLO III Issuer. The Athena CLO III Secured Notes are scheduled to mature on April 20, 2036. The Athena CLO III Secured Notes were privately placed by Goldman Sachs & Co. LLC as Placement Agent.
Concurrently with the issuance of the Athena CLO III Secured Notes, the Athena CLO III Issuer issued approximately $180.0 million of subordinated securities in the form of 179,950 preferred shares at an issue price of U.S.$1,000 per share (the “Athena CLO III Preferred Shares”). The Athena CLO III Preferred Shares were issued by the Athena CLO III Issuer as part of its issued share capital and are not secured by the collateral securing the Athena CLO III Secured Notes. We purchased all of the Athena CLO III Preferred Shares. We act as retention holder in connection with the Athena CLO III Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Athena CLO III Preferred Shares.
As part of the Athena CLO III Transaction, we entered into a loan sale agreement with the Athena CLO III Issuer dated as of the Athena CLO III Closing Date (the “Athena CLO III OTIC Loan Sale Agreement”), which provided for the contribution of approximately $223.7 million funded par amount of middle-market loans from us to the Athena CLO III Issuer on the Athena CLO III Closing Date and for future sales from us to the Athena CLO III Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Athena CLO III Secured Notes. The remainder of the initial portfolio assets securing the Athena CLO III Secured Notes consisted of approximately $197.9 million funded par amount of middle-market loans purchased by the Athena CLO III Issuer from Tech Income Funding I LLC, a wholly-owned subsidiary of ours, under an additional loan sale agreement executed on the Athena CLO III Closing Date between the Athena CLO III Issuer and Tech Income Funding I LLC (the “Athena CLO III Tech Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. We and Tech Income Funding I each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.
Through April 20, 2028, a portion of the proceeds received by the Athena CLO III Issuer from the loans securing the Athena CLO III Secured Notes may be used by the Athena CLO III Issuer to purchase additional middle-market loans under the direction of the Adviser, our investment advisor, in its capacity as collateral manager for the Athena CLO III Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The Athena CLO III Secured Notes are the secured obligation of the Athena CLO III Issuer, and the Athena CLO III Indenture includes customary covenants and events of default. The Athena CLO III Secured Notes have not been registered under the Securities Act, or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.
The Adviser will serve as collateral manager for the Athena CLO III Issuer under a collateral management agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Collateral Management Agreement”). The Adviser is entitled to receive fees for providing these services. The Adviser has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated November 30, 2021, between the Adviser and us will be offset by the amount of the collateral management fee attributable to the Athena CLO III Issuer’s equity or notes owned by us.
Unsecured Notes
Series 2023A Notes
On July 6, 2023, we entered into a Master Note Purchase Agreement (the “Series 2023A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.
Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.
The Series 2023A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing.

In the event that a Secured Debt Ratio Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.
Series 2023B-A Notes
On December 6, 2023, we entered into a Master Note Purchase Agreement (the “Series 2023B-A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche A, due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-A Note Purchase Agreement) plus 4.75% (475 basis points) (the “Series 2023B-A Notes”), to qualified institutional investors in a private placement. The Series 2023B-A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.
Interest on the Series 2023B-A Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-A Notes may be redeemed in whole or in part at any time or from time to time at our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023B-A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-A Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.
The Series 2023B-A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.

Series 2023B-B Notes
On December 20, 2023, we entered into a Note Purchase Agreement (the “Series 2023B-B Note Purchase Agreement”) governing the issuance of $75.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche B, due January 15, 2027, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-B Note Purchase Agreement) plus 4.45% (445 basis points) (the “Series 2023B-B Notes”), to qualified institutional investors in a private placement. The Series 2023B-B Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.
Interest on the Series 2023B-B Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-B Notes may be redeemed in whole or in part at any time or from time to time at the our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023B-B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-B Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.

The Series 2023B-B Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-B Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.

Off-Balance Sheet Arrangements

Portfolio Company Commitments
From time to time, we may enter into commitments to fund investments. We had the following outstanding commitments to fund investments in current portfolio companies as of the following periods:

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
($ in thousands)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	$3,011	$2,408
Aerosmith Bidco Limited (dba Audiotonix)	First lien senior secured multi-draw term loan	7,006	—
Aerosmith Bidco Limited (dba Audiotonix)	First lien senior secured multi-draw term loan	15,231	—
Aerosmith Bidco Limited (dba Audiotonix)	First lien senior secured multi-currency revolving loan	9,220	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	5,509	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	3,443	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	4,010	—
AlphaSense, Inc.	First lien senior secured delayed draw term loan	4,064	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	3,112	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	—	762
Amerilife Holdings LLC	First lien senior secured delayed draw term loan	—	3,820
AmeriLife Holdings LLC	First lien senior secured revolving loan	2,273	2,273
Anaplan, Inc.	First lien senior secured revolving loan	6,481	6,481
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6,550	10,587
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	2,688	—
Appfire Technologies, LLC	First lien senior secured revolving loan	1,633	1,260
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	3,970	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	2,913	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	2,703	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	537	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	1,393	—
Associations, Inc.	First lien senior secured revolving loan	4,115	—
Associations, Inc.	First lien senior secured delayed draw term loan	5,136	—
Aurelia Netherlands Midco 2 B.V.	First lien senior secured EUR term loan	—	14,005
Aurelia Netherlands Midco 2 B.V.	First lien senior secured NOK term loan	—	14,656
Aurelia Netherlands Midco 2 B.V.	First lien senior secured EUR revolving loan	—	1,556
Avalara, Inc.	First lien senior secured revolving loan	2,273	2,273
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured delayed draw term loan	6,413	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	2,850	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	1,594	2,866
Bamboo US BidCo LLC	First lien senior secured revolving loan	4,103	4,103
BTRS Holdings Inc.. (dba Billtrust)	First lien senior secured delayed draw term loan	25	100
BTRS Holdings Inc.. (dba Billtrust)	First lien senior secured revolving loan	154	185
Certinia, Inc.	First lien senior secured revolving loan	5,882	5,882
Community Brands ParentCo, LLC	First lien senior secured delayed draw term loan	—	750
Community Brands ParentCo, LLC	First lien senior secured revolving loan	—	375
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	22,991	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	70	70

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
Coupa Holdings, LLC	First lien senior secured revolving loan	54	54
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	3,806	—
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	2,239	—
Cresset Capital Management, LLC	First lien senior secured revolving loan	1,119	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	9,434	9,434
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	2,912	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	7,280	—
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	91	91
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	430	344
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	2,557	—
Entrata, Inc.	First lien senior secured revolving loan	3,941	3,941
Faraday Buyer, LLC (dba MacLean Power Systems)	First lien senior secured delayed draw term loan	1,896	1,896
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2,164	—
Finastra USA, Inc.	First lien senior secured revolving loan	3,364	4,608
Forescout Technologies, Inc.	First lien senior secured revolving loan	176	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	10	145
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	7	93
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	370	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	93	—
Fullsteam Operations, LLC	First lien senior secured revolving loan	37	37
Galway Borrower LLC	First lien senior secured delayed draw term loan	6,217	—
Galway Borrower LLC	First lien senior secured revolving loan	578	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	2,391	—
GI Ranger Intermediate, LLC (dba Rectangle Health)	First lien senior secred delayed draw term loan	—	7,600
Granicus, Inc.	First lien senior secured revolving loan	1,645	—
Hyland Software, Inc.	First lien senior secured revolving loan	1,919	1,919
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1,957	—
Iconic IMO Merger Sub, Inc.	First lien senior secured delayed draw term loan	—	3,127
Iconic IMO Merger Sub, Inc.	First lien senior secured revolving loan	2,482	2,382
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured delayed draw term loan	4,485	4,485
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	2,050	3,203
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	1,780	12,716
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	5,934	5,934
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	—	4,567
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	10,278	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	—	1,135
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	3,152	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	897	757
Invoalon Holdings, Inc.	First lien senior secured delayed draw term loan	—	1,350
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	3,986	7,429
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	1,324	—
Kaseya Inc.	First lien senior secured delayed draw term loan	3,013	3,803

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
Kaseya Inc.	First lien senior secured revolving loan	3,038	3,038
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	5,141	4,112
Litera Bidco LLC	First lien senior secured delayed draw term loan	5,994	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	4,709	—
Litera Bidco LLC	First lien senior secured revolving loan	2,680	—
LSI Financing 1 DAC	Series 6 Notes	2,455	—
LSI Financing 1 DAC	Series 5 Notes	96	—
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	5,806	5,806
ManTech International Corporation	First lien senior secured delayed draw term loan	6,698	6,698
ManTech International Corporation	First lien senior secured revolving loan	5,590	5,590
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	1,695	791
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured delayed draw term loan	9,006	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	5,540	—
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2,846	—
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	4,268	—
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	4,118	4,118
Omnia Partners, LLC	First lien senior secured delayed draw term loan	—	172
OneOncology, LLC	First lien senior secured delayed draw term loan	3,679	—
OneOncology, LLC	First lien senior secured delayed draw term loan	—	5,357
OneOncology, LLC	First lien senior secured revolving loan	2,857	2,857
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	534	534
Pacific BidCo Inc.	First lien senior secured delayed draw term loan	—	954
PDI TA Holdings, Inc.	First lien senior secured delayed draw term loan	3,057	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	1,345	—
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	2,471	—
PetVet Care Centers, LLC	First lien senior secured delayed draw term loan	5,120	5,120
PetVet Care Centers, LLC	First lien senior secured revolving loan	5,373	5,373
Phantom Purchaser, Inc.	First lien senior secured revolving loan	1,140	—
Ping Identity Holding Corp.	First lien senior secured revolving loan	3,481	2,182
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	252	4,412
Plasma Buyer LLC (dba PathGroup)	First lien senior secured revolving loan	832	1,260
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	8,248	—
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	10,824	—
Pye-Barker Fire & Safety, LLC	First lien senior secured revolving loan	3,750	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	6,725	—
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	5,888	—
Relativity ODA LLC	First lien senior secured revolving loan	3,854	—
Rubrik, Inc.	First lien senior secured delayed draw term loan	1,171	5,876
SailPoint Technologies Holdings, Inc.	First lien senior secured revolving loan	10,896	10,896
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	7,734	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	7,734	—
Securonix, Inc.	First lien senior secured revolving loan	3,479	3,559

		As of
Portfolio Company	Investment	September 30, 2024	December 31, 2023
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	871	917
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured EUR delayed draw term loan	110	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured delayed draw term loan	483	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	10,364	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	8,061	—
SimpliSafe Holding Corporation	First lien senor secured delayed draw term loan	—	5,658
Smarsh Inc.	First lien senior secured delayed draw term loan	3,333	3,333
Smarsh Inc.	First lien senior secured revolving loan	267	267
Talon MidCo 2 Limited	First lien senior secured delayed draw term loan	—	145
Talon MidCo 2 Limited	First lien senior secured revolving loan	1,369	1,369
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	1,071	1,071
Troon Golf, LLC	First lien senior secured delayed draw term loan	3,124	—
Troon Golf, LLC	First lien senior secured revolving loan	1,562	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	2,016	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	8,845	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	2,658	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	1,038	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured loan	33,745	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured delayed draw term loan	2,911	—
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	5,823	—
XRL 1 LLC (dba XOMA)	First lien senior secured delayed draw term loan	350	350
Zendesk, Inc.	First lien senior secured delayed draw term loan	14,633	14,633
Zendesk, Inc.	First lien senior secured revolving loan	6,026	6,026
Total Unfunded Portfolio Company Commitments		$516,205	$267,936
We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we consider any outstanding unfunded portfolio company commitments we are required to fund within the 150% asset coverage limitation. As of September 30, 2024, we believed we had adequate financial resources to satisfy the unfunded portfolio company commitments.
Warehouse Facility with Macquarie
On March 21, 2022, the Board approved that we may enter into multiple purchase agreements with Macquarie US Trading LLC and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, we had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) we received a minimum of $450.0 million of subscriptions; and (b) the Board approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”). The Warehouse Investments consisted of newly originated, privately negotiated senior secured term loans to middle-market companies consistent with our investment strategy.
Prior to such time as we satisfied the Warehouse Conditions, our obligations under the purchase agreements were guaranteed by an affiliate of our Adviser. On May 10, 2022, conditions under the purchase agreement with Macquarie were met and we were obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment.
As of June 8, 2022, we settled the 4 warehouse investments that the Financing Providers purchased having an aggregate cost of $127.0 million. As of September 30, 2024, there were no purchase agreements outstanding with the Financing Providers.

Organizational and Offering Costs
The table below presents the total amount of organization and offering costs, inclusive of organization and offering costs deferred under the expense deferral agreement, incurred by the Adviser and its affiliates since inception and charged to us as of the following dates:

	As of
	September 30, 2024	December 31, 2023
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$4,761	$4,586
Organizational and Offering Costs charged to the Company	$2,842	$205

Under the Investment Advisory Agreement, there will be no liability on the Company’s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.

Organizational and Offering Costs
The table below presents the total amount of organization and offering costs incurred by the Adviser and its affiliates and charged to us for the following periods:

	For the Three Months Ended September 30, 2024	For the Nine Months Ended September 30, 2024	For the period from June 2022, 2021 to September 30, 2023
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$24	$175	$4,586
Organizational and Offering Costs charged to the Company	$592	$2,637	$—

Other Commitments and Contingencies
From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of September 30, 2024, management was not aware of any pending or threatened litigation.
Expense Deferral Agreement
Our Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. We will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions.
The table below presents the total amount of expenses incurred by the Adviser on our behalf and as of the following periods:

	As of
	September 30, 2024	December 31, 2023
($ in thousands)
Expenses incurred by the Adviser	$7,679	$7,679
Organizational and Offering Costs incurred by the Adviser	4,299	4,299
Total Expenses incurred by the Adviser	$11,978	$11,978
The first installment became an obligation of ours on December 1, 2023, when we reached $1.75 billion in Net Subscriptions received from the sale of our common shares, and each of the seventeen remaining installments will become an obligation of ours for each $75.0 million in Net Subscriptions received from the sale of our common shares thereafter.
The table below presents the amounts, the number of installments and the amount we became obligated to reimburse the Adviser for the following periods:

	For the Three Months Ended September 30, 2024	For the Nine Months Ended September 30, 2024
($ in thousands)
Number of installments met by the Company	3	13

Expenses reimbursed to the Adviser	$1,428	$6,189
Organizational and Offering Costs reimbursed to the Adviser	568	2,462
Total Expense reimbursed to the Adviser	$1,996	$8,651
As of September 30, 2024 and December 31, 2023, the total remaining expenses under the expense deferral agreement were $2.7 million and $11.3 million, respectively, which represents the equivalent of four and seventeen remaining installments, respectively. As of September 30, 2024, Net Subscriptions received from the sale of our common shares were $2.8 billion. See Note 3 “Agreements and Related Party Transactions.”

Contractual Obligations
The table below presents a summary of our contractual payment obligations under our credit facilities as of September 30, 2024:

	Payments Due by Period
($ in thousands)	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Revolving Credit Facility	$717,860	$—	$—	$717,860	$—
SPV Asset Facility I	445,000	—	445,000		—
SPV Asset Facility II	225,000	—	—	225,000	—
SPV Asset Facility III	200,000	—	—	—	200,000
Athena CLO III	270,000	—	—	—	270,000
Series 2023A Notes	100,000	—	100,000	—	—
Series 2023B-A Notes	100,000	—	—	100,000	—
Series 2023B-B Notes	75,000	—	75,000	—	—
Total Contractual Obligations	$2,132,860	$—	$620,000	$1,042,860	$470,000

Related Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the following:
•the Investment Advisory Agreement;
•the Administration Agreement;
•the Expense Support Agreement;
•the Expense Deferral Agreement;
•the Dealer Manager Agreement; and
•the License Agreement.
In addition to the aforementioned agreements, we, rely on exemptive relief that has been granted to OCA and certain of its affiliates to permit us to co-invest with other funds managed by the Adviser and its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.
We invest in Credit SLF and LSI Financing, which are non-controlled affiliated investments, as defined in the 1940 Act. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” and "ITEM 1 - Notes to Consolidated Financial Statements – Note 4. Investments – Blue Owl Credit SLF LLC" for further details. Additional information about Credit SLF is also included in Exhibit 99.1 to this report.

Critical Accounting Policies
The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors as described in Form 10-K for the fiscal year ended December 31, 2023 in “ITEM 1A. - RISK FACTORS.”
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets held by us for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, independent third-party valuation firm(s) engaged at the direction of our Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Board considers whether the pricing indicated by the external event corroborates its valuation.
Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
We conduct this valuation process on a quarterly basis.
We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by us are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. We do not currently use derivatives. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We currently qualify as a “limited derivatives user” and expect to continue to do so. We have adopted a derivatives policy that complies with the recordkeeping requirements of Rule 18f-4.

Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes amortization and accretion of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest or dividends represent accrued interest or dividends that are added to the principal amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a certain liquidation event. Discounts to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Distributions
We have elected to be treated for U.S. federal income tax purposes, and qualify annually thereafter, as a RIC under Subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must distribute (or be deemed to distribute) in each taxable year distributions for tax purposes equal to at least the sum of:
•90% of our investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and
•90% of our net tax-exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) for such taxable year.
As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.
We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:
•98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;
•98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and
•100% of any income or gains recognized, but not distributed, in preceding years.
While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.
We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.
To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.
With respect to distributions we have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
Income Taxes
We have elected to be treated as a BDC under the 1940 Act. We have also elected to be treated as a RIC under the Code beginning with the taxable year ending December 31, 2021, and continue to qualify for tax treatment as a RIC. So long as we maintain our tax treatment as a RIC, we generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we generally must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii)

98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.
We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2023. As applicable, our prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.
Recent Developments
Tech Income Funding II Amendment
On October 10, 2024, Tech Income Funding II, entered into Amendment No. 2 SPV Asset Facility II, in order to, among other things, (i) increase the financing limit under SPV Asset Facility II from $250.0 million to $500.0 million, (ii) replace Alter Domus as collateral custodian with State Street, (iii) extend the end of the reinvestment period from May 31, 2026 to October 10, 2027, (iv) extend the final maturity date from May 31, 2028 to October 10, 2029 and (v) change the applicable margin from 3.05% to a range of 1.60% to 2.35%, depending on collateral.
Revolving Credit Facility Amendment
On October 21, 2024, parties to the Revolving Credit Facility entered into the Third Amendment to the Revolving Credit Facility, in order to, among other things, (i) extend the revolver availability period from November 2027 to October 2028, (ii) extend the scheduled maturity date from November 2028 to October 2029, (iii) increase the total facility amount from $975.0 million to $1.00 billion, (iv) reduce the unused fee from 0.375% to 0.350% on all unused commitments, (v) reduce the applicable margin (a) with respect to amounts drawn under the Revolving Credit Facility in U.S. dollars bearing interest at the alternative base rate, from 1.00% to 0.875% per annum, (b) with respect to amounts drawn under the Revolving Credit Facility in U.S. dollars bearing interest at term SOFR, from 2.00% to 1.875% per annum, and (c) with respect to amounts drawn under the Revolving Credit Facility in other permitted currencies, from 2.00% to 1.875% per annum and (vi) resets the minimum shareholders’ equity test.
Tech Income Funding I Amendment
On October 24, 2024, Tech Income Funding I, entered into Amendment No. 2 to the SPV Asset Facility I, in order to, among other things, (i) replace Alter Domus with State Street Bank as the collateral custodian, (ii) extend the reinvestment period through May 6, 2027 and the maturity date to May 6, 2029, (iii) reduce the spread from 2.75% to 2.40%, (iv) amend the definition of minimum spread payment and (v) added the BSL rebate to be paid to Tech Income Funding I. The Amendment also amended the definition of value adjustment event.

Distribution
On November 5, 2024, our Board declared a distribution of $0.074775 per share, payable on or before December 31, 2024 to the shareholders of record as of November 29, 2024, a distribution of $0.074775 per share, payable on or before January 31, 2025 to the shareholders of record as of December 31, 2024, a distribution of $0.074775 per share, payable on or before February 28, 2025 to the shareholders of record as of January 31, 2025 and a special distribution of $0.030000 per share, payable on or before January 31, 2025 to the shareholders of record as of December 31, 2024.
Equity Raise Proceeds
As of November 7, 2024, the Company has issued approximately 66.8 million shares of its Class S common stock, approximately 228.4 million shares of its Class I common stock and approximately 2.8 million shares of its Class D common stock and has raised total gross proceeds of approximately $688.1 million, $2.3 billion, and $28.1 million, respectively, including seed capital of $1,000 contributed by its Adviser in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser. In addition, the Company has received $63.6 million in subscription payments which the Company accepted on November 5, 2024, which are pending the Company’s determination of the net asset value per share applicable to such purchase.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.
We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk and inflation risk.
Valuation Risk
We primarily invest in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of independent third-party valuation firm(s) engaged at the direction of the Adviser, as the valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.
Credit Risk
We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of September 30, 2024 and December 31, 2023, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.
Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income. In a low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.
As of September 30, 2024, 99.0% of our debt investments based on fair value were floating rates and the majority of our debt investments have a floor of 0.8%. Additionally, the weighted average reference rate floor, based on fair value, of our debt investments was 0.7% and the majority of our debt investments have a floor of 0.8%. The Revolving Credit Facility, the SPV Asset Facility I, the SPV Asset Facility II, and the Series 2023B Notes bear interest at variable interest rates with no interest rate floor. Athena CLO III bears interest at fixed and variable rates.
Based on our Consolidated Statements of Assets and Liabilities as of September 30, 2024, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure:

($ in thousands)	Interest Income	Interest Expense	Net Income(1)
Up 300 basis points	$142,574	$60,836	$81,738
Up 200 basis points	$95,049	$40,557	$54,492
Up 100 basis points	$47,525	$20,279	$27,246
Down 100 basis points	$(47,525)	$(20,279)	$(27,246)
Down 200 basis points	$(95,049)	$(40,557)	$(54,492)
Down 300 basis points	$(142,461)	$(60,836)	$(81,625)
(1) Excludes the impact of income based fees
We may hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates.

Currency Risk
From time to time, we may make investments that are denominated in a foreign currency, borrow in certain foreign currencies under our credit facilities or issue notes in certain foreign currencies. These investments, borrowings and issuances are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may utilize instruments such as, but not limited to, forward contracts or cross currency swaps to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates. Instead of entering into a foreign currency forward contract in connection with loans or other investments denominated in a foreign currency, we may borrow in that currency to establish a natural hedge against our loan, issuance or investment. To the extent the loan, issuance or investment is based on a floating rate other than a rate under which we can borrow under our credit facilities, we may utilize interest rate derivatives to hedge our exposure to changes in the associated rate.
Inflation Risk
Inflation is likely to continue in the near to medium-term, particularly in the United States, with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect our portfolio companies’ profit margins.
Item 4. Controls and Procedures
(a)Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
(b) Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal controls over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION
Item 1. Legal Proceedings.
We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.
Item 1A. Risk Factors.
In addition to other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which could materially affect our business, financial condition, and/or operating results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC. In order to satisfy the reinvestment portion of our dividends for the nine months ended September 30, 2024, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class
1/25/2024	12/31/2023	182,486	$10.38	S
1/25/2024	12/31/2023	8,880	$10.38	D
1/25/2024	12/31/2023	527,822	$10.38	I
2/23/2024	1/31/2024	147,744	$10.39	S
2/23/2024	1/31/2024	2,724	$10.39	D
2/23/2024	1/31/2024	431,438	$10.39	I
3/22/2024	2/29/2024	156,846	$10.40	S
3/22/2024	2/29/2024	2,924	$10.40	D
3/22/2024	2/29/2024	462,711	$10.40	I
4/23/2024	3/29/2024	234,130	$10.44	S
4/23/2024	3/29/2024	4,137	$10.44	D
4/23/2024	3/29/2024	661,047	$10.44	I
5/22/2024	4/30/2024	173,316	$10.45	S
5/22/2024	4/30/2024	3,147	$10.45	D
5/22/2024	4/30/2024	502,260	$10.45	I
6/26/2024	5/31/2024	188,481	$10.47	S
6/26/2024	5/31/2024	3,193	$10.47	D
6/26/2024	5/31/2024	528,385	$10.47	I
7/24/2024	6/28/2024	287,494	$10.42	S
7/24/2024	6/28/2024	3,862	$10.42	D
7/24/2024	6/28/2024	816,690	$10.42	I
8/22/2024	7/31/2024	212,209	$10.43	S
8/22/2024	7/31/2024	2,756	$10.43	D
8/22/2024	7/31/2024	604,247	$10.43	I
9/25/2024	8/30/2024	223,669	$10.44	S
9/25/2024	8/30/2024	2,777	$10.44	D
9/25/2024	8/30/2024	621,988	$10.44	I
We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.
Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The purpose of the offers to repurchase is to provide shareholders with the potential for a measure of liquidity since there is otherwise no public market for shares of our common stock.
We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 28, 2023	I	March 31, 2023	$35,173	$10.12	3,475,640
February 28, 2023	S	March 31, 2023	$965	$10.12	95,317
May 25, 2023	I	June 30, 2023	$20,802	$10.14	2,051,539
May 25, 2023	S	June 30, 2023	$1,425	$10.14	140,508
May 25, 2023	D	June 30, 2023	$50	$10.14	4,926
August 24, 2023	I	September 29, 2023	$39,093	$10.28	3,802,783
August 24, 2023	S	September 29, 2023	$581	$10.28	56,519
August 24, 2023	D	September 29, 2023	$52	$10.28	5,090
February 27, 2024	I	March 29, 2024	$13,250	$10.44	1,269,118
February 27, 2024	S	March 29, 2024	$1,958	$10.44	187,558
May 23, 2024	I	June 28, 2024	$26,086	$10.42	2,503,435
May 23, 2024	S	June 28, 2024	$11,239	$10.42	1,078,644
May 23, 2024	D	June 28, 2024	$169	$10.42	16,239
August 26, 2024	I	September 30, 2024	$62,456	$10.43	5,988,126
August 26, 2024	S	September 30, 2024	$9,797	$10.43	939,242
August 26, 2024	D	September 30, 2024	$28	$10.43	2,726

Item 3. Defaults Upon Senior Disclosures.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information

Rule 10b5-1 Trading Plans
During the fiscal quarter ended September 30, 2024, none of the Company’s directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Appointment of Officer

On November 5, 2024, our Board appointed Jonathan Lamm to serve as our Chief Financial Officer and Chief Operating Officer effective as of November 11, 2024. The roles of Chief Financial Officer and Chief Operating Officer were previously held by Bryan Cole who serves as the Head of Operations for Blue Owl Capital Inc., an affiliate of our Adviser.

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits
3.1	Third Articles of Amendment and Restatement, dated June 24, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 26, 2024).
3.2	Third Amended and Restated Bylaws, dated November 6, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on November 9, 2023).
21.1*	List of Subsidiaries
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1*	Supplemental Financial Information (unaudited) as of and for the period ended September 30, 2024.
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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* Filed herewith.
** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Date: November 7, 2024	By:	/s/ Craig W. Packer
Craig W. Packer Chief Executive Officer

Blue Owl Technology Income Corp.

Date: November 7, 2024	By:	/s/ Bryan Cole
Bryan Cole Chief Financial Officer and Chief Operating Officer